Exhibit 2(a)











	STOCK AND CONVERTIBLE NOTE PURCHASE AGREEMENT


	dated as of February 11, 2000


	among


	NEWCHECK CORPORATION
d/b/a Productivity Solutions, Inc.

	and


	THE PURCHASERS NAMED HEREIN

	TABLE OF CONTENTS                                     	Page

I.  DEFINITIONS	                                          1

II.  THE PURCHASE AND SALE OF SECURITIES	                11

	2.1.  Purchase of Convertible Preferred Stock	          11
	2.2.  Purchase of Note	                                 12
	2.3.  Closing	                                          12

III.  PURCHASERS' REPRESENTATIONS	                       12

	3.1.  Investment Intention	                             12
	3.2.  Accredited Investor	                              13
	3.3.  Existence	                                        13
	3.4.  Power; Authorization;Enforceable Obligations	     13
	3.5   Stock Ownership	                                  14

IV.  COMPANY'S REPRESENTATIONS AND WARRANTIES	           14

	4.1.  Authorized and Outstanding Shares of Capital
       Stock	                                            14
	4.2.  Authorization and Issuance of Convertible
       Preferred Stock and Convertible Notes	            15
	4.3.  Securities Laws	                                  16
	4.4.  Corporate Existence; Compliance with Law	         16
	4.5.  Subsidiaries	                                     17
	4.6.  Corporate Power; Authorization; Enforceable
       Obligations	                                      17
	4.7.  Financial Statements	                             18
	4.8.  Ownership of Property	                            18
	4.9.  Material Contracts; Indebtedness	                 19
	4.10. Environmental Protection	                         20
	4.11. Labor Matters	                                    21
	4.12. Other Ventures	                                   22
	4.13. Taxes	                                            22
	4.14. No Litigation	                                    22
	4.15. Brokers	                                          22
	4.16. Employment and Labor Agreements	                  23
	4.17. Patents, Trademarks, Copyrights and Licenses	     23
	4.18. No Material Adverse Effect	                       23
	4.19. ERISA	                                            23
	4.20. Registration Under Exchange Act; Registra-
       tion Rights	                                      26
	4.21. Ordinary Course of Business	                      26
	4.22. Insurance	                                        26
	4.23. Accounts Receivable	                              26
	4.24. Minute Books	                                     27
	4.25. Year 2000 Compliance	                             27
	4.26. Full Disclosure	                                  27
	4.27. Economic Terms	                                   27

V.  COVENANTS		                                          27

	5.1.  Affirmative and Financial Covenants	              27
		(a)	Books and Records	                                 28
		(b)	Financial and Business Information	                28
		(c)	Tax Compliance	                                    30
		(d)	Insurance	                                         30
		(e)	Employee Plans	                                    30
		(f)	Compliance with Law	                               31
		(g)	Maintenance of Existence and Conduct
      of Business	                                       31
		(h)	Access	                                            31
		(i)	Exchange of Stock Certificates	                    30
		(j)	Lost, Stolen, Destroyed or Mutilated
      Stock Certificates	                                31
		(k)	Confidential Information	                          32
	5.2.  Additional Affirmative Covenants	                 32
	5.3.  Negative Covenants	                               32
		(a)	Permitted Acquisitions or Investments	             32
		(b)	Sales of Assets; Liquidation	                      33
		(c)	Agreements	                                        33
		(d)	Employee Loans	                                    33
		(e)	Capital Stock	                                     33
		(f)	Senior Stock	                                      33
		(g)	Transactions with Affiliates	                      33
		(h)	Indebtedness	                                      34
		(i)	Restricted Payments	                               34
		(j)	Mergers and Subsidiaries	                          34
		(k)	Management Compensation	                           34
		(l)	Amendments to Certificate of
      Incorporation and By-Laws	                         34
	5.4.  Additional Negative Covenants	                    35

VI.  CONDITIONS PRECEDENT	                               35

	6.1.  Conditions Precedent	                             35
	6.2.  Additional Conditions	                            37

VII.  SECURITIES LAW MATTERS	                            37

	7.1.  Legends	                                          37

VIII.  INDEMNIFICATION	                                  37

IX.  MISCELLANEOUS	                                      37

	9.1.  Notices	                                          38
	9.2.  Binding Effect; Benefits	                         39
	9.3.  Complete Agreement	                               39
	9.4.  Consents; Further Action	                         40
	9.4.  Successors and Assigns; Assignability	            41
	9.5.  Remedies	                                         41
	9.6.  Section and Other Headings	                       41

	9.7.  Severability	                                     41
	9.8.  Counterparts	                                     41
	9.9.  Publicity	                                        42
	9.10.  Non-Solicitation	                                42
	9.11.  Governing Law; Jury Waiver	                      42
	9.12.  Consent Fees	                                    42

Schedules

Schedule 2.1	    -	 Purchasers
Schedule 2.1(a)	 -  1999 Securities
Schedule 3.5	    -  Stock Ownership
Schedule 4.1	    -	 Stock and Warrants
Schedule 4.5	    -	 Subsidiaries
Schedule 4.7	    -	 Financial Statements; Other Obligations
Schedule 4.8	    -	 Ownership and Properties
Schedule 4.9	    -	 Material Contracts and Indebtedness
Schedule 4.10	   -	 Environmental Matters
Schedule 4.12	   -	 Other Ventures
Schedule 4.13	   -	 Taxes
Schedule 4.14	   -	 Litigation
Schedule 4.15	   -	 Brokers
Schedule 4.16	   -	 Employment Contracts
Schedule 4.17	   -	 Patents, Trademarks, Etc.
Schedule 4.18	   -	 Material Adverse Effect
Schedule 4.19	   -	 ERISA
Schedule 4.20	   -	 Registration Rights
Schedule 4.22	   -	 Insurance
Schedule 9.1	    -	 Purchasers' Addresses


Exhibits

Exhibit A-1	Form of ERS Convertible Note
Exhibit A-2	Form of  AG Convertible Note
Exhibit B		 Form of Senior Preferred Certificate of
            Designation
Exhibit C		 Form of Amended and Restated Certificate of
				        Incorporation
Exhibit D		 Form of Management Agreement
Exhibit E		 Form of Registration Rights Agreement
Exhibit F		 Form of Securityholders Agreement
Exhibit G		 Form of Amended  Series B Terms, Preferences,
				        Rights and Limitations
Exhibit H		 Form of Opinion of Company Counsel

STOCK AND CONVERTIBLE NOTE PURCHASE AGREEMENT

	STOCK AND CONVERTIBLE NOTE PURCHASE AGREEMENT dated as of February 11, 2000 among NewCheck Corporation d/b/a/ Productivity Solutions, Inc., a Delaware corporation having an office at 8400 Baymeadows Way, Suite 12, Jacksonville, Florida 32256 (hereinafter referred to as the "Company"), Electronic Retailing Systems International, Inc., a Delaware corporation having an office at 488 Main Avenue, Norwalk, Connecticut 06851 (hereinafter referred to as "ERS"), and the other purchasers named on the signature pages hereto (together with ERS hereinafter referred to herein as the "Purchasers" and each individually, as a "Purchaser").

	W I T N E S S E T H :

	WHEREAS, the Company has agreed to issue and sell to ERS, and ERS has agreed to acquire from the Company, upon the terms and conditions hereinafter provided, $4,550,000, in original principal amount of the Company's 8% Convertible Note in the form of Exhibit A-1 annexed hereto (hereinafter referred to as the "ERS Convertible Note"); the Company has agreed to issue and sell to AG Checkout LLC (hereinafter referred to as "AG"), and AG has agreed to acquire from the Company, upon the terms and conditions hereinafter provided, $700,000 in original principal amount of the Company's 8% Convertible Note in the form of Exhibit A-1 annexed hereto (hereinafter referred to as the "AG Convertible Note"); and the Company has agreed to issue and sell to the Purchasers, and the Purchasers have agreed to purchase from the Company, upon the terms and conditions hereinafter provided, an aggregate of 1,072,659 shares of the Company's Series C Convertible Preferred Stock, $.0001 par value, the terms, preferences and limitations of which are set forth in Exhibit B annexed hereto (hereinafter referred to as the "Senior Preferred Stock"); and

	WHEREAS, the Purchasers include: (i) the holders of a majority of the record and beneficial holders of the outstanding shares of the Company's Series A Convertible Preferred Stock, $.0001 par value (hereinafter referred to as "Series A Preferred Stock"); and (ii) the Required Holders (as set forth in the 1998 Purchase Agreement [as hereinafter defined]);

	NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

SECTION I

DEFINITIONS

	Unless otherwise defined herein, the following terms shall have the respective meanings set forth below (such meanings being equally applicable to both the singular and plural form of the terms defined):

	(i)	"Affiliate" shall mean, with respect to any Person,
(i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Voting Securities of such Person,
(ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person,
(iii) each of such Person's officers, directors, joint venturers and partners, (iv) any trust or beneficiary of a trust of which such Person is the sole trustee or (v) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of such Person (or any trust for the benefit of such Person). For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of Voting Securities, by contract or otherwise.

	(ii)	"AG Convertible Note" shall have the meaning set forth
in the recitals hereto.

	(iii)	"Amended and Restated Certificate of
Incorporation" shall mean the Fifth Amended and Restated
Certificate of Incorporation of the Company, as may from time to time be amended, in the form of Exhibit C annexed hereto.

	(iv)	"Balance Sheet" shall have the meaning set forth in
Section 4.7(a) hereof.

	(v)	"Board of Directors" shall have the meaning set forth
in Section 5.3(a) hereof.

	(vi)	"Business Day" shall mean any day that is not a
Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

	(vii)	"Capital Expenditures" shall include software
development costs and all payments for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

	(viii)	"Capital Lease" shall mean, with respect to any
Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as a capital lease in a note to such balance sheet, other than, in the case of the Company or a Subsidiary of the Company, any such lease under which the Company or such Subsidiary is the lessor and any lease pursuant to a bona-fide financing arrangement for equipment where the Company is the lessee.

	(ix)	"Capital Lease Obligation" shall mean, with respect to
any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

	(x)	"Charges" shall mean all federal, state, county, city,
municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments, charges, Liens, claims or encumbrances upon or relating to (i) the Company's or any of its Subsidiaries' employees, payroll, income or gross receipts, (ii) the Company's or any of its Subsidiaries' ownership or use of any of its assets, or (iii) any other aspect of the Company's or any of the Subsidiaries' business.

	(xi)	"Closing" shall have the meaning set forth in Section
2.3 hereof.

	(xii)	"Closing Date" shall have the meaning set forth
in Section 2.3 hereof.

	(xiii)	"COBRA" shall have the meaning set forth in
Section 4.19(m) hereof.

	(xiv)	"Common Stock" shall mean the common stock,
$.0001 par value, of the Company.

	(xv)	"Compensation" shall mean, with respect to any Person,
all payments and accruals commonly considered to be compensation, including, without limitation, all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payments in respect of stock option or phantom stock option or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, made to or accrued for the account of such Person or otherwise for the direct or indirect benefit of such Person.

	(xvi)	"Convertible Notes" shall mean the ERS
Convertible Note and the AG Convertible Note (which, individually, shall be referred to herein as a "Convertible
Note").

(xvii) "Convertible Preferred Stock" shall mean the
Senior Preferred Stock and the Series B Preferred Stock.

(xviii) "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or

(xix) supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment, relative to the applicable Real Estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.
Section 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal
Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.) ("OSHA"); and the Safe Drinking

Water Act, as amended (42 U.S.C. Section 300f et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

	(xix)	"Environmental Liabilities and Costs" shall mean
all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any Person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Spill or the presence of a hazardous substance or threatened Spill of any Hazardous Substance.

	(xx)	"ERISA" shall mean the Employee Retirement Income
Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

	(xxi)"ERISA Affiliate" shall mean, with respect to the Company, any trade or business (whether or not incorporated) under common control with the Company and which, together with the Company, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC, excluding the Purchasers and each other Person which would not be an ERISA Affiliate if the Purchasers did not own any issued and outstanding shares of Stock of the Company.

	(xxii) "ERS Convertible Note" shall have the meaning set forth in the recitals hereto.

	(xxiii) "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended, and all rules and regulations promulgated thereunder.

	(xxiv) "Facility" shall have the meaning set forth under
Section 4.10.

(xxv) "Financials" shall mean the financial statements referred to in Section 4.7(a) hereof.

	(xxvi) "Fiscal Year" shall mean the twelve month period ending December 31. Subsequent changes of the fiscal year of the Company shall not change the term "Fiscal Year," unless the Required Holders shall consent in writing to such changes.

	(xxvii)	"GAAP" shall mean generally accepted accounting
principles in the United States of America as in effect from time to time.

	(xxviii) "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

	(xxix) "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, (hereinafter referred to as "primary obligations") of any other Person (hereinafter referred to as the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor,
(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

	(xxx) "Hazardous Substance" shall have the meaning set forth under Section 4.10.

	(xxxi) "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all Capital Lease Obligations, (iv) all Guaranteed Indebtedness, (v) all Indebtedness referred to in clause (i), (ii), (iii) or (iv) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (vi) all liabilities under Title IV of ERISA.

	(xxxii) "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

	(xxxiii) "IRS" shall mean the Internal Revenue Service, or any successor thereto.

	(xxxiv) "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

	(xxxv) "LRM" shall mean the labor resource management product line of the Company.

	(xxxvi) "Major Holders" shall have the meaning set forth in Section 5.1(b).

	(xxxvii) "Management Agreement" shall mean that certain management agreement, dated as of the Closing Date hereof, between the Company and ERS in the form of Exhibit D annexed hereto, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

	(xxxviii) "Manager" shall have the meaning set forth in
Section 5.3(a) hereof.

	(xxxix) "Material Adverse Effect" shall mean material adverse effect on the business, assets, operations, prospects or financial condition of the Company and its Subsidiaries, if any, taken as a whole.

	(xl) "Material Contracts" means (i) all of the Company's and its Subsidiaries' contracts, agreements, leases or other instruments (written or oral) to which the Company or any of its Subsidiaries is a party or by which the Company, its Subsidiaries or its assets or properties are or may be bound, which involve payments by or to the Company or its Subsidiaries of more than $100,000 or which extend for a term of more than a year from the date hereof, (ii) all of the Company's and its Subsidiaries' loan agreements, bank lines of credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, factoring agreements, leases, conditional sales contracts, letters of credit or other debt instruments, (iii) all material operating or Capital Leases for equipment to which the Company or any of its Subsidiaries is a party, (iv) all non-competition and similar agreements to which the Company is a party, (v) all contracts for the employment of any officer or employee, (vi) all consulting agreements, (vii) any guarantees by the Company or any of its Subsidiaries, (viii) all distributor and sales agency agreements and (ix) all other material contracts not made in the ordinary course of business.

(xli) "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which the Company, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

	(xlii) "1994 Rights Agreement" shall mean the Rights
Agreement dated as of June 30, 1994 entered into by the Company and the holders of the Series A Preferred Stock.

	(xliii)   "1998 Purchase Agreement" shall mean the Purchase
Agreement dated May 13, 1998 entered into by the Company and the holders of the Series B Preferred Stock.

	(xliv) "1998 Registration Rights Agreement" shall mean the agreement dated May 13, 1998 entered into by the Company and the holders of the Series B Preferred Stock.

	(xlv) "1999 Notes" shall mean all right, title and interest in and to the notes issued by the Company to the Purchasers identified on Schedule 2.1(a) pursuant to the commitment dated September 29, 1999 among the Company and such Purchasers, in the principal amounts as are set forth on
Schedule 2.1(a) opposite each such Purchaser's name, which have an aggregate outstanding principal amount of $3,262,917 plus interest accrued and unpaid thereon.

	(xlvi) "1999 Securities" shall mean the 1999 Notes and the 1999 Warrants.

	(xlvii)   "1999 Warrants" shall mean all right, title and
interest in and to the Company's warrants issued by the Company to the Purchasers identified on Schedule 2.1(a) pursuant to the commitment dated September 29, 1999 among the Company and such Purchasers, in such number as are set forth on Schedule 2.1(a) opposite each such Purchaser's name, covering an aggregate of 38,387,259 shares of Common Stock.

	(xlviii)   "Original Securityholder Agreement" shall mean
the Stockholders Agreement dated May 13, 1998 entered into by the Company and the holders of the Series B Preferred Stock.

	(xlix) "Participation Event" shall have the meaning set forth in the Senior Preferred Certificate of Designation.

	(l) "Patents" shall have the meaning set forth under
Section 4.17.

	(li)  "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any successor thereto.

	(lii) "Pension Plan" shall have the meaning set forth in Section 4.19(a) hereof.

	(liii) "Permitted Indebtedness" means, with respect to the Company, (i) taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement;
(ii) obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (iv) public or statutory obligations of the Company or any of its Subsidiaries; (v) all deferred taxes and (vi) all unfunded pension fund and other employee benefit plan obligations and liabilities but only to the extent permitted to remain unfunded under applicable law.

	(liv) "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

	(lv)   "Plan" shall have the meaning set forth in Section
4.19(a) hereof.

	(lvi) "Qualified Public Offering" has the meaning assigned to it in the Senior Preferred Certificate of Designation.

	(lvii) "Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement among the Company, the Purchasers and the other parties signatory thereto, in the form of Exhibit E annexed hereto, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

	(lviii) "Required Holders" shall mean: (i) Persons who, in the aggregate, hold Convertible Preferred Stock (or a Convertible Note), or Common Stock into which the Convertible Preferred Stock (including Convertible Preferred Stock issuable or issued upon conversion of the Convertible Notes) has been converted representing at least 66.67% of the total number of shares of Common Stock into which the Convertible Preferred
Stock that has been issued is convertible (determined prior to a Participation Event) or has been converted, including in such calculation shares issuable or issued upon conversion of the Convertible Notes and excluding in such calculation shares issuable upon conversion of Convertible Preferred Stock acquired by the Company; and (ii) the holder of the ERS Convertible Note.

	(lix) "Restricted Payment" shall mean (i) the declaration of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of the Company's Stock or (ii) any payment on account of the purchase, redemption or other retirement of the Company's Stock or any other payment or distribution made in respect of any Stock of the Company, either directly or indirectly.

	(lx) "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

	(lxi) "SEC" shall mean the U.S. Securities and Exchange
Commission, or any successor thereto.

	(lxii)  "Securities Act" shall mean the Securities Act of
1933, as amended, and all rules and regulations promulgated thereunder.

	(lxiii) "Securityholders Agreement" shall mean the Amended and Restated Securityholders Agreement among the Company, the Purchasers and the other parties signatory thereto, in the form of Exhibit F annexed hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

	(lxiv) "Senior Preferred Certificate of Designation" shall mean the Certificate of Designation of the Senior Preferred
Stock in the form of Exhibit B annexed hereto.

	(lxv) "Senior Preferred Stock" shall have the meaning set forth in the recitals hereto.

	(lxvi) "Series A Preferred Stock" shall have the meaning set forth in the recitals hereto.

	(lxvii) "Series B Terms, Preferences, Rights and
Limitations" shall mean the Amended Terms, Preferences, Rights and Limitations of the Series B Preferred Stock in the form of Exhibit G annexed hereto.

	(lxviii)  "Series B1 Preferred Stock" shall mean the
Company's Series B1 Convertible Preferred Stock, $.0001 par value.

	(lxix) "Series B2 Preferred Stock" shall mean the Company's Series B2 Convertible Preferred Stock, $.0001 par value.

	(lxx) "Series B Preferred Stock" shall mean the Series B1
Preferred Stock and the Series B2 Preferred Stock.

	(lxxi) "Spill" shall have the meaning set forth in Section
4.10.

	(lxxii) "Stock" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

	(lxxiii) "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Voting Securities is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and
(b) any partnership or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

	(lxxiv) "System" shall have the meaning set forth in
Section 4.25 hereof.

	(lxxv) "Taxes" shall mean any and all taxes, charges, fees, levies, duties, liabilities, impositions or other assessments, including, without limitation, income, gross receipts, profits, excise, real or personal property, environmental, recapture, sales, use, value-added, withholding, social security, retirement, employment, unemployment, occupation, service, license, net worth, payroll, franchise, gains, stamp, transfer and recording taxes, fees and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof
(including a United States possession)), whether computed on separate, consolidated, unitary, combined or any other basis;
and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other Person with respect to Taxes of such other Person (including pursuant to Treas. Reg.
Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity. "Tax Return" shall mean any report, return, document, declaration or other information of filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

	(lxxvi) "Transaction Documents" shall mean this Agreement, the Convertible Notes, the Senior Preferred Certificate of
Designation, the Series B Terms, Preferences, Rights and
Limitations, the Amended and Restated Certificate of
Incorporation, the Management Agreement, each warrant certificate to be delivered pursuant to the Management
Agreement, the Securityholders Agreement and the Registration
Rights Agreement.

	(lxxvii) "Voting Securities" shall mean all classes of capital stock or other interests in equity (excluding debt securities convertible into equity) of the subject referenced then outstanding and normally entitled to vote in the election of directors, managers or trustees thereof.

	(lxxviii) "Welfare Plan" shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate.

		References to this "Agreement" shall mean this Purchase Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

		Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words
"herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the

Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

SECTION II

THE PURCHASE AND SALE OF SECURITIES

	2.1	Purchase of Convertible Preferred Stock.  (a) Subject
to the terms and conditions set forth in this Agreement, each Purchaser, severally and not jointly, agrees to subscribe for and purchase from the Company, and the Company agrees to issue and sell to each Purchaser, on the Closing Date, that number of shares of Senior Preferred Stock set forth opposite such Purchaser's name on Schedule 2.1 hereto.

(b) The aggregate consideration for the aggregate number of shares of Senior Preferred Stock subscribed for by all Purchasers is $4,696,236, in cash (subject to the matters set forth under Section 4.27), plus, in the case of those certain Purchasers holding 1999 Securities as set forth on Schedule 2.1(a), the permanent waiver and elimination of any and all obligations of the Company under all 1999 Securities and the cancellation thereof (to which such Purchasers hereby agree, effective at Closing); the specific amount of such aggregate consideration attributable to each Purchaser to be as set forth opposite such Purchaser's name on Schedule 2.1 (to which shall be applied the principal amount of such Purchaser's 1999 Notes as set forth opposite such Purchaser's name on Schedule 2.1(a) hereto).

	2.2	Purchase of Convertible Notes.  Subject to the terms
and conditions set forth in this Agreement, on the Closing Date:
(a) ERS agrees to purchase the ERS Convertible Note from the Company, and the Company agrees to issue the ERS Convertible
Note to ERS; and (b) AG agrees to purchase the AG Convertible
Note from the Company, and the Company agrees to issue the AG Convertible Note to AG. The aggregate consideration for the ERS Convertible Note from ERS is $4,550,000, in cash and the aggregate consideration for the AG Convertible Note from AG is $700,000, in cash.

	2.3	Closing.  (a)  The closing of the purchase and sale of
the Senior Preferred Stock and the Convertible Notes (herein referred to as the "Closing") shall take place within five
Business Days after the satisfaction or waiver of the conditions set forth in Article VI hereof (other than conditions to be satisfied by execution and delivery of documents and certificates required to be dated the Closing Date); or such date and time as shall be mutually agreed to by the parties hereto (herein referred to as the "Closing Date") at the offices of Krugman & Kailes LLP, Park 80 West - Plaza Two, Saddle Brook,
New Jersey 07663, or such other place as shall be mutually agreed to by the parties hereto.

(b) On the Closing Date, the Company shall transmit for delivery to each Purchaser certificates representing the Senior Preferred Stock to be purchased by such Purchaser, registered in such names and in such denominations as such Purchaser requests, against delivery by such Purchaser of the consideration therefor by wire transfer of funds on the Closing Date to the account of the Company (or in the case of any Purchaser holding 1999 Securities, by delivery to the Company of such 1999 Securities for cancellation; or as otherwise contemplated under Section 4.27). On the Closing Date: (i) the Company will execute and deliver the ERS Convertible Note to ERS, dated the Closing Date, against delivery by ERS of the consideration therefor by wire transfer of funds on the Closing Date to the account of the Company; and (ii) the Company will execute and deliver the AG Convertible Note to AG, dated the Closing Date, against delivery by AG of the consideration therefor by wire transfer of funds on the Closing Date to the account of the Company. Any and all 1999 Securities not delivered to the Company on the Closing Date as aforesaid shall be deemed cancelled by the Company, and all obligations of the Company thereunder deemed permanently waived, and the records of the Company modified accordingly.

SECTION III

PURCHASERS' REPRESENTATIONS

	Each Purchaser, severally and not jointly, makes the following representations and warranties, as to itself only, to the Company, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

	3.1.	Investment Intention.  Such Purchaser is purchasing
its Senior Preferred Stock or Convertible Note for its own account, for investment purposes and not with a view to the distribution thereof in violation of the Securities Act. Such Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Senior Preferred Stock or Convertible Notes (or solicit any offers to buy, purchase, or otherwise acquire any of the Senior Preferred Stock or Convertible Notes), except in compliance with the Securities Act.

	3.2.	Accredited Investor.  Such Purchaser is an "accredited
investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment. Such Purchaser has read and is familiar with the Transaction Documents. All documents, records, and other information pertaining to the Company that such Purchaser has requested have been made available or delivered to such Purchaser or the Person or Persons acting on such Purchaser's behalf. Such Purchaser has had an adequate opportunity to ask questions of and receive answers from the Company and its officers concerning the terms and conditions of this investment, to inspect and copy all material documents relating to the Company including, but not being limited to, the Company's Amended and Restated Certificate of Incorporation, as amended, and Bylaws, respectively, and to obtain any additional information that is necessary to verify the accuracy of the information such Purchaser has received.

	3.3.	Existence.  Such Purchaser is a natural person or
corporation, partnership, limited liability company, or other legal entity, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

	3.4.	Power; Authorization; Enforceable Obligations.  The
execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to be executed by it: (i) are within such Purchaser's power (corporate or otherwise); (ii) have been duly authorized by all necessary action (corporate or otherwise); (iii) where applicable, are not in contravention of any provision of such Purchaser's certificate of incorporation, by-laws or other organizational documents; and (iv) does not violate any law or regulation, or any order or decree of any court or governmental instrumentality binding on such Purchaser. This Agreement and the other Transaction Documents to which such Purchaser is a party have each been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

	3.5.	Stock Ownership. Such Purchaser owns, beneficially and
of record, the Stock of the Company set forth opposite the name of such Purchaser in Schedule 3.5, free and clear of any Lien
(other than the Original Securityholders Agreement or any Transaction Document or as otherwise identified in writing to the Company). Such Purchaser does not have any Affiliate that owns, beneficially or of record, any Stock of the Company
(except for those Affiliates expressly designated as such on said schedule).

SECTION IV

COMPANY'S REPRESENTATIONS AND WARRANTIES

	The Company makes the following representations and warranties to each Purchaser, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

	4.1. 	Authorized and Outstanding Shares of Capital Stock.
(a) After giving effect to the Closing, the authorized capital stock of the Company shall consist of 100,000,000 shares of Common Stock, of which 30,769 shares will be issued and outstanding, 200,000 shares of Series A Preferred Stock, of which 12,138 shares will be issued and outstanding, 300,000 shares of Series B1 Preferred Stock, of which 113,838 shares will be issued and outstanding, 500,000 shares of Series B2 Preferred Stock, of which 205,842 shares will be issued and outstanding, and 3,500,000 shares of Senior Preferred Stock, of which 1,072,659 shares will be issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and non-assessable. Schedule 4.1 hereto contains a complete and correct list of all stockholders of the Company and the number of shares owned by each. Except as set forth on Schedule 4.1,
(i) there is no existing option, warrant, call, commitment or other agreement to which the Company is a party requiring, and there are no convertible securities of the Company outstanding which upon conversion would require, the issuance of any additional shares of Stock of the Company or other securities convertible into shares of equity securities of the Company, and
(ii) there are no agreements to which the Company is a party or, to the knowledge of the Company, to which any stockholder or warrant holder of the Company is a party, with respect to the voting or transfer of the Stock of the Company or with respect to any other aspect of the Company's affairs, other than the Transaction Documents, the 1994 Rights Agreement or the Original Securityholders Agreement. Except as set forth on Schedule 4.1, there are no stockholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of Stock by the Company, other than pursuant to the 1994 Rights Agreement, the Original Securityholders Agreement or the Transaction Documents. True and correct copies of the certificate of incorporation and by-laws of the Company have been delivered to the Purchasers.

(b) After giving effect to the consummation of the transactions to be consummated hereunder, no event shall have occurred prior to the date hereof (other than the reverse stock split of the Common Stock effected pursuant to the Amended and Restated Certificate of Incorporation) which, subsequent to the date hereof, will cause any adjustment in any conversion or exercise price or ratio with respect to any Stock of the Company pursuant to any anti-dilution provisions thereunder nor, as a result of any such event, will the number of shares of Stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment. No such conversion or exercise price or ratio shall be subject to adjustment as a consequence of the transactions contemplated by the Transaction Documents, nor, as a consequence of such consummation, shall the numbers of shares of Stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment.

	4.2.	Authorization and Issuance of Senior Preferred Stock
and Convertible Notes.  The issuance of the Senior Preferred
Stock (including, without limitation, the Senior Preferred Stock issuable upon conversion of the Convertible Notes), and the

Convertible Notes, have been duly authorized by all necessary corporate action on the part of the Company and, upon delivery to the Purchasers of certificates for the Senior Preferred Stock against payment in accordance with the terms hereof, the Senior Preferred Stock shall be validly issued and fully paid and non-assessable, free and clear of all pledges, liens, encumbrances and preemptive rights, except as provided in the Transaction Documents. The issuance of shares of Common Stock upon conversion of the Senior Preferred Stock (including, without limitation, the Senior Preferred Stock issuable upon conversion of the Convertible Notes) has been duly authorized by all necessary corporate action on the part of the Company and, when issued upon conversion of the Senior Preferred Stock (including, without limitation, the Senior Preferred Stock issuable upon conversion of the Convertible Notes), such Common Stock shall be validly issued and fully paid and non-assessable. The Company has duly reserved a sufficient number of shares of Common Stock for issuance pursuant to the terms of the Senior Preferred Stock, and a sufficient number of shares of Senior Preferred Stock for issuance pursuant to the terms of the Convertible Notes.

	4.3.	Securities Laws.  In reliance on the investment
representations contained in Section 3.1 and Section 3.2, the offer, issuance, sale and delivery of the Senior Preferred Stock and the Convertible Notes, as provided in this Agreement, and of the Senior Preferred Stock, as provided in the Convertible Notes, and of the Common Stock, as provided in the Senior Preferred Certificate of Designation, are exempt from the registration requirements of the Securities Act and all applicable state securities laws. Neither the Company nor any Person authorized to act on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Senior Preferred Stock (including, without limitation, the Senior Preferred Stock issuable upon conversion of the Convertible Notes) and the Convertible Notes, and the issuance of Common Stock under the Senior Preferred Certificate of Designation under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of the Senior Preferred Stock (including, without limitation, the Senior Preferred Stock issuable upon conversion of the Convertible Notes) and the Convertible Notes to the registration requirements of Section 5 of the Securities Act.

	4.4.	Corporate Existence; Compliance with Law.  (a) The
Company and each of its Subsidiaries, if any: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (in the case of the Company) and as set forth on Schedule 4.5 (in the case of its Subsidiaries); (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect);
(iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now being conducted;
(iv) has, or has timely applied for, all material franchises, licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for the ownership, operation and conduct of the Company's business as now being conducted and all such franchises, licenses, permits, consents and governmental and other approvals are in full force and effect, there has been no default or breach thereunder, and there is no pending or threatened proceeding under which any may be revoked, terminated or suspended; (v) is in compliance with its certificate or articles of incorporation and by-laws; and (vi) is in compliance with all applicable provisions of law, except for such non-compliance which would not have a Material Adverse Effect.

(b)	The Company is not, and is not directly or indirectly
controlled by or acting on behalf of any party which is, an "investment company" within the meaning of the Investment Company
Act of 1940, as amended.

	4.5.	Subsidiaries.  There currently exist no Subsidiaries
of the Company.

	4.6.	Corporate Power; Authorization; Enforceable
Obligations. The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and all instruments and documents to be delivered by the Company, the issuance and sale of the Senior Preferred Stock and the Convertible Notes and the consummation of the other transactions contemplated by any of the foregoing:
 (i) are within the Company's corporate power and authority;

(ii) have been duly authorized by all necessary or proper corporate action; (iii) are not, except as to certain provisions for which waivers have been granted by shareholders entitled to the benefits thereof, in contravention of any provision of the Company's certificate of incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries; and (vii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other Person (except (A) for the filing of the Amended and Restated Certificate of Incorporation, the Senior Preferred Certificate of Designation (together with the Amended and Restated Certificate of Incorporation), and the Series B Preferred Terms, Preferences, Rights and Limitations, (B) for those filings required by the Registration Rights Agreement, (C) for filings of any notice subsequent to the Closing that may be required under federal or state securities laws, (D) for the execution and delivery of the Registration Rights Agreement and the Securityholders Agreement as contemplated hereby, and (E) to the extent previously obtained or made). Without limiting the generality of the foregoing, none of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the sale of the Convertible Notes) violates, shall violate or will result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System. Neither the Company nor any Subsidiary owns, or with the proceeds of the sale of the Convertible Notes intends to own, carry or purchase, or refinance borrowings that were used to own, carry or purchase, any "margin security" or "margin stock" within the meaning of said Regulations T, U and X. At or prior to the Closing Date, each of this Agreement and the other Transaction Documents to which it is a party shall have been duly executed and delivered by the Company and each shall then constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and the Amended and Restated Certificate of Incorporation, the Series B Terms, Preferences, Rights and Limitations (together with the Amended and Restated Certificate of Incorporation) and the Senior Preferred Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware.

	4.7. 	Financial Statements.  (a)  The audited
consolidated balance sheet of the Company as at December 31, 1998, and the related consolidated statements of income, retained earnings and cash flows for the year then ended, with the opinion thereon of PriceWaterhouseCoopers LLP, and the unaudited consolidated balance sheet of the Company as at September 30, 1999 (herein referred to as the "Balance Sheet") and the related unaudited consolidated statements of income, retained earnings and cash flows for the nine months then ended, accompanied by the certification of the chief financial officer of the Company, copies of which have previously been delivered to the Purchasers, are true and correct in all material respects and have been, except as noted therein, prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly in all material respects the financial position of the Company as at the dates thereof, and the results of its operations and cash flows for the periods then ended.

	(b)	The Balance Sheet fully and fairly presents all
liabilities of the Company and the Subsidiaries of the types normally reflected in balance sheets as and at the dates thereof. Except as set forth on Schedule 4.7, neither the Company nor any of its Subsidiaries has any material obligations, accrued, absolute, contingent or otherwise, whether due or to become due and whether the amount thereof is readily ascertainable or not, including, without limitation, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Balance Sheet.

	(c)  	Except as set forth on Schedule 4.7, no dividends
or other distributions have been declared, set aside, paid or made, directly or indirectly, upon any shares of capital Stock of the Company, nor have any shares of capital Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company since December 31, 1998.

	(d)	Except as set forth in Schedule 4.7 neither the
Company nor any Subsidiary has: (i) incurred any liability or obligation under agreements or otherwise, except current liabilities entered into or incurred in the ordinary course of business consistent with past practice; issued any equity securities or rights with respect to equity securities; issued any notes or other corporate debt securities or paid or discharged any outstanding Indebtedness, except in the ordinary course of business consistent with past practice; or mortgaged, pledged or subjected to any Lien any of their respective assets or properties; (ii) entered into any transaction other than in the ordinary course of business consistent with past practice, except in connection with the execution and performance of this Agreement and the transactions contemplated hereby; or (iii) suffered any damage, destruction, or loss to any of its assets or properties (whether or not covered by insurance), in each case, except as specifically set forth in the Financials.

	4.8.	Ownership of Property.  (a) The Company and each of
its Subsidiaries has good, valid, and marketable title to all of their respective assets and properties, in each case (except as set forth under item 5 of Schedule 4.8) free and clear of all Liens; and, without limiting the foregoing, has good, valid and marketable title to all of their respective assets and properties shown on the Balance Sheet, in each case free and clear of all Liens, except for such assets and properties disposed of in the ordinary course of business since the date of the Balance Sheet. The Company and the Subsidiaries lease or own all properties and assets necessary in any material respect for the operation of the business of the Company and the Subsidiaries as currently conducted.

	(b) Neither the Company nor any of its Subsidiaries owns any real estate. Each of the Company and its Subsidiaries has valid and marketable leasehold interests in the leases described in Schedule 4.8 hereto.

(c) All real property leased by the Company and its Subsidiaries is set forth on Schedule 4.8. Each of such leases is valid and enforceable in accordance with its terms against the Company (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)) and is in full force and effect. The Company has delivered to the Purchasers true and complete copies of each of such leases set forth on Schedule 4.8 and all documents known to the Company affecting the rights or obligations of the Company or any of its Subsidiaries, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the real property leases. Except as set forth on Schedule 4.8, none of the Company, any of its Subsidiaries nor, to its knowledge, any other party to any such lease is in default in any material respect of its obligations thereunder or has delivered or received any notice of default under any such lease, nor to the knowledge of the Company has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease.

	(d)	Except as disclosed on Schedule 4.8, neither the
Company nor any of its Subsidiaries is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by the Company or such Subsidiary.

	4.9. 	Material Contracts; Indebtedness.  Schedule 4.9
contains a true, correct and complete list of all Material Contracts. Each Material Contract is a valid and binding agreement of the Company or its Subsidiaries (as the case may be) enforceable against the Company or such Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)), and neither the Company nor any of its Subsidiaries has any knowledge that any Material Contract is not a valid and binding agreement against the other parties thereto. The Company and each of its Subsidiaries has fulfilled in all material respects all obligations required pursuant to the Material Contracts to have been performed by the Company or such Subsidiary on its part. Neither the Company nor any of its Subsidiaries is in default or breach in any material respect, nor to the Company's or such Subsidiary's knowledge is any third party in default or breach, under or with respect to any

Material Contract and no event has occurred, or, is alleged to have occurred, which constitutes or with lapse of time or giving of notice or both, would constitute a default or a basis for a claim of force majeure or other claim of excusable delay or non-performance under any Material Contract. Except as set forth on
Schedule 4.9, neither the Company nor any of its Subsidiaries has any Indebtedness except Permitted Indebtedness.

	4.10. 	Environmental Protection.  (a)  Except as set
forth on Schedule 4.10, to the Company's and its Subsidiaries' knowledge, all real property owned, leased or otherwise operated by the Company and its Subsidiaries (each, herein referred to as a "Facility") is free of contamination from any substance, waste or material (i) currently identified to be toxic or hazardous pursuant to, or which may result in liability under, any Environmental Law or (ii) within the definition of a substance which is toxic or hazardous under any Environmental Law, including, without limitation, any asbestos, pcb, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance which has in the past or could at any time in the future cause or constitute a health, safety, or environmental hazard to any Person or property or result in any Environmental Liabilities and Costs (herein referred to as a "Hazardous Substance") of more than $25,000 or which, in either case, could have a Material Adverse Effect. Except as set forth on Schedule 4.10, neither the Company nor any of its Subsidiaries has caused or to the Company's knowledge suffered to occur any release, spill, migration, leakage, discharge, spillage, uncontrolled loss, seepage, or filtration of Hazard Substances at or from the Facility (herein referred to as a "Spill") which could result in Environmental Liabilities and Costs in excess of $25,000.

	(b)	The Company and each Subsidiary has generated,
treated, stored and disposed of any Hazardous Substances in full compliance with applicable Environmental Laws, except for such non-compliances which would not have a Material Adverse Effect.

	(c)	The Company and each Subsidiary has obtained, or has
applied for, and is in full compliance with and in good standing under all permits required under Environmental Laws (except for such failures which would not have a Material Adverse Effect) and neither the Company nor any of its Subsidiaries has any knowledge of any proceedings to substantially modify or to revoke any such permit.

	(d)	Except as set forth on Schedule 4.10, there are no
investigations, proceedings or litigation pending or, to the Company's or its Subsidiaries' knowledge, threatened affecting or against the Company, any of its Subsidiaries or the Facilities relating to Environmental Laws or Hazardous
Substances.

	(e)	Since January 1, 1998, except for communications in
connection with the matters listed on Schedule 4.10, neither the Company nor any of its Subsidiaries has received any communication or notice (including, without limitation, requests for information) indicating the potential of Environmental Liabilities and Costs against the Company or its Subsidiaries.

	4.11. 	Labor Matters.  (a)  There are no strikes or
other labor disputes against the Company or any of its Subsidiaries pending or, to the Company's or its Subsidiaries' knowledge, threatened. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Company and each of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Company or such Subsidiary. There is no organizing activity involving the Company or any of its Subsidiaries pending or, to the Company's or its Subsidiaries' knowledge, threatened by any labor union or group of employees. There are no representation proceedings pending or, to the Company's or its Subsidiaries' knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company or its Subsidiaries has made a pending demand for recognition. Except as set forth on Schedule 4.14, there are no complaints or charges against the Company or any of its Subsidiaries pending or, to the Company's or its Subsidiaries' knowledge, threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company or any of its Subsidiaries of any individual.

	(b)	Neither the Company nor any of its Subsidiaries is, or
during the five years preceding the date hereof was, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or its Subsidiaries.

	4.12. 	Other Ventures.  Except as set forth on Schedule
4.12, neither the Company nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

	4.13. 	Taxes.  Except as set forth on Schedule 4.13, all
federal, state, local and foreign tax returns, reports and statements required to be filed by the Company and its Subsidiaries have been timely filed with the appropriate Governmental Authority and all such returns, reports and statements are true, correct and complete in all material respects. All Taxes due and payable for the periods covered by such returns, reports and statements have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Proper and accurate amounts have been withheld by the Company and its Subsidiaries from its employees for all periods in material compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. Neither the Company nor any of its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes. No tax audits or other administrative or judicial proceedings are pending or to the Company's knowledge threatened with regard to any Taxes for which the Company or any Subsidiary may be liable and no written assessment of Taxes is proposed against the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries has filed a consent pursuant to IRC Section 341(f) or agreed to have IRC Section 341(f)(2) apply to any dispositions of subsection
(f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by the Company or any of its Subsidiaries is property which such company is required to treat as being owned by any other Person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h). Neither the Company nor any of its Subsidiaries has agreed or has been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Neither the Company nor any of its Subsidiaries has any obligation under any written tax sharing agreement.

	4.14. 	No Litigation.  Except as disclosed on Schedule
4.14, no action, suit, claim or proceeding is now pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or any of its Subsidiaries, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality domestic or foreign, or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators.

	4.15. 	Brokers.  Except as set forth on Schedule 4.15,
no broker or finder acting on behalf of the Company or any of its Subsidiaries brought about the consummation of the transactions contemplated pursuant to this Agreement and, except pursuant to the provisions of the Management Agreement, neither the Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's or brokerage fees (or any similar obligation) in connection with the transactions contemplated by this Agreement. The Company is solely responsible for the payment of all finder's or brokerage fees to the entities set forth on Schedule 4.15.

	4.16. 	Employment and Labor Agreements.  Except for the
Management Agreement or as set forth on Schedule 4.16, there are no employment, consulting or management agreements covering management of the Company or any of its Subsidiaries.

	4.17. 	Patents, Trademarks, Copyrights and Licenses.
The Company and each of its Subsidiaries owns all licenses, patents, patent applications, copyrights, service marks, trademarks and registrations and applications for registration thereof, and trade names necessary to continue to conduct its business as heretofore conducted by it and now being conducted by it, each of which is listed, together with Patent and Trademark Office or Copyright Office application or registration numbers, where applicable, on Schedule 4.17 hereto. To the Company's knowledge, the Company and each of its Subsidiaries conducts its businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except as set forth on Schedule 4.17 hereto. To the Company's knowledge, there is no infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of the Company or any of its Subsidiaries, except as set forth on Schedule 4.17 hereto. All patents listed on
Schedule 4.17 (herein referred to as the "Patents") are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use (to the extent required)). No charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand is pending or, to the knowledge of the Company, is threatened, which challenges the legality, validity, enforceability, use or ownership of any Patent. No Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding. To the Company's knowledge, there is no potentially interfering patent or patent application of any third party.

	4.18. 	No Material Adverse Effect.  Except as set forth
on Schedule 4.18 or on Schedules 4.14 or 4.17 to this Agreement, and without reference to the liquidity or capital resources of the Company or its Subsidiaries, no event has occurred since December 31, 1998 which has had or could be reasonably expected to have a Material Adverse Effect, exclusive of events not materially worse than, or reflecting a materially different trend in, prior comparable events or effects.

	4.19. 	ERISA.  (a)  Schedule 4.19 sets forth:  (i) all
"employee benefit plans", as defined in Section 3(3) of ERISA, and any other employee benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other Compensation agreements, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs (herein referred to as the "Plans") maintained by the Company and any of its Subsidiaries or to which the Company or any of its Subsidiaries contributed or is obligated to contribute thereunder, and (ii) all "employee pension plans", as defined in
Section 3(2) of ERISA (the "Pension Plans"), maintained by the Company, any of its Subsidiaries or any of its ERISA Affiliates to which the Company, any of its Subsidiaries or any of its

ERISA Affiliates contributed or is obligated to contribute thereunder.

	(b)	The Purchasers will not have (i) any obligation to
make any contribution to any Multiemployer Plan or (ii) any withdrawal liability from any such Multiemployer Plan under
Section 4201 of ERISA which it would not have had if it had not purchased the Senior Preferred Stock or the Convertible Notes from the Company at the Closing in accordance with the terms of this Agreement.

	(c)	The Pension Plans intended to be qualified under
Section 401 of the IRC are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the IRC, and nothing has occurred with respect to the operation of the Pension Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the IRC, except where such loss or liability, penalty, or tax could not be reasonably expected to exceed $100,000.

	(d)	All contributions required by law or pursuant to the
terms of the Plans (without regard to any waivers granted under Section 412 of the IRC) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension) and no accumulated funding deficiencies exist in any of the Pension Plans.

	(e)	There is no "amount of unfunded benefit liabilities"
as defined in Section 4001(a)(18) of ERISA in any of the respective Pension Plans.

	(f)	There has been no "reportable event" as that term is
defined in Section 4043 of ERISA and the regulations thereunder with respect to the Pension Plans which would require the giving of notice, or any event requiring disclosure under Sections
4041(c)(3)(C), 4063(a) or 4068(f) of ERISA.

	(g)	There is no material violation of ERISA with respect
to the filing of applicable reports, documents, and notices regarding the Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Plans.

	(h)	True, correct and complete copies of the following
documents, with respect to each of the Plans, have been made available or delivered to The Purchasers by the Company: (A) any plans and related trust documents, and amendments thereto,
(B) the most recent Forms 5500 (including any schedules thereto) and the most recent actuarial valuation report, if any, (C) the last IRS determination letter, (D) summary plan descriptions,
(E) written communications to employees relating to the Plans and (F) written descriptions of all non-written agreements relating to the Plans.

	(i)	There are no pending actions, claims or lawsuits which
have been asserted or instituted against the Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefit claims), nor does the Company or any of its Subsidiaries have knowledge of facts which could form the basis for any such claim or lawsuit.

	(j)	All amendments and actions required to bring the Plans
into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

	(k)	Except with respect to the filing of Forms 5500 with
respect to the Company's cafeteria plan for the 1995 and 1996 plan years, the Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, and neither the Company nor any of its Subsidiaries or "party in interest" or "disqualified person" with respect to the Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the IRC or Section 406 of ERISA.

	(l)	None of the Company, any of its Subsidiaries or any
ERISA Affiliate has terminated any Pension Plan, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA.

	(m)	None of the Company, any of its Subsidiaries or any
ERISA Affiliate maintains retired life and retired health insurance plans which are Welfare Plans and which provide for continuing benefits or coverage for any participant or any beneficiary of a participant except as may be required under the

Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (herein referred to as "COBRA") and at the expense of the participant or the participant's beneficiary. The Company, all of its Subsidiaries and all ERISA Affiliates which maintains a Welfare Plan has complied in all material respects with the notice and continuation requirements of COBRA and the regulations thereunder.

	(n)	None of the Company, any of its Subsidiaries or any
ERISA Affiliate has contributed or been obligated to contribute to a Multiemployer Plan as of the Closing.

	(o)	None of the Company, any of its Subsidiaries or any
ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Multiemployer Plan prior to the Closing
Date, nor has any of them incurred any liability due to the termination or reorganization of a Multiemployer Plan.

	(p)	None of the Company, any of its Subsidiaries, any
ERISA Affiliate or any organization to which the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA.

	4.20. 	Registration Under Exchange Act; Registration
Rights. Neither the Company nor any of its Subsidiaries has registered any class of its securities pursuant to Section 12 of the Exchange Act and no such registration is required by the Exchange Act. Except as set forth in Schedule 4.20 hereto and as provided in the Registration Rights Agreement, neither the Company nor any of its Subsidiaries is under any obligation to register, under the Securities Act, any of its presently outstanding securities or any securities which may hereafter be issued.

	4.21. 	Ordinary Course of Business.  Except as set forth
on Schedule 4.7 or in response to the events described therein, since December 31, 1998, the Company and each of its Subsidiaries has conducted its operations only in the ordinary course of business consistent with past practice.

	4.22. 	Insurance. The Company and the Subsidiaries
maintain insurance policies covering all of their respective assets and properties, and in each case the various occurrences which may arise in connection with the operation of the business of the Company and the Subsidiaries. Schedule 4.22 hereto contains a complete and correct list of all policies of insurance of any kind or nature covering the Company and its Subsidiaries, including, without limitation, policies of life, fire, theft, employee fidelity and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage, and such policies are in full force and effect. Complete and correct copies of each such policy have been furnished or made available to The Purchasers. Such policies are in full force and effect, all premiums due thereon have been paid, and the Company and the Subsidiaries, respectively, have complied with the provisions of such policies. Such insurance is of comparable amounts and coverage as that which companies engaged in similar businesses would maintain in accordance with good business practice

	4.23. 	Accounts Receivable.  To the Company's knowledge,
all accounts receivable of the Company and its Subsidiaries as shown on the Balance Sheet are collectible in the ordinary course of business by the Company or such Subsidiary, net of the reserves for bad debts shown on the Balance Sheet.

	4.24. 	Minute Books.  The minute books of the Company,
as previously made available to the Purchasers accurately reflect all formal corporate action of the stockholders and Board of Directors of the Company.

	4.25. 	Year 2000 Compliance.  Each system, including
systems sold by the Company to third parties, comprised of software, hardware, databases or embedded control systems (microprocessor controlled or controlled by any robotic or other device) (herein referred to, collectively, as a "System") that constitutes any material part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of the Company or any of its Subsidiaries have not been materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. The Company has no reason to believe that it or any of its Subsidiaries may incur material expenses arising from or relating to the failure of any of their Systems as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Each System of the Company and its Subsidiaries is able to accurately process date data, including, but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.

	4.26. 	Full Disclosure.  No information contained in
this Agreement, any other Transaction Document, the Financials or any written statement furnished by or on behalf of the Company pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made.

	4.27. 	Economic Terms.  Except as otherwise disclosed in
the Transaction Documents, each Purchaser is acquiring the Senior Preferred Stock hereunder on the same economic terms; it being acknowledged that: (i) David Fries is acquiring his Senior Preferred Stock hereunder as described in the proviso set forth under Section 6.1 hereof and (ii) Hamilton Partners Inc. is acquiring its Senior Preferred Stock hereunder in exchange for services rendered to the Company.

SECTION V

COVENANTS

	5.1. 	Affirmative and Financial Covenants.  The Company
covenants and agrees that from and after the Closing (except as otherwise provided herein, or unless the Required Holders have given their prior written consent) so long as shares of Convertible Preferred Stock or the Convertible Notes are outstanding and represent 10% or more of the shares of Common Stock into which the Convertible Preferred Stock outstanding at Closing is convertible (determined prior to a Participation Event), including in such calculation shares issuable upon conversion of the Convertible Notes:

	(a)	Books and Records.  The Company shall, and shall cause
its Subsidiaries to, keep adequate records and books of account with respect to their business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP.

	(b)	Financial and Business Information.

		(i)	Monthly Information.  Commencing with the month
ending February 29, 2000, the Company will deliver to each Person that, together with their Affiliates, hold at least
100,000 shares (appropriately adjusted for stock splits, combinations, recapitalizations and similar transactions) of Convertible Preferred Stock (for such purpose, treating as outstanding all shares of Senior Preferred Stock issuable upon conversion of the Convertible Note), and to the holder of the ERS Convertible Note (herein referred to as "Major Holders") as soon as practicable after the end of each month: (A) an unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, at the end of such month; (B) unaudited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, if any, for such month and for the portion of such year ending with such month; (C) a backlog report indicating customer names, unit volume, unit pricing and expected delivery dates for firm orders.

		(ii)	Quarterly Information.  The Company will deliver
to each Major Holder, and to the holder of the ERS
Convertible Note, as soon as practicable after the end of each of the first three quarterly fiscal periods in each Fiscal Year of the Company, (A) an unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as at the end of such quarter, and (B) unaudited consolidated statements of income, retained earnings and
	cash flows of the Company and its Subsidiaries, if any, for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, setting forth in comparative form in each case the projected consolidated figures for such period and the actual consolidated figures for the comparable period of the prior Fiscal Year. Such statements shall be
(1) prepared in accordance with GAAP consistently applied,
(2) in reasonable detail and (3) certified by the principal financial or accounting officer of the Company.

		(iii)	Annual Information.  The Company will
deliver to each Major Holder, and the holder of the ERS
Convertible Note, as soon as practicable after the end of each Fiscal Year of the Company, (A) an audited consolidated balance sheet of the Company and its Subsidiaries, if any, as at the end of such year, and

	(B) audited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, if any, for such year; setting forth in each case in comparative form the figures for the previous year.
 Such statements shall be (1) prepared in accordance with GAAP consistently applied, (2) in reasonable detail and
(3) certified by PriceWaterhouseCoopers LLP or such other firm of independent certified public accountants of recognized national standing selected by the Company and reasonably acceptable to the Required Holders.

		(iv)	Filings.  The Company will deliver to each Major
Holder, and to the holder of the ERS Convertible Note, promptly upon their becoming available, one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or other writing (other than transmittal letters) (including, without limitation, by electronic means) pursuant to the Securities Act filed by
	the Company with (i) the SEC or (ii) any securities exchange on which shares of Common Stock of the Company are listed.

		(v)	Projections.  The Company will deliver to each
Major Holder and the holder of the ERS Convertible Note as soon as practicable prior to the beginning of each Fiscal
Year:

			(A)	projected consolidated balance sheets of the
Company and its Subsidiaries, if any, for such Fiscal Year, on a monthly basis;

			(B)	projected consolidated cash flow statements
of the Company and its Subsidiaries, if any, including summary details of cash disbursements (including for Capital
Expenditures), for such Fiscal Year, on a monthly basis; and

			(C)	projected consolidated income statements of
the Company and its Subsidiaries, if any, for such Fiscal Year, on a monthly basis.

		(vii)	Board Materials.  The Company will deliver
to each Major Holder and the holder of the ERS Convertible

	Note as soon as practicable after each regular meeting of the Board of Directors copies of any written materials and distributed to the Board of Directors at such meetings.

	(c)	Tax Compliance.  The Company shall pay all transfer,
excise or similar taxes (not including income or franchise taxes) in connection with the issuance, sale, delivery or transfer by the Company to the Purchasers of the Convertible
Notes, the Senior Preferred Stock, and the securities issuable upon conversion thereof, and shall indemnify and save each Purchaser and the holder of the Convertible Notes harmless without limitation as to time against any and all liabilities with respect to such taxes. The Company shall not be responsible for any taxes in connection with the transfer of the Senior Preferred Stock, the Convertible Notes or such securities by the holder thereof. The obligations of the Company under this
Section 5.1(c) shall survive the payment, prepayment or redemption of the Senior Preferred Stock or the Convertible
Notes and the termination of this Agreement.

	(d)	Insurance.  The Company shall and shall cause each
Subsidiary of the Company to maintain insurance covering, without limitation, fire, theft, burglary, public liability, property damage, product liability, workers' compensation, directors' and officers' insurance and insurance on all property and assets material to the operation of the business, all in amounts customary for the industry. The Company shall, and shall cause each of its Subsidiaries to, pay all insurance premiums payable by them on a timely basis.

	(e)	Employee Plans.  (i)  With respect to other than a
Multiemployer Plan, for each Plan and Pension Plan intended to be qualified under Section 401(a) of the IRC hereafter adopted or maintained by the Company, any of its Subsidiaries or any ERISA Affiliate, the Company shall (A) seek, or cause its Subsidiaries or ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such Plan or Pension Plan is qualified within the meaning of Section
401(a) of the IRC; and (B) from and after the adoption of any such Plan or Pension Plan, cause such plan to be qualified within the meaning of Section 401(a) of the IRC and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the IRC.

		    (ii)	With respect to each Welfare Plan hereafter
adopted or maintained by the Company, any of its Subsidiaries or any ERISA Affiliate, to the extent applicable, the Company shall comply, or cause its Subsidiaries or ERISA Affiliates to comply, in all material respects with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder.

(iii) The Company shall not, directly or indirectly, and shall not permit its Subsidiaries or any ERISA Affiliate to directly or indirectly by reason of an amendment or amendments to, or the adoption of, one or more Pension Plans, permit the present value of all benefit liabilities, as defined in Title IV of ERISA, to exceed the fair market value of assets allocable to such benefits, or to increase to the extent security must be provided to any Pension Plan under Section 401(a)(29) of the IRC in a manner which would have a Material Adverse Effect. The Company shall not directly or indirectly, and shall not permit its Subsidiaries or any ERISA Affiliate to
(a) satisfy any liability under any Pension Plan by purchasing annuities from an insurance company or (b) invest the assets of any Pension Plan with an insurance company, unless, in each case, such insurance company is rated AA or better by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency at the time of the investment.

	(f)	Compliance with Law.  The Company shall, and shall
cause each of its Subsidiaries to, comply with all laws, including Environmental Laws, applicable to it, except where the failure to comply would not be reasonably likely to result in a Material Adverse Effect.

	(g)	Maintenance of Existence and Conduct of Business.  The
Company shall, and shall cause each of its Subsidiaries to:
(i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and its rights and franchises (except for Subsidiaries liquidated, dissolved, merged or consolidated pursuant to action approved by the Company's Board of Directors); (ii) at all times maintain, preserve and protect all of its patents, trademarks and trade names, and preserve all the remainder of its material assets, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices, in each case except as would not have a Material Adverse Effect; and (iii) continue to conduct only the business that the Company is engaged in on the date hereof or businesses related, ancillary or complementary thereto, or using any technology or other asset developed by the Company or any Subsidiary.

	(h)	Access.  The Company shall permit representatives of
Major Holders to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all at such reasonable times, upon reasonable notice and as often as any such Major
Holder may reasonably request, subject, where applicable to the provisions of Section 5.1(k) hereof.

	(i)	Exchange of Stock Certificates.  The Company will, at
its expense, promptly upon surrender of any certificates representing shares of Convertible Preferred Stock at the office of the Company referred to in, or designated pursuant to,
Section 9.1 hereof, execute and deliver to any holder so surrendering such certificates a new certificate or certificates in denominations specified by such holder for an aggregate number of shares of Convertible Preferred Stock equal to the number of shares of such stock represented by the certificates surrendered.

	(j)	Lost, Stolen, Destroyed or Mutilated Stock
Certificates or Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for shares of Convertible Preferred Stock and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (which may be an undertaking by a holder to so indemnify the Company), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate of like tenor for a number of shares of Convertible Preferred Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated.

	(k)	Confidential Information.  All financial and business
information specifically designated by the Company as "confidential" shall be treated as such and shall not be disclosed to any Person without the prior written consent of the Company or pursuant to any other agreement with the Company, except as may be required by law and to potential transferees of the Company's Stock, provided that such potential transferees shall agree to be bound by this confidentiality provision, and provided that each of ERS and GE Capital Equity Investments Inc. shall be permitted to make any and all disclosures which it or its counsel deems necessary or appropriate under applicable federal or state securities laws.

	5.2	Additional Affirmative Covenants. The Company
covenants and agrees that from and after the Closing (unless ERS shall have given its prior written consent) so long as ERS or any Affiliate thereof holds the ERS Convertible Note, or any Stock of the Company, the Company will promptly provide to ERS all information, data, financial statements (audited or otherwise) and consents requested by ERS to permit timely compliance by ERS with any and all federal securities laws, including, without limitation, the rules and regulations of the SEC, as a result of its interest in the Company.

	5.3. 	Negative Covenants. The Company covenants and
agrees that from and after the Closing (except as otherwise provided herein, or unless the Required Holders have given their prior written consent) so long as Convertible Preferred Stock or the Convertible Notes are outstanding and represent 10% or more of the shares of Common Stock into which the Convertible Preferred Stock outstanding at Closing is convertible (determined prior to a Participation Event), including in such calculation shares issuable upon conversion of the Convertible
Notes:

		(a)	Permitted Acquisitions or Investments. The
Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly in any transaction or related series of transactions, acquire or invest in, whether for cash, debt, Stock, or other property or assets or by guaranty of any obligation, any assets or business of any other Person other than (i) acquisitions of or investments in assets in the ordinary course of business of the Company or any Subsidiary;
(ii) acquisitions by the Company or Subsidiaries of the Company from the Company or any such Subsidiary (or any Person that would become a Subsidiary as a result thereof) or investments therein; or (iii) acquisitions and investments by the Company or any Subsidiary that are considered by the Board of Directors of the Company (herein referred to as the "Board of Directors") or by the manager (herein referred to as the "Manager") pursuant to the Management Agreement to be strategic in nature.

		(b)	Sales of Assets; Liquidation.  The Company shall
not, and shall not permit any Subsidiary of the Company to:
(i) sell, transfer, convey or otherwise dispose of any assets or properties which in any single transaction or series of related transactions is in an aggregate amount exceeding $100,000, unless approved by the Board of Directors, or by the Manager with notice thereof to the Board of Directors, or
(ii) liquidate, dissolve or wind up the Company, or any of its Subsidiaries, except for transfers to the Company or another
Subsidiary, whether voluntary or involuntary; provided, however, that the foregoing shall not prohibit (i) the sale of inventory in the ordinary course of business, (ii) the sale of surplus or obsolete equipment and fixtures, (iii) the sale of LRM,

(iv) transfers resulting from any casualty or condemnation of assets or properties.

		(c)	Agreements.  The Company shall not and shall not
permit any Subsidiary of the Company to take or omit to take any action, which act or omission would constitute a default or an event of default under any agreement, document or instrument to which it is a party: (A) involving the failure to make any payment (whether of principal, interest or otherwise) due
(whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of the type described in clauses (i), (ii) or (iii) of the definition of "Indebtedness" of the Company, which Indebtedness is in an aggregate amount exceeding $100,000, unless such default or event of default would not have a Material Adverse Effect, or (B) causing (or permitting any holder of such Indebtedness or a trustee to cause) such Indebtedness or a portion thereof in an aggregate amount exceeding $100,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, unless such acceleration would not have a Material Adverse Effect.

		(d)	Employee Loans.  The Company shall not and shall
not permit any Subsidiary of the Company to make or accrue any loans or other advances of money to any employee of the Company or such Subsidiary, other than in the ordinary course of business in an aggregate amount outstanding not to exceed
$50,000 at any one time, unless approved by the Board of Directors or by the Manager (except for employees who are or were also employees of the Manager as to whom approval by a majority of the directors not constituting employees, officers, directors or principal stockholders of the Manager shall be required).

		(e)	Capital Stock.  The Company shall not issue any
additional shares of Convertible Preferred Stock other than as dividends thereon, or pursuant to conversion of the Convertible
Notes.

		(f)	Senior Stock. The Company shall not authorize or
issue any Stock senior to or pari passu with the Convertible
Preferred Stock or convertible into or exchangeable for such senior or pari passu Stock.

		(g)	Transactions with Affiliates.  The Company shall
not and shall not permit any Subsidiary of the Company to enter into or be a party to any transaction with any Affiliate of the Company or such Subsidiary, or with any Director or Affiliate of any Director, except (i) transactions expressly contemplated or permitted hereby, (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to the Board of Directors and are no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary,
(iii) transactions between the Company and its Subsidiaries or between such Subsidiaries (iv) payment of Compensation to employees and fees to Directors who are not employees of a Major
Holder or Affiliates of a Major Holder and (v) in connection with the Management Agreement.

		(h)	Indebtedness.  The Company shall not and shall
not permit any Subsidiary of the Company to incur or suffer to exist any Indebtedness except: (i) Indebtedness existing on the date hereof and listed on Schedule 4.9; (ii) the Convertible
Notes and all obligations thereunder; (iii) Permitted
Indebtedness; (iv) other Indebtedness pursuant to a working capital line of credit approved by the Board of Directors and the Manager; or (v) Indebtedness owing by the Company to any of its Subsidiaries or by any of the Company's Subsidiaries to any other Subsidiary or the Company.

		(i)	Restricted Payments.  The Company shall not and
shall not permit any Subsidiary of the Company to make any Restricted Payments nor shall the Company permit any Subsidiary to make such payments with respect to the Company's Stock;

provided, however, that the Company may (a) declare and pay in-kind dividends on the Convertible Preferred Stock, (b) redeem the Convertible Preferred Stock in accordance with their respective terms and (c) fulfill all obligations under the Convertible Notes in accordance with their respective terms.

		(j)	Mergers and Subsidiaries.  Neither the Company
nor any Subsidiaries of the Company shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, or otherwise combine with any Person, other than (i) mergers of Subsidiaries of the Company into the Company or any other Subsidiaries and (ii) mergers in connection with any transaction permitted by Section 5.3(a) hereof.

		(k)	Management Compensation.  Without the approval of
the Company's Board of Directors and the Manager, and without limiting any provision of the Management Agreement, the Company shall not and shall not permit any Subsidiary of the Company to, increase the salary and bonus it pays to any employee of the Company or its Subsidiaries if such employee's total annual
Compensation exceeds $150,000.

		(l)	Amendments to Certificate of Incorporation and
By-Laws. The Company shall not authorize, adopt or approve an amendment to the certificate of incorporation of the Company or the By-Laws of the Company in any manner adverse to the holders of the Convertible Preferred Stock or the Convertible Notes.

5.4. Additional Negative Covenants. (a)The Company hereby agrees that from and after the Closing (unless the holders of 66.67% of the outstanding shares of Series B Preferred Stock shall have given their prior written consent), so long as at least 10% of the shares of Series B Preferred Stock are outstanding, the Company shall make all payments of principal of and interest on the Convertible Notes in the form of shares of Senior Preferred Stock (and not in cash).
(b) The Company covenants and agrees that, from and after the Closing and until a Participation Event shall have occurred, so long as Convertible Preferred Stock or the Convertible Notes are outstanding and represent 10% or more of the shares of Common Stock into which the Convertible Preferred Stock outstanding at Closing is convertible (determined prior to a Participation Event), including in such calculation shares issuable upon conversion of the Convertible Notes, the Company will not agree to any amendment to the Management Agreement not customary for agreements of this type unless the Required Holders shall have given their prior written consent (which shall not be unreasonably withheld or delayed).

SECTION VI

CONDITIONS PRECEDENT

	6.1. Conditions Precedent. The obligation of each Purchaser to purchase the Senior Preferred Stock pursuant to
Section 2.1 hereof, and of ERS and AG to purchase the Convertible Notes, respectively, pursuant to Section 2.2 hereof, is subject to the condition that such Purchaser and ERS shall have received, on the Closing Date, the following, each dated the Closing Date unless otherwise indicated, in form and substance reasonably satisfactory to the Purchasers who would constitute the Required Holders upon consummation of the
Closing:

	(a)	The favorable opinion of Powell, Goldstein, Frazer &
Murphy LLP, counsel to the Company, substantially in the form attached hereto as Exhibit H, it being understood that to the extent that such opinion of counsel to the Company shall rely upon any other opinion of counsel, each such other opinion shall be in form and substance reasonably satisfactory to the Purchasers who would constitute the Required Holders upon consummation of the Company and shall provide that the Purchasers and the holders of the Convertible Notes may rely thereon.

(b) Resolutions of the Board of Directors, certified by the Secretary or Assistant Secretary of the Company, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this Agreement and (ii) specific officers to execute and deliver this Agreement and each other Transaction Document to which it is a party.

	(c)	Governmental certificates, dated the most recent
practicable date prior to the Closing Date, with telegram updates where available, showing that the Company is organized and in good standing in the jurisdiction of its organization and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business.

	(d)	True and correct copies, certified by the Secretary or
Assistant Secretary of the Company, of the document evidencing the terms of the Senior Preferred Stock, which shall contain the terms set forth in Exhibit B attached hereto, as filed with the Secretary of State of the State of Delaware.

	(e)	True and correct copies, certified by the Secretary or
Assistant Secretary of the Company, of the document evidencing the terms of the Series B Preferred Stock, as amended, which shall contain the terms set forth hereto, as filed with the Secretary of State of the State of Delaware (together with the Amended and Restated Certificate of Incorporation).

	(f)	A copy of the Company's Amended and Restated
Certificate of Incorporation, which shall contain the terms set forth in Exhibit C attached hereto, as filed with the Secretary of State of the State of Delaware, and copies of the Company's by-laws, certified by the Secretary or Assistant Secretary of the Company as true and correct as of the Closing Date.

	(g)	The Registration Rights Agreement, the Securityholders
Agreement and the Management Agreement (together with each warrant certificate to be delivered to ERS pursuant to the Management Agreement) duly executed by the parties thereto.

	(h)	Certificates of the Secretary or an Assistant
Secretary of the Company, dated the Closing Date, as to the incumbency and signatures of the officers of the Company executing this Agreement, the Senior Preferred Stock, each other Transaction Document to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

(i) Certificate of the President or a Vice President of the Company, dated the Closing Date, stating that all of the representations and warranties of the Company contained herein or in the other Transaction Documents are true and correct in all material respects on and as of the Closing Date as if made on such date and that to his knowledge, after due inquiry, no breach of any covenant contained in Article V has occurred or would result from the Closing hereunder.

(j) All third party or other consents or waivers required to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

(k) All Purchasers shall contemporaneously have acquired their Senior Preferred Stock and Convertible Notes hereunder; provided, however, that, notwithstanding paragraph (k) of this
Section 6.1 or any other provision contained in this Agreement or the other Transaction Documents: (i) none of the shares of Senior Preferred Stock allocated to David Fries under this Agreement shall be issued and delivered to him until his execution and delivery of this Agreement and the other Transaction Documents contemplated to be executed and delivered by him, it being acknowledged and agreed that the Company (acting upon authorization of its Board of Directors) may, at one or more instances deemed appropriate by the Company, issue and deliver to him up to the number of shares allocated to him hereunder in connection with his execution and delivery as aforesaid and/or in respect of settlement of the matters set forth under item 1 of Schedule 4.14 in form and substance satisfactory to the Company (as determined by its Board of Directors); (ii) 3,369 shares of the aggregate of 13,477 shares of Senior Preferred Stock allocated to Hamilton Partners Inc. under this Agreement shall not be issued or delivered to them until performance of additional services in such manner as shall be satisfactory to the Company; and (iii) this Agreement and the other Transaction Documents shall be binding upon all parties hereto notwithstanding the absence of any execution and delivery of this Agreement or any other Transaction Document by Mr. Fries or of any issuance and delivery of shares as aforesaid. Any representation or warranty of the Company hereunder or under any other Transaction Document shall be deemed modified to reflect the foregoing.

	6.2	Additional Conditions. The obligation of ERS to
purchase the Senior Preferred Stock pursuant to Section 2.1 hereof and the ERS Convertible Note pursuant to Section 2.2 hereof is subject to the additional condition precedent that it receive, prior to Closing, any and all information, data, financial statements (audited or otherwise) and consents requested by ERS to permit compliance by ERS with any and all federal securities laws, including, without limitation, the rules and regulations of the SEC, as a result of the consummation at Closing of the transactions contemplated hereunder.

SECTION VII

SECURITIES LAW MATTERS

	7.1. 	Legends.  Each certificate representing the
Senior Preferred Stock shall bear a legend substantially in the following form:

		"THE SERIES C CONVERTIBLE PREFERRED STOCK
REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED
BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT
PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION
OF SUCH CONVERTIBLE PREFERRED STOCK.  THE SHARES
OF SERIES C CONVERTIBLE PREFERRED STOCK HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
(THE "ACT") AND MAY NOT BE SOLD OR OTHERWISE
TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE ACT OR AN
EXEMPTION THEREFROM."

SECTION VIII

INDEMNIFICATION

	The Company agrees to indemnify and hold harmless each Purchaser, each holder of the Convertible Notes and its Affiliates and their respective officers, directors and employees from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against such Purchaser, each holder of such Convertible Notes or such other indemnified Persons in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by the Company contained herein or in any certificate or document delivered pursuant hereto or arising out of any Environmental Law applicable to the Company or its Subsidiaries or otherwise relating to or arising out of the transactions contemplated hereby, other than losses relating strictly to market risk.

SECTION IX

MISCELLANEOUS

	9.1. 	Notices.  Whenever it is provided herein that any
notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

		If to the Company:

		NewCheck Corporation
		8400 Baymeadows Way, Suite 12
		Jacksonville, Florida  32256

		Attn: Chief Executive Officer

		Telecopy Number:  (904) 739-0905

		with a courtesy copy to:

		Powell, Goldstein, Frazer & Murphy LLP
		191 Peachtree Street, N.E.
		Atlanta, Georgia  30303

		Attn:  Scott D. Smith, Esq.

		Telecopy Number:  (404) 572-6999

		If to ERS:

		Electronic Retailing Systems International, Inc.
		488 Main Avenue
		Norwalk, Connecticut 06851

		Attn: Bruce F. Failing, Jr.

		Telecopy Number: (203) 849-261
		with courtesy copies to:

		Krugman & Kailes LLP
		Park 80 West - Plaza Two
		Saddle Brook, New Jersey 07663

		Attn: Howard Kailes, Esq.

		Telecopy Number: (201) 845-9627

	If to any other Purchaser, to such Purchaser's address as set forth on Schedule 9.1 hereto, or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited with the United States mail.

	9.2. 	Binding Effect; Benefits.  Except as otherwise
provided herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein, provided, however, that the holders of the Series B Preferred Stock (whether or not constituting Purchasers) shall be entitled to the benefits of Sections 5.1, 5.3 and 5.4 hereof as if parties hereto.

	9.3. 	Complete Agreement.  (a) This Agreement
constitutes the complete understanding of the parties with respect to its subject matter and supersedes any other agreement or understanding relating thereto, including, without limitation, any commitment letter or memorandum of terms with respect to the transactions contemplated hereby. Without limiting the generality of the foregoing: (x) this Agreement amends, restates and supersedes all provisions of the 1998 Purchase Agreement contained under Sections IV and V, which shall have no continuing effect subsequent to Closing; and (y) any and all commitments delivered to the Company in connection with the 1999 Securities shall be terminated and of no further effect subsequent to Closing.

(b) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Required Holders (provided, however, that any amendment or waiver of any provision of Section 5.3(e) and any consent to any departure by the Company therefrom shall further not be effective unless in writing and signed by each Person who [together with its Affiliates] holds at least 7% of the total number of shares of Common Stock into which the Convertible Preferred Stock that has been issued is convertible [determined prior to a Participation Event] or has been converted, including in such calculation shares issuable or issued upon conversion of the Convertible Notes and excluding in such calculation shares issuable upon conversion of Convertible Preferred Stock acquired by the Company), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder. In connection with the foregoing, each Purchaser hereby agrees that it shall promptly notify the Company in the event any Affiliate of such Purchaser holds, beneficially or of record, any Stock of the Company.

9.4 Consents; Further Action. Each Purchaser and the
Company hereby expressly consents to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents notwithstanding any provision to the contrary contained in the 1994 Rights Agreement, the 1998 Purchase Agreement, the Original Securityholders Agreement, the 1998 Registration Rights Agreement or any other agreement, instrument or document, and agrees that such transactions shall not constitute a breach or default or event of default thereunder, nor activate or give rise to any rights thereunder (including, without limitation, any rights-of-first offer, any tag-along rights or any redemption rights). Without limiting the generality of the foregoing, the parties expressly agree that:
(i) any adjustment to the terms of the Series B Preferred Stock, and any rights with respect thereto, not heretofore effectuated and not set forth in the Series B Terms, Preferences, Rights and Limitations are hereby permanently waived and extinguished and
(ii) any adjustments to the terms of the Series A Preferred Stock or the Series B Preferred Stock arising from or related to the issuance of any Stock of the Company, or the Convertible Notes, pursuant to the Transaction Documents, and the conversion or exercise of any such securities (or any other securities issued or issuable upon conversion or exercise thereof), and any and all rights to acquire securities under the Original Securityholders Agreement, the Securityholders Agreement or otherwise, are hereby permanently waived. Each Purchaser shall take such further action, and execute such additional consents, documents and instruments, reasonably requested by the Company or the Manager in order to effectuate the provisions of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

	9.5. 	Successors and Assigns; Assignability.  Neither
this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company without the prior written consent of the Required Holders. Any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Purchasers or ERS or AG without the prior written consent of the Company, except the obligation of the Purchasers to purchase the Senior Preferred Stock, of ERS to purchase the ERS Convertible Note and of AG to purchase the AG Convertible Note, at Closing. All covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

	9.6. 	Remedies.  Each Purchaser, in addition to being
entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
 In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

	9.7. 	Section and Other Headings.  The section and
other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

	9.8. 	Severability.  In the event that any one or more
of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

	9.9. 	Counterparts.  This Agreement may be executed in
any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

	9.10. 	Publicity. None of the Purchasers, ERS nor the
Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by those parties mentioned in such press release or public disclosure in advance; it being agreed that any such approval on behalf of the Company may be provided by the Manager. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.

9.11 Non-Solicitation. Until the consummation of the Closing, neither the Company nor any of the Purchasers will, directly or indirectly, initiate, solicit or encourage discussions, inquiries or proposals, or participate in any negotiation or discussion, for the purpose or with the intention of leading to any proposal inconsistent with the consummation of the transactions contemplated hereunder, or any sale of all or substantially all of the assets or Stock of the Company, or any consolidation, merger or other business combination involving the Company.

	9.12. Governing Law; Jury Waiver. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of New York without regard to the principles thereof relating to conflict of laws. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of New York, State of New York. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

	9.13. Consent Fees. Any fees or other consideration given to any Purchaser or to the holder of any Convertible Note to obtain his or its consent or waiver under or with respect to this Agreement shall be given pro rata to the consenting parties (based on the number of shares Common Stock into which their Convertible Preferred Stock outstanding is convertible
(determined prior to a Participation Event, including in such calculation shares issuable upon conversion of the Convertible Notes (if the holder so consents).

		IN WITNESS WHEREOF, the Company and each Purchaser has executed this Agreement as of the day and year first above written.

          					NEWCHECK CORPORATION


        					By: s/Thomas W. Wilson, Jr.
   				     	   ----------------------------------
          						Name: Thomas W. Wilson, Jr.
          						Title: President and Chief Executive
                								Officer

            		PURCHASERS:

         					ELECTRONIC RETAILING SYSTEMS INTERNATIONAL
        						INC.


        					By: s/Bruce F. Failing, Jr.
					           ------------------------------------
          						Name: Bruce F. Failing, Jr.
       					   	Title: Vice Chairman and Chief
							                	Executive Officer

					GE CAPITAL EQUITY INVESTMENTS, INC.


					By: s/Brian S. Graff
					   -------------------------------------
					   Name: Brian S. Graff
					   Title: Senior Vice President

					CANAAN CAPITAL LIMITED PARTNERSHIP

					By:	Canaan Capital Management L.P., Its
         General Partner

					By:	Canaan Capital Partners L.P., Its
         General Partner


					By: s/Harry Rein
					    ------------------------------------
					      General Partner

					CANAAN CAPITAL OFFSHORE LIMITED
     PARTNERSHIP C.V.

					By:	Canaan Capital Management, L.P., Its
         General Partner

					By:	Canaan Capital Partners L.P., Its
         General Partner

					By: s/Harry Rein
					    ------------------------------------
					     General Partner

PEC ISRAEL ECONOMIC CORPORATION

					By: s/James I. Edelson
					    ------------------------------------
					   Name: James I. Edelson
					   Title: President

DISCOUNT INVESTMENT CORPORATION, LTD.

					By: s/Dr. Yoram Turbowicz
					    s/Raanan Cohen
					    ------------------------------------
					    Name: Dr. Yorman Turbowicz
					    Title: Chief Executive Officer
					    Name: Raanan Cohen
					    Title: Assistant to President

					s/Leigh Q. Failing
					----------------------------------------
					LEIGH Q. FAILING

					s/James Kjorlien
					----------------------------------------
					JAMES KJORLIEN

					s/Michael S. Pfeffer
					----------------------------------------
  					MICHAEL S. PFEFFER

					s/Stephen Wertheimer
					----------------------------------------
     STEPHEN WERTHEIMER


					s/David Fries
					----------------------------------------
					DAVID FRIES


					s/Edward McGann
					----------------------------------------
					EDWARD MCGANN

					s/Michael Lee
					----------------------------------------
					MICHAEL LEE


					s/John Stevenson
					----------------------------------------
					JOHN STEVENSON
					s/Jerry Gabbard
					----------------------------------------
					JERRY GABBARD

					HENRY STREET ASSOCIATES, LLC

					By: s/Harry Rein
					    ----------------------------------
					    Name: Harry Rein
					    title: Member/Manager

					AG CHECKOUT LLC

					By: s/Joshua Brain
					    -----------------------------------
					   Name: Joshua Brain
					   Title: Vice President

					HAMILTON PARTNERS, LLC

					By s/Peter F. Murphy
					   ------------------------------------
					     Name: Peter F. Murphy
					     Title: President


					s/Robert M. Goodman
					---------------------------------------
					ROBERT M. GOODMAN

					KAVEH CORPORATION

					By: s/Hossein Alizadeh
					    -----------------------------------
					    Name: Hossein Alizadeh
					    Title: President

     TRUST UNDER PARAGRAPH II OF  ARTICLE
					FIRST OF THE FAILING TRUST U/A/D 7/31/90
					F/B/O BRUCE F. FAILING, III

					By: s/Leigh Q. Failing
					    ------------------------------------
					     LEIGH Q. FAILING

					TRUST UNDER PARAGRAPH II OF  ARTICLE
					FIRST OF THE FAILING TRUST U/A/D 7/31/90
					F/B/O LINDSAY FAILING

					By: s/Leigh Q. Failing
					    ------------------------------------
					     LEIGH Q. FAILING

					BNY CAPITAL MARKETS, INC.


					By: s/Behdad Alizadeh
					    -----------------------------------
					    Name: Behdad Alizadeh
					    Title: Managing Director



       									EXHIBIT  A-1

NEITHER THIS NOTE, NOR THE SHARES ISSUABLE UPON CONVERSION
OF THIS NOTE, HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED
IN VIOLATION OF SUCH ACT

	NEWCHECK CORPORATION
d/b/a Productivity Solutions, Inc.

	8% CONVERTIBLE NOTE

$4,550,000	February 11, 2000

	SECTION 1.	General. NEWCHECK CORPORATION d/b/a Productivity
Solutions, Inc., a Delaware corporation (hereinafter referred to as the "Company"), with offices at 8400 Baymeadows Way, Suite 12,
Jacksonville, Florida 32256, for value received, hereby promises to pay to ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC., a
Delaware corporation (hereinafter referred to as "ERS"), with offices at 488 Main Avenue, Norwalk, Connecticut 06851, or order, the principal amount of $4,550,000 (Four Million Five
Hundred Fifty Thousand Dollars), the entire principal balance of which shall be due and payable on the fifth anniversary of the date hereof (hereinafter referred to as the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts or, at the election of the Company, in the manner hereinafter set forth; and, to pay interest on the unpaid balance of the principal amount hereof from the date hereof at the rate of 8% per annum, compounded semi-annually on each July 1 and January 1 prior to the Maturity Date, in like coin or currency or, at the election of the Company, in the manner hereinafter set forth, on the Maturity Date; and to pay interest at such rate, in like coin or currency or, at the election of the Company, in such manner, on any overdue principal and (to the extent permitted by law) on any overdue interest, from the due date hereof until the obligation of the Company with respect to the payment thereof shall be discharged; all payments of principal of this Note and all payments of the interest on this Note to be made at 488 Main Avenue, Norwalk, Connecticut
06851, or such other location as shall be specified in writing by the holder of this Note to the Company.

	All payments of principal of this Note and all payments of interest on this Note may, at the election of the Company, in lieu of payment in coin or currency of the United States of America as aforesaid, be made in validly authorized and issued, fully-paid and non-assessable shares of Senior Preferred Stock
(as hereinafter defined), registered in the name of the payee, free and clear of any and all liens, charges or other encumbrances of any nature whatsoever, with an aggregate liquidation preference equal in amount to the payment to be made.

	SECTION 2.	Definitions. As used herein, the following terms
shall have the following respective meanings:

	The Term "AG Note" shall mean the 8% Convertible Note in the original principal amount of $700,000 issued as of the date hereof by the Company to AG Checkout LLC.

	The term "Certificate of Designation" shall mean the Certificate of Designation of the Senior Preferred Stock, as filed with the Secretary of State of Delaware and as may be amended from time to time.

	The term "Company" shall mean NewCheck Corporation d/b/a
Productivity Solutions, Inc., a Delaware corporation, the maker of this Note, and shall also mean any successor corporation.

	The term "Conversion Price" shall mean the applicable price per share of Senior Preferred Stock set forth in Section 7.6 hereof, or, in case any adjustment of such price has taken place pursuant to the further provisions of Section 7, then the price as last adjusted and in effect for purposes of Section 7.

	The term "Convertible Securities" shall have the meaning set forth in Section 6.2 hereof.

	The term "ERS" shall have the meaning set forth in Section 1 hereof.

	The term "Events of Default" shall have the meaning set forth in Section 5.1 hereof.

	The term "Issuance Date" shall mean the date of this Note.

	The term "majority-in-interest", when used with reference to the principal amount of the Notes, shall mean in excess of 50% of the aggregate outstanding principal amount of the Notes.

	The term "Maturity Date" shall have the meaning set forth in
Section 1 hereof.

	The term "Mandatory Conversion" shall have the meaning set forth in Section 7.3 hereof.

	The term "Note" shall mean this Note and any Note executed and delivered by the Company in exchange or replacement for this Note pursuant to Section 8 hereof.

	The term "Notes" shall mean this Note and the AG Note.

	The term "Options" shall have the meaning set forth in
Section 6.2 hereof.

	The term "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

	The term "Purchase Agreement" shall mean the Stock and Convertible Note Purchase Agreement dated as of the Issuance Date among the Company, ERS and the other parties signatory thereto.

	The term "Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement dated the
Issuance Date among the Company, ERS and the other parties signatory thereto.

	The term "Securityholders Agreement" shall mean the Amended and Restated Securityholders Agreement dated the Issuance Date among the Company, ERS and the other parties signatories thereto.

	The term "Senior Preferred Stock" shall mean the Series C
Convertible Preferred Stock, $.0001 par value, of the Company.

	The term "Subsidiary" shall mean: (x) any present or future corporation at least a majority of the outstanding voting securities of which shall at the time be owned through Subsidiaries, by the Company, or which is otherwise controlled by the Company and (y) any partnership, association, joint venture or other entity in which the Company, directly or indirectly, or through Subsidiaries, has a 50% or more equity interest at the time or which is otherwise controlled by the Company. For purposes hereof, outstanding voting securities shall be deemed to be all classes of capital stock or other interests in equity

(excluding debt securities convertible into equity) then outstanding and normally entitled to vote in the election of directors, managers or trustees.

SECTION 3.	Optional Prepayment.

3.1 Except as agreed to in writing by the holders of a majority-in-interest of the principal amount of the Notes to any such payment, the Company shall not prepay all or any portion of the principal of or any interest on this Note prior to the Maturity Date.

3.2 Provided the holders of a majority-in-interest of the principal amount of the Notes shall have evidenced their agreement to such payment as aforesaid, the Company may prepay the whole, or any part, of the unpaid principal amount of this Note, without premium or penalty, upon the terms hereinafter set forth, and provided that interest on the principal prepayment shall be paid concurrently therewith. Notices of intended prepayment shall be given by the Company by mail and shall be mailed to the holder of this Note not less than 30 days from the date fixed for prepayment. The giving of such notice by the Company shall not in any way affect the rights of the holder of this Note under Section 7 hereof. In case this Note is intended to be prepaid in part only, such notice shall specify the principal amount hereof to be prepaid; and, in such case, the principal amount of this Note shall be prepaid in an amount proportionate to the principal amount of all Notes so prepaid. Upon giving of notice of prepayment as aforesaid, and subject to agreement thereto by the holder of this Note, this Note or portion thereof so specified for prepayment shall on the prepayment date specified in such notice become due and payable, and from and after the prepayment date so specified (unless the Company shall default in making such prepayment) interest on the principal of this Note or portion hereof so specified for prepayment shall cease to accrue, and the principal of this Note or portion thereof so specified for prepayment shall be paid by the Company at the prepayment price aforesaid.

	SECTION 4.	Consolidation Merger or Disposition of Assets.
Without limiting any other covenant contained in the Purchase
Agreement, the Company shall not consolidate with, merge into, or sell or otherwise dispose of all or substantially all its properties as an entirety to, any person unless:

		(a)	the successor formed by or resulting from such
consolidation or merger or to which such sale or other disposition shall have been made shall be a corporation organized under the laws of the United States of America or any State, district or territory thereof;

		(b)	such successor corporation shall expressly assume
the due and punctual payment of the principal of and interest on this Note according to its tenor, and the due and punctual performance and observance of all the covenants, agreements and conditions of this Note to be performed or observed by the Company to the same extent as if such successor corporation had been the original maker of this Note (and such assumption shall, upon the request of the holder of this Note, be evidenced by the endorsing of an appropriate legend upon this Note, and any Note executed pursuant to Section 8 hereof after such assumption shall, unless executed in the name of such corporation, have a similar legend endorsed thereon);

		(c)	immediately after such consolidation, merger,
sale or other disposition, such successor corporation shall not be in default in the performance of any of the covenants, agreements or conditions contained in this Note and no condition, act or event (with the giving of notice, passage of time, or otherwise) would result in such default; and

		(d)	immediately after such consolidation, merger,
sale or other disposition, such successor corporation shall have a consolidated stockholders' equity, determined in accordance with generally accepted accounting principles, which is no less than the Company's stockholders' equity, as so determined, immediately prior to such transaction.

SECTION 5.	Events of Default and Remedies.

5.1 Unless waived by the holders of a majority-in-interest of the principal amount of the Notes, the entire unpaid principal amount of this Note, together with all accrued interest hereon, at the option of the holder hereof exercised by notice to the Company, shall forthwith become and be due and payable if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, that is to say:

		(a)	if default shall be made in the due and punctual
payment of the principal of this Note when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise;

		(b)	if default shall be made in the due and punctual
payment of any interest on this Note when and as such interest shall become due and payable;

		(c)	if default shall be made in the performance or
observance of any of the other covenants, agreements or conditions of the Company or any Subsidiary contained in this Note or in the Purchase Agreement or any other agreement to which the Company and the holder of this Note are party, and such default shall have continued for a period of 30 days after notice thereof to the Company;

		(d)	if any representation or warranty made by the
Company under the Purchase Agreement or in any document or certificate furnished by the Company pursuant thereto shall prove to be inaccurate in any material respect when made;

		(e) 	if this Note, the Purchase Agreement or any other
agreement to which the Company and the holder of this Note are party shall cease to be enforceable in accordance with its terms against the Company, or the Company shall so state in writing;

(f) if the Company or any Subsidiary shall default beyond any period of grace provided with respect thereto in the payment of principal of, premium, if any, or interest on any obligation in respect of borrowed money when due, whether by acceleration or otherwise; or if the Company or any Subsidiary shall default beyond any grace period herein provided in the performance or observance of any other agreement, term or condition contained in such obligation or in any agreement under which any such obligation is created, if the effect of any such default is to cause or permit the holder or holders of such obligations (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to the date of its stated maturity, unless such holder or holders or trustee shall have waived such default after its occurrence or unless such holder or holders or trustee shall have failed to give any notice required to create an event of default thereunder;

		(g)  	if final judgment for the payment of money in
excess of $100,000 shall be rendered by a court of record against the Company or any Subsidiary and the Company or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or shall not procure a stay of execution thereon within 30 days from the date of entry thereof and, within the period during which execution of such judgment shall have been stayed, appeal therefrom, and cause the execution thereof to be stayed during such appeal;

		(h) 	if the Company or any Subsidiary shall:

			(i)	admit in writing its inability to pay its
debts generally as they become due;

			(ii)	file a petition in bankruptcy or a petition
to take advantage of any insolvency act;

			(iii) make an assignment for the benefit of creditors;

			(iv)	consent to the appointment of a receiver of
itself or of the whole or any substantial part of its property;

			(v)	on a petition in bankruptcy filed against
it, be adjudicated a bankrupt; or

			(vi)	file a petition or answer seeking
reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(i) if a court of competent jurisdiction shall enter, except at the direct or indirect request of the holder of this Note, an order, judgment, or decree appointing, without the consent of the Company or any Subsidiary, a receiver of the Company or any Subsidiary or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of the Company or any Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof; or

		(j) 	if, under the provisions of any other law for the
relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or any Subsidiary or of the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control.

5.2. In the case any one or more of the Events of Default specified in Section 5.1 hereof shall have occurred and be continuing, unless waived by the holders of a majority-in-interest of the principal amount of the Notes, the holder of this Note may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note, or, unless so waived, the holder of this Note may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the holder of this Note. In the event an Event of Default shall have occurred, unless so waived, and the holder of this Note shall employ attorneys, or incur other costs and expenses for the collection of payments due or to become due, or for the enforcement or performance or observance of any obligation or agreement of the Company under this Note, the Company agrees that it will pay to the holder, on demand, the reasonable fees of such attorney together with all other costs and expenses incurred by the holder.

	5.3	No remedy herein conferred upon the holder is intended
to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

5.4 No course of dealing between the Company and the holder or any delay on the part of the holder hereof in exer-cising any rights hereunder shall operate as a waiver of any rights of the holder hereof.

SECTION 6.	Protective Covenants.

6.1 Without the prior written consent of the holders of a majority-in-interest of the principal amount of the Notes, the Company shall not: authorize, adopt or approve an amendment to the Certificate of Incorporation of the Company which would alter or change in any manner the terms, powers, preferences or special rights of the Senior Preferred Stock, or grant any waivers of such preferences or rights, including any such modification or amendment that may (A) change the redemption date of the Senior Preferred Stock, (B) raise the conversion price of the Senior Preferred Stock or reduce the liquidation preference or redemption price or the dividend rights of the Senior Preferred Stock, (C) adversely affect any of the conversion features of the Senior Preferred Stock, or (D) reduce the percentage of outstanding Senior Preferred Stock necessary to modify or amend the terms thereof or to grant waivers thereof; or (without limiting any rights of any party to require the Company to effect a registration under the Registration Rights Agreement) cause or permit to occur any Participation Event (as defined in the Certificate of Designation), if within the control of the Company and except for any Liquidity Event (as defined in the Certificate of Designation) in the ordinary course of business.

6.2 Without the prior written consent of a majority-in-interest of the principal amount of the Notes, the Company shall not: (A) declare a dividend or effect any other distribution on the Senior Preferred Stock except as required by the Purchase Agreement or the Certificate of Designation; (B) subdivide the outstanding shares of Senior Preferred Stock into a greater number of shares of Senior Preferred Stock or combine the outstanding shares of Senior Preferred Stock into a smaller number of shares of Senior Preferred Stock; or (C) issue or sell any shares of Senior Preferred Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, or without consideration. For purposes of this Section 6.2, the following additional paragraphs shall apply:

(i) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Senior Preferred Stock or any stock or securities convertible into or exchangeable for Senior Preferred Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Senior

Preferred Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
(ii) the total maximum number of shares of Senior Preferred Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Senior Preferred Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options.

		(ii)	Issuance of Convertible Securities.  In case the
Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible
Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Senior Preferred Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Senior Preferred Stock issuable upon the conversion or exchange of all such Convertible
Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Senior Preferred
Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share on the date of the issue or sale of such Convertible Securities.

		(iii)	Consideration for Stock.    In case any shares of
Senior Preferred Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Senior Preferred Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value for such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

	SECTION 7.	Conversion of Note.

	7.1	Right to Convert.  Subject to and upon compliance with
the provisions hereof, the holder of this Note shall have the right, at such holder's option, at any time or from time to time on or after the second anniversary of the Issuance Date, to convert all or any part of the unpaid principal amount hereof, plus all interest accrued to the date of such conversion, into shares of Senior Preferred Stock, at the applicable Conversion
Price.

7.2 Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of this Note shall surrender it to the Company at the principal executive offices of the Company at 8400 Baymeadows Way, Suite 12, Jacksonville, Florida 32256 accompanied by written notice to the Company that the holder elects to convert this Note, or, if less than the entire unpaid principal amount hereof is to be converted, the portion hereof to be converted, and, if requested by the Company, by a duly executed instrument of transfer. Such notice (and any notice by the holder of this Note accompanying surrender of this
Note in the event of a Mandatory Conversion) shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Senior Preferred Stock which shall be issuable on such conversion shall be issued. As soon as practicable after the receipt of such notice and the surrender of this Note, the Company shall issue and shall deliver at said offices to the holder of this Note, or on his written order, a certificate or certificates for the number of full shares of Senior Preferred Stock issuable upon the conversion of this Note (or portion hereof) and provision shall be made for any fraction of a share as provided in Section 7.5 hereof. Such conversion (other than a Mandatory Conversion) shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Company and this Note shall have been surrendered as aforesaid. Conversion shall be at the Conversion Price in effect at the time of conversion, and at such time the rights of the holder of this Note as such holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Senior Preferred Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Senior Preferred Stock represented thereby. Upon conversion of only a part of the unpaid principal amount of this Note, the Company shall execute and deliver to or on the order of the holder thereof at said offices, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of such unpaid principal amount, which new Note shall be dated and bear interest from the date to which interest shall have been paid on such unconverted portion.

7.3 Mandatory Conversion. Immediately prior to any event which, pursuant to the Certificate of Designation, would cause the mandatory conversion of all outstanding shares of Senior Preferred Stock into shares of the common stock, $.0001 par value, of the Company, the entire unpaid principal amount hereof, plus all interest accrued to the date of such conversion, shall automatically and without any further act by the holder of this Note convert into shares of Senior Preferred Stock, at the then applicable Conversion Price (herein referred to as a "Mandatory Conversion").

	7.4	Right to Interest.  Notwithstanding any provision to
the contrary contained in this Note, the holder of this Note shall have the right, exercisable by written notice delivered to the Company, to require that any interest payable under this Note be paid by delivery of shares of Senior Preferred Stock in the manner set forth under Section 1 hereof.

	7.5	Adjustment for Fractional Shares.  No fractional
shares of Senior Preferred Stock or scrip shall be issued upon conversions of this Note. Instead of any fractional shares of Senior Preferred Stock which would otherwise be issuable upon conversion of this Note (or portion hereof) the Company shall pay a cash adjustment in respect of such fractional share of Senior Preferred Stock in an amount equal to the same fraction of the then current fair value of a share of Senior Preferred Stock, as determined in good faith by the Board of Directors of the Company.

	7.6	Conversion Price.  The Conversion Price per share of
Senior Preferred Stock shall be $7.42.

7.7 Consolidation, Merger, Sale of Assets, Reorganization or Reclassification. If any consolidation or merger of the Company with another corporation after the Issuance Date, or the sale of all or substantially all of its assets to another corporation shall be effected, or in case of any capital reorganization or reclassification of the capital stock of the Company, then, as a condition of such consolidation, merger or sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Note shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Senior Preferred Stock immediately theretofore purchasable and receivable upon the conversion of this Note, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Senior Preferred Stock of the Company equal to the number of shares of Senior Preferred Stock immediately theretofore purchasable and receivable by such holder had such consolidation, merger, sale, reorganization, or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation of any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

	7.8	Notice of Certain Actions.  Without limiting any
provision of the Purchase Agreement or contained herein, in case at any time:

	(i) 	the Company shall offer for subscription pro rata
to the holders of its shares of Senior Preferred Stock any additional shares of stock of any class or other rights;

	(ii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all its assets to, another corporation; or

	(iii)there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the holder hereof, of the date on which (A) the books of the Company shall close or a record shall be taken for such transaction or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of shares of Senior Preferred Stock of record shall participate in such transaction or shall be entitled to exchange their shares of Senior Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

	7.9	Reservation of Shares.  The Company shall at all times
reserve and keep available out of its authorized shares of Senior
Preferred Stock, solely for the purpose of issue upon the conversion of this Note as herein provided, such number of shares of Senior Preferred Stock as shall then be issuable upon the conversion of this Note.

	7.10	Taxes.  The issuance of certificates of shares of
Senior Preferred Stock upon the conversions of this Note shall be made without charge to the holder of this Note for any issuance tax in respect thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of this Note.

	7.11	Closing of Books.  The Company will at no time close
its transfer books against the transfer of any shares of Senior Preferred Stock issued or issuable upon the conversion of this
Note in any manner which interferes with the timely conversion of this Note.

	SECTION 8.	Exchange or Replacement of Note.

	8.1 The holder of this Note, at its option, may in person or by duly authorized attorney surrender this Note for exchange, at the principal executive offices of the Company, and at the expense of the Company receive in exchange therefor a new Note in the same aggregate principal amount as the aggregate unpaid principal amount of the Note so surrendered, bearing interest at the same annual rate as the Note so surrendered and otherwise in substantially the form of the Note so surrendered, each such new Note to be dated as of the date to which interest has been paid on the note so surrendered and to be in such principal amount and payable to the holder of this Note. Five days' prior written notice to the holder's intention to make such exchange shall be given to the Company.

	8.2 Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon surrender and cancel-lation of this Note, if mutilated, the Company, upon reimburse-ment to it of all reasonable expenses incidental thereto, will make and deliver a new Note, of like tenor, in lieu of this Note. Any Note made and delivered in accordance with the provisions of this Section 8 shall be dated as of the date to which interest has been paid on this Note.

	SECTION 9.	Notices.	 All notices, requests or instructions
hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid or by overnight express mail by a nationally recognized overnight mail carrier as follows:

		(1) 	if to the Company:

			8400 Baymeadows Way
			Suite 12
			Jacksonville, Florida 32256

			Attention: Chief Executive Officer

			Telecopy Number: (904) 739-0905

   with a copy to:

			Scott D. Smith, Esq.
			Powell, Goldstein, Frazer & Murphy LLP
			191 Peachtree Street
			16th Floor
			Atlanta, Georgia  30303

			Telecopy Number: (404) 572-6999

		(2) 	if to the holder of this Note:

			488 Main Avenue
			Norwalk, Connecticut  06851

			Attention:  Michael Persky

			Telecopy Number: (203) 849-2616

  	with a copy to:

			Howard Kailes, Esq.
			Krugman & Kailes LLP
			Park 80 West - Plaza Two
			Saddle Brook, New Jersey  07663

			Telecopy Number: (201) 845-9627


Any notice so addressed and mailed, shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee. Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

	SECTION 10.	Captions. Captions and section titles
contained herein are inserted as a matter of convenience and for reference only and are not intended to define, limit, extend or describe the scope of this Note or the intent of any provision hereof.

	SECTION 11.	Severability. In the event that one or more
of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

	SECTION 12.	Holders. The Company may deem and treat the
holder of this Note as the absolute owner of this Note for the purpose of receiving payment hereon or on account hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

	SECTION 13.	Governing Law. This Note shall be governed
by and construed in accordance with the laws of the State of New
York applicable to agreements made and to be performed entirely within such state.

	SECTION 14. 	Related Agreements. This Note is issued
pursuant to the Purchase Agreement and is entitled to the benefits thereof and subject to the obligations thereunder, and to those set forth in the Registration Rights Agreement and the Securityholders Agreement. Copies of such agreements may be obtained by any holder of this Note at the principal executive offices of the Company.

	IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first-above written.

ATTEST:						           NEWCHECK CORPORATION
                 							d/b/a Productivity Solutions,
                							 Inc.

                    	  		By
--------------------			    -----------------------------
Secretary					             President and Chief Executive
                   							 Officer

       									EXHIBIT  A-2

NEITHER THIS NOTE, NOR THE SHARES ISSUABLE UPON CONVERSION
OF THIS NOTE, HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED
IN VIOLATION OF SUCH ACT

	NEWCHECK CORPORATION
d/b/a Productivity Solutions, Inc.

	8% CONVERTIBLE NOTE

$700,000	February 11, 2000

	SECTION 1.	General. NEWCHECK CORPORATION d/b/a Productivity
Solutions, Inc., a Delaware corporation (hereinafter referred to as the "Company"), with offices at 8400 Baymeadows Way, Suite 12,
Jacksonville, Florida 32256, for value received, hereby promises to pay to AG Checkout LLC, a Delaware limited liability company
(hereinafter referred to as "AG"), with offices at c/o Angelo, Gordon & Co., 245 Park Avenue, New York, New York 10167, or order, the principal amount of $700,000 (Seven Hundred Thousand
Dollars), the entire principal balance of which shall be due and payable on the fifth anniversary of the date hereof (hereinafter referred to as the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts or, at the election of the Company, in the manner hereinafter set forth; and, to pay interest on the unpaid balance of the principal amount hereof from the date hereof at the rate of 8%
per annum, compounded semi-annually on each July 1 and January 1 prior to the Maturity Date, in like coin or currency or, at the election of the Company, in the manner hereinafter set forth, on the Maturity Date; and to pay interest at such rate, in like coin or currency or, at the election of the Company, in such manner, on any overdue principal and (to the extent permitted by law) on any overdue interest, from the due date hereof until the obligation of the Company with respect to the payment thereof shall be discharged; all payments of principal of this Note and all payments of the interest on this Note to be made at c/o
Angelo, Gordon & Co., 245 Park Avenue, New York, New York 10167, or such other location as shall be specified in writing by the holder of this Note to the Company.

	All payments of principal of this Note and all payments of interest on this Note may, at the election of the Company, in lieu of payment in coin or currency of the United States of America as aforesaid, be made in validly authorized and issued, fully-paid and non-assessable shares of Senior Preferred Stock
(as hereinafter defined), registered in the name of the payee, free and clear of any and all liens, charges or other encumbrances of any nature whatsoever, with an aggregate liquidation preference equal in amount to the payment to be made.

	SECTION 2.	Definitions. As used herein, the following terms
shall have the following respective meanings:

	The term "AG" shall have the meaning set forth in Section 1 hereof.

	The term "Certificate of Designation" shall mean the Certificate of Designation of the Senior Preferred Stock, as filed with the Secretary of State of Delaware and as may be amended from time to time.

	The term "Company" shall mean NewCheck Corporation d/b/a
Productivity Solutions, Inc., a Delaware corporation, the maker of this Note, and shall also mean any successor corporation.

	The term "Conversion Price" shall mean the applicable price per share of Senior Preferred Stock set forth in Section 7.6 hereof, or, in case any adjustment of such price has taken place pursuant to the further provisions of Section 7, then the price as last adjusted and in effect for purposes of Section 7.

	The term "Convertible Securities" shall have the meaning set forth in Section 6.1 hereof.

	The term "ERS Note" shall mean the 8% Convertible Note in the original principal amount of $4,550,000 issued as of the date hereof by the Company to Electronic Retailing Systems
International, Inc.

	The term "Events of Default" shall have the meaning set forth in Section 5.1 hereof.

	The term "Issuance Date" shall mean the date of this Note.

	The term "majority-in-interest", when used with reference to the principal amount of the Notes, shall mean in excess of 50% of the aggregate outstanding principal amount of the Notes.

	The term "Maturity Date" shall have the meaning set forth in
Section 1 hereof.

	The term "Mandatory Conversion" shall have the meaning set forth in Section 7.3 hereof.

	The term "Note" shall mean this Note and any Note executed and delivered by the Company in exchange or replacement for this Note pursuant to Section 8 hereof.

	The term "Notes" shall mean this Note and the ERS Note.

	The term "Options" shall have the meaning set forth in
Section 6.1 hereof.

	The term "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

	The term "Purchase Agreement" shall mean the Stock and Convertible Note Purchase Agreement dated as of the Issuance Date among the Company, AG and the other parties signatory thereto.

	The term "Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement dated the
Issuance Date among the Company, AG and the other parties signatory thereto.

	The term "Securityholders Agreement" shall mean the Amended and Restated Securityholders Agreement dated the Issuance Date among the Company, AG and the other parties signatories thereto.

	The term "Senior Preferred Stock" shall mean the Series C
Convertible Preferred Stock, $.0001 par value, of the Company.

	The term "Subsidiary" shall mean: (x) any present or future corporation at least a majority of the outstanding voting securities of which shall at the time be owned through Subsidiaries, by the Company, or which is otherwise controlled by the Company and (y) any partnership, association, joint venture or other entity in which the Company, directly or indirectly, or through Subsidiaries, has a 50% or more equity interest at the time or which is otherwise controlled by the Company. For purposes hereof, outstanding voting securities shall be deemed to be all classes of capital stock or other interests in equity (excluding debt securities convertible into equity) then outstanding and normally entitled to vote in the election of directors, managers or trustees.

SECTION 3.	Optional Prepayment.

	3.1 Except as agreed to in writing by the holders of a majority-in-interest of the principal amount of the Notes prior to any such payment, the Company shall not prepay all or any portion of the principal of or any interest on this Note prior to the Maturity Date.

3.2 Provided the holders of this Note shall have evidenced their agreement to such payment as aforesaid, the Company may prepay the whole, or any part, of the unpaid principal amount of this Note, without premium or penalty, upon the terms hereinafter set forth, and provided that interest on the principal prepayment shall be paid concurrently therewith. Notices of intended prepayment shall be given by the Company by mail and shall be mailed to the holder of this Note not less than 30 days from the date fixed for prepayment. The giving of such notice by the Company shall not in any way affect the rights of the holder of this Note under Section 7 hereof. In case this Note is intended to be prepaid in part only, such notice shall specify the principal amount hereof to be prepaid; and, in such case, the principal amount of this Note shall be prepaid in an amount proportionate to the principal amount of all Notes so prepaid. Upon giving of notice of prepayment as aforesaid, and subject to agreement thereto by the holder of this Note, this Note or portion thereof so specified for prepayment shall on the prepayment date specified in such notice become due and payable, and from and after the prepayment date so specified (unless the Company shall default in making such prepayment) interest on the principal of this Note or portion hereof so specified for prepayment shall cease to accrue, and the principal of this Note or portion thereof so specified for prepayment shall be paid by the Company at the prepayment price aforesaid.

	SECTION 4.	Consolidation Merger or Disposition of Assets.
Without limiting any other covenant contained in the Purchase
Agreement, the Company shall not consolidate with, merge into, or sell or otherwise dispose of all or substantially all its properties as an entirety to, any person unless:

		(a)	the successor formed by or resulting from such
consolidation or merger or to which such sale or other disposition shall have been made shall be a corporation organized under the laws of the United States of America or any State, district or territory thereof;

		(b)	such successor corporation shall expressly assume
the due and punctual payment of the principal of and interest on this Note according to its tenor, and the due and punctual performance and observance of all the covenants, agreements and conditions of this Note to be performed or observed by the Company to the same extent as if such successor corporation had been the original maker of this Note (and such assumption shall, upon the request of the holder of this Note, be evidenced by the endorsing of an appropriate legend upon this Note, and any Note executed pursuant to Section 8 hereof after such assumption shall, unless executed in the name of such corporation, have a similar legend endorsed thereon);

		(c)	immediately after such consolidation, merger,
sale or other disposition, such successor corporation shall not be in default in the performance of any of the covenants, agreements or conditions contained in this Note and no condition, act or event (with the giving of notice, passage of time, or otherwise) would result in such default; and

		(d)	immediately after such consolidation, merger,
sale or other disposition, such successor corporation shall have a consolidated stockholders' equity, determined in accordance with generally accepted accounting principles, which is no less than the Company's stockholders' equity, as so determined, immediately prior to such transaction.

SECTION 5.	Events of Default and Remedies.

5.1 Unless waived by the holders of a majority-in-interest of the principal amount of the Notes, the entire unpaid principal amount of this Note, together with all accrued interest hereon, at the option of the holder hereof exercised by notice to the Company, shall forthwith become and be due and payable if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, that is to say:

		(a)	if default shall be made in the due and punctual
payment of the principal of this Note when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise;

		(b)	if default shall be made in the due and punctual
payment of any interest on this Note when and as such interest shall become due and payable;

		(c)	if default shall be made in the performance or
observance of any of the other covenants, agreements or conditions of the Company or any Subsidiary contained in this Note or in the Purchase Agreement or any other agreement to which the Company and the holder of this Note are party, and such default shall have continued for a period of 30 days after notice thereof to the Company;

		(d)	if any representation or warranty made by the
Company under the Purchase Agreement or in any document or certificate furnished by the Company pursuant thereto shall prove to be inaccurate in any material respect when made;

		(e)	if this Note, the Purchase Agreement or any other
agreement to which the Company and the holder of this Note are party shall cease to be enforceable in accordance with its terms against the Company, or the Company shall so state in writing;

(f) if the Company or any Subsidiary shall default beyond any period of grace provided with respect thereto in the payment of principal of, premium, if any, or interest on any obligation in respect of borrowed money when due, whether by acceleration or otherwise; or if the Company or any Subsidiary shall default beyond any grace period herein provided in the performance or observance of any other agreement, term or condition contained in such obligation or in any agreement under which any such obligation is created, if the effect of any such default is to cause or permit the holder or holders of such obligations (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to the date of its stated maturity, unless such holder or holders or trustee shall have waived such default after its occurrence or unless such holder or holders or trustee shall have failed to give any notice required to create an event of default thereunder;

		(g)  	if final judgment for the payment of money in
excess of $100,000 shall be rendered by a court of record against the Company or any Subsidiary and the Company or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or shall not procure a stay of execution thereon within 30 days from the date of entry thereof and, within the period during which execution of such judgment shall have been stayed, appeal therefrom, and cause the execution thereof to be stayed during such appeal;

		(h) 	if the Company or any Subsidiary shall:

			(i)	admit in writing its inability to pay its
debts generally as they become due;

			(ii)	file a petition in bankruptcy or a petition
to take advantage of any insolvency act;

			(iii) 	make an assignment for the benefit of
creditors;

			(iv)	consent to the appointment of a receiver of
itself or of the whole or any substantial part of its property;

			(v)	on a petition in bankruptcy filed against
it, be adjudicated a bankrupt; or

			(vi)	file a petition or answer seeking
reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(i) if a court of competent jurisdiction shall enter, except at the direct or indirect request of the holder of this Note, an order, judgment, or decree appointing, without the consent of the Company or any Subsidiary, a receiver of the Company or any Subsidiary or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of the Company or any Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof; or

		(j) 	if, under the provisions of any other law for the
relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or any Subsidiary or of the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control.

	5.2.	In the case any one or more of the Events of Default
specified in Section 5.1 hereof shall have occurred and be continuing, unless waived by the holders of a majority-in-interest of the principal amount of the Notes, the holder of this Note may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note, or, unless so waived, the holder of this Note may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the holder of this Note. In the event an Event of Default shall have occurred, unless so waived, and the holder of this Note shall employ attorneys, or incur other costs and expenses for the collection of payments due or to become due, or for the enforcement or performance or observance of any obligation or agreement of the Company under this Note, the Company agrees that it will pay to the holder, on demand, the reasonable fees of such attorney together with all other costs and expenses incurred by the holder.

	5.3	No remedy herein conferred upon the holder is intended
to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

5.5 No course of dealing between the Company and the holder or any delay on the part of the holder hereof in exer-cising any rights hereunder shall operate as a waiver of any rights of the holder hereof.

SECTION 6.	Protective Covenants.

	6.1	Without the prior written consent of the holders of a
majority-in-interest of the principal amount of the Notes, the Company shall not: authorize, adopt or approve an amendment to the Certificate of Incorporation of the Company which would alter or change in any manner the terms, powers, preferences or special rights of the Senior Preferred Stock, or grant any waivers of such preferences or rights, including any such modification or amendment that may (A) change the redemption date of the Senior Preferred Stock, (B) raise the conversion price of the Senior Preferred Stock or reduce the liquidation preference or redemption price or the dividend rights of the Senior Preferred Stock, (C) adversely affect any of the conversion features of the Senior Preferred Stock, or (D) reduce the percentage of outstanding Senior Preferred Stock necessary to modify or amend the terms thereof or to grant waivers thereof; or (without limiting any rights of any party to require the Company to effect a registration under the Registration Rights Agreement) cause or permit to occur any Participation Event (as defined in the Certificate of Designation), if within the control of the Company and except for any Liquidity Event (as defined in the Certificate of Designation) in the ordinary course of business.

6.2	Without the prior written consent of the holders of a
majority-in-interest of the principal amount of the Notes, the Company shall not: (A) declare a dividend or effect any other distribution on the Senior Preferred Stock except as required by the Purchase Agreement or the Certificate of Designation; (B) subdivide the outstanding shares of Senior Preferred Stock into a greater number of shares of Senior Preferred Stock or combine the outstanding shares of Senior Preferred Stock into a smaller number of shares of Senior Preferred Stock; or (C) issue or sell any shares of Senior Preferred Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, or without consideration.
For purposes of this Section 6.2, the following additional paragraphs shall apply:

(i) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Senior Preferred Stock or any stock or securities convertible into or exchangeable for Senior Preferred Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Senior Preferred Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible
Securities and upon the conversion or exchange thereof, by
(ii) the total maximum number of shares of Senior Preferred Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Senior Preferred Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options.

(ii) Issuance of Convertible Securities. In case the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Senior Preferred Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Senior Preferred Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Senior Preferred Stock issuable upon conversion or exchange of all such

Convertible Securities shall be deemed to have been issued for such price per share on the date of the issue or sale of such Convertible Securities.

		(iii)	Consideration for Stock.    In case any shares of
Senior Preferred Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Senior Preferred Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value for such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

	SECTION 7.	Conversion of Note.

 7.1	Right to Convert.  Subject to and upon compliance with
the provisions hereof, the holder of this Note shall have the right, at such holder's option, at any time or from time to time, on or after the second anniversary of the Issuance Date, to convert all or any part of the unpaid principal amount hereof, plus all interest accrued to the date of such conversion, into Shares of Senior Preferred Stock, at the applicable Conversion Price.

7.2 Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of this Note shall surrender it to the Company at the principal executive offices of the Company at 8400 Baymeadows Way, Suite 12, Jacksonville, Florida 32256 accompanied by written notice to the Company that the holder elects to convert this Note, or, if less than the entire unpaid principal amount hereof is to be converted, the portion hereof to be converted, and, if requested by the Company, by a duly executed instrument of transfer. Such notice (and any notice by the holder of this Note accompanying surrender of this
Note in the event of a Mandatory Conversion) shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Senior Preferred Stock which shall be issuable on such conversion shall be issued. As soon as practicable after the receipt of such notice and the surrender of this Note, the Company shall issue and shall deliver at said offices to the holder of this Note, or on his written order, a certificate or certificates for the number of full shares of Senior Preferred Stock issuable upon the conversion of this Note (or portion hereof) and provision shall be made for any fraction of a share as provided in Section 7.5 hereof. Such conversion (other than a Mandatory Conversion) shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Company and this Note shall have been surrendered as aforesaid. Conversion shall be at the Conversion Price in effect at the time of conversion, and at such time the rights of the holder of this Note as such holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Senior Preferred Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Senior Preferred Stock represented thereby. Upon conversion of only a part of the unpaid principal amount of this Note, the Company shall execute and deliver to or on the order of the holder thereof at said offices, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of such unpaid principal amount, which new Note shall be dated and bear interest from the date to which interest shall have been paid on such unconverted portion.

7.3 Mandatory Conversion. Immediately prior to any event which, pursuant to the Certificate of Designation, would cause the mandatory conversion of all outstanding shares of Senior Preferred Stock into shares of the common stock, $.0001 par value, of the Company, the entire unpaid principal amount hereof, plus all interest accrued to the date of such conversion, shall automatically and without any further act by the holder of this Note convert into shares of Senior Preferred Stock, at the then applicable Conversion Price. In addition, contemporaneously with the conversion of the ERS Note, in whole or in part, or of any right to convert interest under the ERS Note, into shares of Senior Preferred Stock, then the principal of or interest on this Note (or right to receive interest on this Note), as the case may be, shall automatically and without further act by the holder of this Note convert into shares of Senior Preferred Stock, at the then applicable Conversion Price, in the same proportion as conversion of the principal of, or interest on the ERS Note (or right to receive interest on the ERS Note), respectively. Any conversion of this Note pursuant to this Section 7.3 is herein referred to as a "Mandatory Conversion."

	7.4	Right to Interest.  Notwithstanding any provision to
the contrary contained in this Note, the holder of this Note shall have the right, exercisable by written notice delivered to the Company, to require that any interest payable under this Note be paid by delivery of shares of Senior Preferred Stock in the manner set forth under Section 1 hereof.

	7.5	Adjustment for Fractional Shares.  No fractional
shares of Senior Preferred Stock or scrip shall be issued upon conversions of this Note. Instead of any fractional shares of Senior Preferred Stock which would otherwise be issuable upon conversion of this Note (or portion hereof) the Company shall pay a cash adjustment in respect of such fractional share of Senior Preferred Stock in an amount equal to the same fraction of the then current fair value of a share of Senior Preferred Stock, as determined in good faith by the Board of Directors of the Company.

	7.6	Conversion Price.  The Conversion Price per share of
Senior Preferred Stock shall be $7.42.

7.7 Consolidation, Merger, Sale of Assets, Reorganization or Reclassification. If any consolidation or merger of the Company with another corporation after the Issuance Date, or the sale of all or substantially all of its assets to another corporation shall be effected, or in case of any capital reorganization or reclassification of the capital stock of the Company, then, as a condition of such consolidation, merger or sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Note shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Senior Preferred Stock immediately theretofore purchasable and receivable upon the conversion of this Note, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Senior Preferred Stock of the Company equal to the number of shares of Senior Preferred Stock immediately theretofore purchasable and receivable by such holder had such consolidation, merger, sale, reorganization, or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation of any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

	7.8	Notice of Certain Actions.  Without limiting any
provision of the Purchase Agreement or contained herein, in case at any time:

	(i) 	the Company shall offer for subscription pro rata
to the holders of its shares of Senior Preferred Stock any additional shares of stock of any class or other rights;

	(ii)  	there shall be any capital reorganization or
reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all its assets to, another corporation; or

	(iii)	there shall be a voluntary or involuntary
dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the holder hereof, of the date on which (A) the books of the Company shall close or a record shall be taken for such transaction or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of shares of Senior Preferred Stock of record shall participate in such transaction or shall be entitled to exchange their shares of Senior Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

	7.9	Reservation of Shares.  The Company shall at all times
reserve and keep available out of its authorized shares of Senior
Preferred Stock, solely for the purpose of issue upon the conversion of this Note as herein provided, such number of shares of Senior Preferred Stock as shall then be issuable upon the conversion of this Note.

	7.10	Taxes.  The issuance of certificates of shares of
Senior Preferred Stock upon the conversions of this Note shall be made without charge to the holder of this Note for any issuance tax in respect thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of this Note.

	7.11	Closing of Books.  The Company will at no time close
its transfer books against the transfer of any shares of Senior Preferred Stock issued or issuable upon the conversion of this
Note in any manner which interferes with the timely conversion of this Note.

SECTION 8.	Exchange or Replacement of Note.

	8.1 The holder of this Note, at its option, may in person or by duly authorized attorney surrender this Note for exchange, at the principal executive offices of the Company, and at the expense of the Company receive in exchange therefor a new Note in the same aggregate principal amount as the aggregate unpaid principal amount of the Note so surrendered, bearing interest at the same annual rate as the Note so surrendered and otherwise in substantially the form of the Note so surrendered, each such new Note to be dated as of the date to which interest has been paid on the note so surrendered and to be in such principal amount and payable to the holder of this Note. Five days' prior written notice to the holder's intention to make such exchange shall be given to the Company.

	8.2 Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon surrender and cancel-lation of this Note, if mutilated, the Company, upon reimburse-ment to it of all reasonable expenses incidental thereto, will make and deliver a new Note, of like tenor, in lieu of this Note. Any Note made and delivered in accordance with the provisions of this Section 8 shall be dated as of the date to which interest has been paid on this Note.

	SECTION 9.	Notices.	 All notices, requests or instructions
hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid or by overnight express mail by a nationally recognized overnight mail carrier as follows:

		(1) 	if to the Company:

			8400 Baymeadows Way
			Suite 12
			Jacksonville, Florida 32256
			Attention: Chief Executive Officer

			Telecopy Number: (904) 739-0905

   with a copy to:

			Scott D. Smith, Esq.
			Powell, Goldstein, Frazer & Murphy LLP
			191 Peachtree Street
			16th Floor
			Atlanta, Georgia  30303

			Telecopy Number: (404) 572-6999

		(2) 	if to the holder of this Note:

			c/o Angelo, Gordon & Co.
			245 Park Avenue
			New York, New York 10167
			Attention: Joshua Brain

			Telecopy Number: (203) 849-2616


Any notice so addressed and mailed, shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee. Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

	SECTION 10.	Captions. Captions and section titles
contained herein are inserted as a matter of convenience and for reference only and are not intended to define, limit, extend or describe the scope of this Note or the intent of any provision hereof.

	SECTION 11.	Severability. In the event that one or more
of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

	SECTION 12.	Holders. The Company may deem and treat the
holder of this Note as the absolute owner of this Note for the purpose of receiving payment hereon or on account hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

	SECTION 13.	Governing Law. This Note shall be governed
by and construed in accordance with the laws of the State of New
York applicable to agreements made and to be performed entirely within such state.

	SECTION 14. 	Related Agreements. This Note is issued
pursuant to the Purchase Agreement and is entitled to the benefits thereof and subject to the obligations thereunder, and to those set forth in the Registration Rights Agreement and the Securityholders Agreement. Copies of such agreements may be obtained by any holder of this Note at the principal executive offices of the Company.

	IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first-above written.

ATTEST:						              NEWCHECK CORPORATION
                    							d/b/a Productivity Solutions,
                  						   Inc.

                  							By
---------------------		     ---------------------------
Secretary					              President and Chief Executive
                    							 Officer


      									EXHIBIT B


NEWCHECK CORPORATION
 CERTIFICATE OF DESIGNATION, PREFERENCES
AND RELATIVE, PARTICIPATING, OPTIONAL AND
 OTHER SPECIAL RIGHTS OF PREFERRED STOCK
  AND QUALIFICATIONS, LIMITATIONS AND
       RESTRICTIONS THEREOF

Pursuant to Section 151(g) of the
   General Corporation Law of
           Delaware

NEWCHECK CORPORATION (hereinafter referred to as the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that pursuant to the provisions of
Section 141(f) of the General Corporation Law of Delaware, its Board of Directors, by unanimous written consent, dated February 11, 2000 adopted the following resolution, which resolution remains in full force and effect as of the date hereof:
WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of preferred stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware; and

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of the preferred stock to be designated the Series C Convertible Preferred Stock of the Company and the number of shares constituting such preferred stock;

NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the Series C Preferred Stock on the terms and provisions herein set forth:

TERMS, PREFERENCES, RIGHTS AND LIMITATIONS
                  of
        SERIES C PREFERRED STOCK
                  of
          NEWCHECK CORPORATION

The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series C Preferred Stock or the holders thereof are as follows:

1. Definitions. For purposes of this Designation, the following definitions shall apply:

	"AG Convertible Note" means the Company's 8% Convertible
Note dated as of even date herewith issued to AG Checkout LLC due February 11, 2005 in the aggregate principal amount of $700,000, convertible into Senior Preferred Stock of the Company.

	"Appraised Value" shall mean, on any date herein specified, the fair market value of a share of Series C Preferred Stock (calculated as if a Participation Event had then occurred entailing a sale of all or substantially all of the assets of the company to a Person not an Affiliate of the Company, or a merger or consolidation of the Company or a sale of its shares whereby the entire equity in the Company is acquired by a Person not an Affiliate of the Company), determined by an investment banking firm selected by the Company and approved by the Required Holders (not to be unreasonably withheld or delayed), the costs of which shall be borne by the Company.

	  "Board" shall mean the Board of Directors of the Company.

 "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

	 "Common Stock" shall mean the Common Stock, $.0001 par value per share, of the Company.

	"Company" shall mean NewCheck Corporation d/b/a
Productivity Solutions, Inc., a Delaware corporation.

"Conversion Price" shall mean the amount computed by dividing the Liquidation Preference by the number of shares of Common
Stock into which one share of Series C Preferred Stock is convertible at the Conversion Ratio.

	"Conversion Ratio" has the meaning set forth in Section 7 of this Certificate of Designation.

	"Convertible Notes" means the AG Convertible Note and the
ERS Convertible Note.

	"Convertible Securities" has the meaning set forth in
Section 7 of this Certificate of Designation.

	"Current Market Price", on any date, shall mean the average, for 30 consecutive Business Days commencing 45 days before such date, of the last sale prices of the Common Stock on each such day on the principal stock exchange or the Nasdaq National Market on which the Common Stock is then listed or admitted to trading, and if no sale takes place on any such day on any such exchange or market, the average of the last reported closing bid and asked prices on such date as officially quoted on any such exchange or market; and if the Common Stock is not then listed or admitted to trading on any stock exchange or such market, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by Nasdaq or the National Quotation Bureau, Inc.; and if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers selected by the Company and approved by the Required Holders (not to be unreasonably withheld or delayed); provided, however, that if the Common Stock is not traded in such manner that the foregoing data is available for the period required hereunder, the Current Market Price shall mean the fair market value as shall be determined in good faith by the Board of the Company or, if such determination cannot be made, by an investment banking firm selected by the Company and approved by the Required Holders (not to be unreasonably withheld or delayed), the costs of which shall be borne by the Company.

	"Dividend Rate" shall mean 8% per annum, calculated on a 360 day per year basis, based on the actual number of days elapsed.

	"ERS Convertible Note" means the Company's 8% Convertible
Note dated of even date herewith due February 11, 2005 issued to Electronic Retailing Systems International, Inc. in the aggregate principal amount of $4,550,000, convertible into Senior Preferred Stock of the Company.

	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such similar Federal statute.

	"Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction, with neither being under any compulsion to buy or sell.

	"Fully Diluted Outstanding" shall mean, at any date, all shares of Common Stock outstanding at such date, and all shares of Common Stock issuable upon the exchange or conversion of all Convertible Securities outstanding on such date and exchangeable for or convertible into Common Stock (and of all such Convertible Securities issuable upon exercise of Options), and upon the exercise of all Options to acquire Common Stock outstanding on such date.

	"Liquidation Preference" shall mean $ 7.42 per share. "Liquidity Event" shall mean availability to the Company of cash and cash equivalents in excess of $20 million, excluding therefrom any and all working capital or reserves or other amounts necessary or appropriate for the proper operation of the Company's business (as reasonably determined by the Board of Directors) and amounts restricted as a result of any obligation undertaken by the Company in furtherance of the Company's business and approved by its Board acting reasonably (such exclusions not to extend to amounts required for distributions or payments on or in exchange for shares, whether in redemption thereof, upon a Participation Event or otherwise).

	"Management Agreement" shall mean the Management Agreement dated February 11, 2000 between the Company and Electronic
Retailing Systems International, Inc., as may from time to time be amended, and any replacements thereof.

	"Mandatory Conversion" has the meaning set forth in Section 7 of this Certificate of Designation.

	"New Securities" has the meaning set forth in the Securityholders Agreement.

	"Optional Conversion" has the meaning set forth in Section 7 of this Certificate of Designation.

	"Options" has the meaning set forth in Section 7 of this Certificate of Designation.

	"Original Issue Date" shall mean the date of the original issuance of shares of Series C Preferred Stock.

	"Participation Event" shall mean (i) a sale of all or substantially all of the assets of the Company, or (ii) a merger or consolidation of the Company with or into any other corporation (other than a merger or consolidation in which shares of the Company's Voting Securities outstanding immediately before such merger or consolidation are exchanged or converted into or constitute shares which represent more than 50% of the surviving entity's Voting Securities after such consolidation or merger), or (iii) a transaction or a series of transactions in which a Person or a group of Persons (as defined in Rule 13d-5(b)(I) of the Exchange Act) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of more than 50% of the Voting Securities of the Company, or (iv) a Qualified Public Offering, or (v) a Liquidity Event, or (vi) a liquidation, dissolution of winding-up the Company. A Participation Event shall not extend to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Company, (2) a merger of the Company with or into a wholly-owned subsidiary of the Company that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, in which the Company is substantively the surviving corporation and operates as a going concern and is not the target in any such acquisition, of another corporation incorporated in the United States of America that is engaged in a business similar or related to the business of the Company and which does not involve a recapitalization of the Series C Preferred Stock.

	"Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

	 "Qualified Public Offering" means a sale of Company's Common Stock pursuant to an underwritten public offering of the Company's Common Stock on Form S-1 (or any equivalent general registration form) under the Securities Act of 1933, as amended, where the pre-closing valuation of the Company (based on the percentage of the Company sold in such transaction and the price therefor) is at least $120 million and generating for the Company aggregate gross proceeds of at least $20 million.

	"Redemption Date" shall mean the date on which any shares of Series C Preferred Stock are redeemed by the Company.

	"Redemption Notice" has the meaning set forth in Section
6(a) of this Certification of Designation.

	"Redemption Price" has the meaning set forth in Section
6(a) of this Certificate of Designation.

	"Required Holders" shall mean Persons who, in the aggregate, hold Series C Preferred Stock (or any Convertible
Note) representing at least 66.67% of the outstanding Series C Preferred Stock, including in such calculation shares issuable upon conversion of the Convertible Notes.

	"Securityholders Agreement" shall mean the Amended and Restated Securityholders Agreement dated February 11, 2000 entered into, inter alia, by the Company and the Required
Holders, as may from time to time be amended.

	"Series A Preferred Stock" shall mean Company's Series A
Preferred Stock, $.0001 par value per share.

	"Series B Terms, Preferences, Rights and Limitations" shall mean the Amended Terms, Preferences, Rights and Limitations of the Series B Preferred Stock, as filed with the Secretary of State of Delaware (together with the Company's Fifth Amended and
Restated Certificate of Incorporation).

	 "Series B Preferred Stock" shall refer to shares of Series B1 Preferred Stock and Series B2 Preferred Stock.

	"Series B1 Preferred Stock" shall mean Company's Series B1 Convertible Preferred Stock, $.0001 par value per share.

	"Series B2 Preferred Stock" shall mean Company's Series B2 Convertible Preferred Stock, $.0001 par value per share.

	"Series C Preferred Stock" shall mean Company's Series C
Convertible Preferred Stock, $.0001 par value per share.

	"Super Required Holders" shall mean Persons who, in the aggregate, hold Series C Preferred Stock (or any Convertible
Note) representing at least 75% of the outstanding Series C Preferred Stock, including in such calculation shares issuable upon conversion of the Convertible Notes.

	 "Voting Securities" shall mean all classes of capital or other interests in equity (excluding debt securities convertible into equity) of the subject referenced then outstanding and normally entitled to vote in the election of directors, managers, or trustees thereof.

	2. Designation: Number of Shares. The designation of the preferred stock authorized by this resolution shall be Series C
Preferred Stock and the number of shares of Series C Preferred
Stock authorized hereby shall be 3,500,000.

3.  Dividends.
	(a)	So long as any shares of Series C Preferred Stock
shall be outstanding, the holders of such Series C Preferred Stock shall be entitled to receive, if legally payable by the Board of the Company, preferential dividends, payable-in-kind in additional shares of Series C Preferred Stock of the same series, based upon the Liquidation Preference thereof, at the Dividend Rate on the Liquidation Preference hereunder, payable semi-annually on the first Business Day of July and January of each year, commencing July 1, 2000. If the Board of the Company cannot legally declare or pay such dividends, then such dividends shall be cumulative and compound semi-annually, shall begin to accrue and compound from the Original Issue Date, whether or not there shall be net profits or net assets of the Company legally available for the payment of those dividends, and shall be paid-in-kind as soon as such dividends are legally payable.

	(b)	So long as any shares of Series C Preferred Stock
shall be outstanding, then, without the affirmative vote of the Required Holders, (i) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on account of any Common Stock or Series A Preferred Stock or (except as required by the Series B Terms, Preferences, Rights and Limitations as in effect on the date hereof) the Series B Preferred Stock and
(ii) no shares of Common Stock or Series A Preferred Stock or (except as required by the Series B Terms, Preferences, Rights and Limitations as in effect on the date hereof) the Series B Preferred Stock shall be repurchased, redeemed or acquired by the Company, and (except as aforesaid) no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

	4.  Liquidation Rights of Series C Preferred Stock.

(a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, after payment or declaration and setting apart for payment of amounts due thereon shall be made in respect of any shares of any other class or series of the Company's Preferred Stock ranking senior to the Series C Preferred Stock and before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock or any share of any other class or series of the Company's preferred stock ranking junior to the Series C Preferred Stock (including, but not limited to, the Company's Series A Preferred Stock and its Series B Preferred Stock) with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Company, an amount equal to the Liquidation Preference plus all declared or accrued and unpaid dividends (whether or not then legally payable) in respect of any liquidation, dissolution or winding up consummated.

(b)	If upon any liquidation, dissolution or winding up of
the Company, whether voluntary or involuntary, and after payment or declaration and setting apart for payment of amounts due thereon shall be made in respect of any shares of any other class or series of the Company's preferred stock ranking senior to the Series C Preferred Stock, the assets to be distributed among the holders of Series C Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company remaining to be distributed after payment or declaration and setting apart for payment of amounts due in respect of any shares of any other class or series of the Company's preferred stock ranking senior to the Series C Preferred Stock) shall be distributed ratably among the holders of Series C Preferred Stock, based on the full preferential amounts for the number of shares of Common Stock (determined on an as-if converted basis) held by each holder.

(c) For purposes of this Section 4, each Participation
Event shall be deemed a liquidation, dissolution, or winding-up of the Company.

(d)	After payment to the holders of Series C Preferred
Stock of the amounts set forth in Sections 4(a) and (b) hereof, if a Participation Event other than a Qualified Public Offering or a Liquidity Event shall have occurred the remaining assets of the Company legally available for distribution, if any, shall be distributed to the holders of any Company stock entitled to a preference over the Common Stock and, thereafter, ratably to the holders of Common Stock together with the Series C Preferred Stock and the Series B Preferred Stock, and of any other participating security issued by the Company (who shall participate with the Common Stock on an as-if converted basis [including treating any then declared or accrued and unpaid dividends, whether or not then legally payable as if then paid in kind], subject to the provisions of the Series B Terms, Preferences, Rights and Limitations in respect of allocations between the Series B1 Preferred Stock and the Series B2 Preferred Stock).

	5. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series C Preferred
Stock shall have the following voting rights:

	(a)	So long as any of the Series C Preferred Stock is
outstanding, each share of Series C Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Company. With respect to any such vote, each share of Series C Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock of the Company into which such share of Series C Preferred Stock is convertible on the record date for such vote.

(b)	The affirmative vote of the Required Holders, voting
together as a class, in person or by proxy, at a special or
annual meeting of stockholders called for the purpose, or
pursuant to a written consent of stockholders shall be necessary to authorize, adopt or approve an amendment to the Certificate of Incorporation of the Company which would alter or change in any manner the terms, powers, preferences or special rights of the shares of Series C Preferred Stock, or grant any waivers of such preferences or rights, provided, that, no such modification or amendment may, without the consent of the Super Required
Holders,  (A) change the redemption date of the Series C
Preferred Stock; (B) raise the Conversion Price or reduce the Liquidation Preference or Redemption Price or dividend rights of the Series C Preferred Stock; (C) adversely affect any of the conversion features of the Series C Preferred Stock set forth in
Section 7 hereof; or (D) reduce the percentage of outstanding
Series C Preferred Stock necessary to modify or amend the terms thereof or to grant waivers thereof.
 		(c)(i)	The foregoing rights of holders of shares of
Series C Preferred Stock to take any actions as provided in this
Section 5 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof or pursuant to any written consent of stockholders.
    (ii)	If (A) the annual meeting of stockholders of the
Company is not, for any reason, held within the time fixed in the by-laws of the Company, or (B) vacancies shall exist in the offices of directors elected by the holders of Series C
Preferred Stock pursuant to the Securityholders Agreement or the composition of the Board shall otherwise not conform to the requirements of the Securityholders Agreement, a proper officer of the Company, upon the written request of the holders of record of at least ten percent (10%) of the shares of Series C Preferred Stock then outstanding (or of the ERS Convertible
Note), addressed to the Secretary of the Company, shall call a special meeting in lieu of the annual meeting of stockholders or a special meeting of the holders of Series C Preferred Stock and the Convertible Notes, for the purpose of electing or, if necessary, removing directors elected by the holders of Series C Preferred Stock. Any such meeting shall be held at the earliest practicable date at the place for the holding of the annual meetings of stockholders. If such meeting shall not be called by the proper officer of the Company within twenty (20) days after personal service of said written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of record of at least ten percent (10%) of the outstanding shares of Series C Preferred
Stock (or of the ERS Convertible Note) may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series C Preferred Stock (or of the ERS Convertible Note) so designated shall have access to the lists of stockholders to be called pursuant to the provisions hereof.

6.  Redemption of Series C Preferred Stock.
	(a)(i)	Mandatory Redemption.  (A)(i)  Provided that the
Required Holders shall have delivered written notice to the Company at least 90 days prior to such date of their request that the Company redeem such shares, on April 30, 2003 the Company shall redeem, and the holders of the outstanding Series C Preferred Stock shall sell to the Company, at the applicable redemption price per share (herein referred to as the "Redemption Price") equal to the greater of (x) the sum of the Liquidation Preference per share plus an amount equal to all accrued and unpaid dividends per share, or (y) the Appraised Value, one-third of the outstanding Series C Preferred Stock.

(ii) Provided that the Required Holders shall have delivered written notice to the Company at least 90 days prior to such date of their request that the Company redeem such shares, on April 30, 2004 the Company shall redeem, and the holders of the outstanding Series C Preferred Stock shall sell to the Company, at the applicable Redemption Price, one-half of the outstanding Series C Preferred Stock.

(iii) Provided that the Required Holders shall have delivered written notice to the Company at least 90 days prior to such date of their request that the Company redeem such shares, on April 30, 2005 the Company shall redeem, and the holders of the outstanding Series C Preferred Stock shall sell to the Company, at the applicable Redemption Price, all outstanding Series C Preferred Stock.

(iv) Each redemption pursuant to this Section 6 shall
be made pro rata among all holders of Series C Preferred Stock.
(v)
(B)	At least 20 days and not more than sixty
days prior to the date fixed for the mandatory redemption of the Series C Preferred Stock, written notice (herein referred to as the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series C Preferred Stock at its post office address last shown on the records of the Company. The Redemption Notice shall state:
(1)	the number of shares of Series C
Preferred Stock held by the holder that the Company intends to redeem;
(2)	the date fixed for redemption and the
Redemption Price; and
(3)	that the holder is to surrender to the
Company, in the manner and at the place designated, its certificate or certificates representing the shares of Series C Preferred Stock to be redeemed.
   (ii)	Delivery of Certificates and Redemption Price.  On or
before the Redemption Date, each holder of Series C Preferred Stock shall surrender the certificate or certificates representing such shares of Series C Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable in cash on the Redemption Date to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

	(b)	Unless the Company defaults in the payment in full of
the Redemption Price, dividends on the Series C Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the holders of such shares redeemed shall cease to have any further rights with respect thereto on the Redemption Date, other than to receive the Redemption Price without interest.

	(c)	If, at the time of any redemption pursuant to this
Section 6, the funds of the Company legally available for redemption of Series C Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds which are legally available shall be used to redeem the maximum possible number of such shares, pro rata based upon the number of shares to be redeemed. At any time thereafter when additional funds of the Company become legally available for the redemption of Series C Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of Series C Preferred Stock which the Company has become obligated to redeem pursuant to this subparagraph, but which it has not redeemed.

	(d)	The Company may not otherwise redeem or repurchase the
Series C Preferred Stock.

	7. Conversion. (a) Subject to the provisions for adjustment hereinafter set forth, (i) each share of Series C Preferred Stock shall be convertible at any time and from time to time, at the option of the holder thereof (such conversion, herein referred to as an "Optional Conversion") and (ii) all shares of Series C Preferred Stock shall be converted upon the occurrence of a Qualified Public Offering or a Liquidity Event or the written election of both the Required Holders and the holder of the ERS Convertible Note (such conversion, herein referred to as a "Mandatory Conversion"), in each case into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Series C Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." After giving effect to the reverse stock split of the Common Stock on the date hereof, the Conversion Ratio shall hereinafter be 3 in respect of the Series C Preferred Stock, subject to adjustment from time to time after the date hereof pursuant to paragraph
(f) of this Section 7. No fractional shares shall be issued upon the conversion of any shares of Series C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the same fraction applied to the Current Market Price of a share of Common Stock on the date of conversion.

	(b)(i)	An Optional Conversion of the Series C Preferred
Stock may be effected by any such holder upon the surrender to the Company at the principal office of the Company of the certificate for such Series C Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified number of such shares (which may be fractional shares) in accordance with the provisions of this
Section 7 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. A Mandatory Conversion of the Series C Preferred Stock shall be immediately effective and shall be deemed to be made as of the date of the consummation of a Liquidity Event or Qualified Public Offering (the existence of which the Company shall promptly notify the holders of Series C Preferred Stock), or the written election of both the Required Holders and the holder of the ERS Convertible Note. Any holder may surrender to the Company the certificate for such Series C Preferred Stock converted pursuant to a Mandatory Conversion accompanied by a written notice specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Until such time as the holder surrenders its certificate pursuant to a Mandatory Conversion, the certificates representing the Series C Preferred Stock shall represent the number of shares of Common Stock issuable upon conversion of such certificate. Upon any conversion of any shares of Series C Preferred Stock, all accrued and unpaid dividends owing (whether or not then legally payable) in respect of such shares shall be treated as if such dividends were declared and paid-in-kind pursuant to Section 3(a) hereof and converted.

    (ii)	In case the written notice specifying the name or
names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series C Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series C Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.

   (iii)	In the case of an Optional Conversion, such conversion
shall be deemed to have been made at the close of business on the date of giving the written notice referred to in the first sentence of (b)(i) above and of such surrender of the certificate or certificates representing the shares of Series C
Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

	(c)	In case any shares of Series C Preferred Stock are to
be redeemed pursuant to Section 6, all rights of conversion shall cease and terminate as to the shares of Series C Preferred
Stock to be redeemed at the close of business on the Business
Day next preceding the date fixed for redemption unless the Company shall default in the payment of the Redemption Price.

	(d)	The Conversion Ratio shall be subject to adjustment
from time to time in certain instances as hereinafter provided.

	(e)	The Company shall at all times reserve, and keep
available for issuance upon the conversion of the Series C Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series C Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series C Preferred Stock.

 	(f)	The Conversion Ratio will be subject to adjustment
from time to time as follows:

(i)	In case the Company shall at any time or from
time to time after the date hereof (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, or (C) combine the outstanding shares of Common Stock into a smaller number of shares, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record
date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series C Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y)
in the case of such subdivision or combination, at the
close of business on the day upon which such corporate
action becomes effective.
(ii)	In case the Company shall declare a dividend upon
the shares of Common Stock payable otherwise than out of earned surplus or otherwise than in shares of Common Stock or convertible securities of the Company, the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of the Company. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earned surplus only to the extent that such earned surplus is charged an amount equal to the fair value of such dividend as determined in good faith by the Board of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of shares of Common Stock of record entitled to such dividend are to be determined.

    (iii)	In case the Company shall, after the date
hereof, issue shares of Common Stock constituting New Securities (other than issuances covered by clauses (i) and
(ii) above), at a price per share  less than the greater of
(x) the Conversion Price as of the date of issuance of such shares, and (y) the Current Market Price as of the date of issuance of such shares, then, and in each such case, the Conversion Price shall be reduced (but not increased) to the price (calculated to the nearest cent) equal to the quotient obtained by dividing (i) the amount equal to the sum of (a) the number of Fully-Diluted Outstanding shares immediately prior to such issue or sale multiplied by the then existing Conversion Price, and (b) the consideration, if any, received by the Company upon such issue or sale by
(ii) the total number of Fully-Diluted Outstanding shares immediately after such issue or sale. Upon such adjustment to the Conversion Price, the Conversion Ratio shall be adjusted to the number obtained by dividing the Liquidation Preference by the adjusted Conversion Price. For purposes of this paragraph (iii) the following additional paragraphs shall apply:
(A)	In case at any time the Company
shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock
(such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible
Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible
Securities issuable upon the exercise of such Options) shall be less than the greater of (x) the Conversion
Price or (y) the Current Market Price, in each case in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in Paragraph (iii)(C) of this Paragraph (f), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B)	In case the Company shall in any
manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible
Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the greater of (x) the Conversion Price or
(y) the Current Market Price, in each case in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common
Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share on the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (i) except as otherwise provided in Paragraph
(iii)(C) of this Paragraph (f), no adjustment of the

Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercises of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Paragraph (iii)(B), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C)	Upon the happening of any of the
following events, namely, if the purchase price provided for in any Option referred to in Paragraph
(iii)(A) of this Paragraph (f), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Paragraphs (iii)(A) or (B) of this Paragraph (f), or the rate at which any Convertible Securities referred to in Paragraph (iii)(A) or (B) of this Paragraph (f) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion
Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in Paragraph (iii)(A) of this Paragraph (f) or the rate at which any Convertible Securities referred to in Paragraphs (iii)(A) or (B) of this Paragraph (f) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible
Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

(D)	In case any shares of Common
Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common
Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(E)	In case the Company shall take a
record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible
Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)	If any consolidation or merger of the
Company with or into another corporation, or the sale
of all or substantially all its assets to another
corporation shall be effected, or in case of any
capital reorganization or reclassification of the
capital stock of the Company, and such transaction
does not constitute a Participation Event, then, as a
condition of such consolidation, merger or sale,
reorganization or reclassification, lawful and
adequate provision shall be made whereby the holder of
Series C Preferred Stock shall thereafter have the
right to receive upon the basis and upon the terms and
condition specified herein and in lieu of the shares
of Common Stock immediately theretofore receivable
upon the conversion of Series C Preferred Stock, such
shares of stock, securities or assets as may be issued
or payable with respect to or in exchange for a number
of outstanding shares of Common Stock equal to the
number of shares of Common Stock immediately
theretofore so receivable by such holder had such
consolidation, merger, sale, reorganization or
reclassification not taken place, and in any such case
appropriate provision shall be made with respect to
the rights and interests of such holder to the end
that the provisions hereof (including without
limitation provisions for adjustment of the Conversion
Price) shall thereafter be applicable, as nearly as
may be, in relation to any shares of stock, securities
or assets thereafter deliverable upon the exercise of
such conversion rights.
(v)	For purposes of this paragraph (f), the
number of shares of Common Stock at any time
outstanding shall not include any shares of Common
Stock then owned or held by or for the account of the
Company or any of its Subsidiaries.
 (vi)	If the Company shall take a record of
the holders of its Common Stock for the purpose of
entitling them to receive a dividend or other
distribution, and shall thereafter and before the
distribution to stockholders thereof legally abandon
its plan to pay or deliver such dividend or
distribution, then thereafter no adjustment in the
number of shares of Common Stock issuable upon
exercise of the right of conversion granted by this
paragraph (f) or in the Conversion Ratio then in
effect shall be required by reason of the taking of
such record.
   (vii)	Anything in this paragraph (f) to the
contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one-tenth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one-tenth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.
	8. Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 7, then, and in each such case, the Company shall promptly deliver to each holder of the Series C Preferred Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant
Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by Section 7, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series C Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 11.

	9. Certain Covenants. Any registered holder of Series C Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

	10. No Reissuance of Series C Preferred Stock. No Series C Preferred Stock acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

	11. Notices. All notices to the Company permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at 8400 Baymeadows Way, Suite 12, Jacksonville, FL 32256, or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Series C Preferred Stock at their addresses appearing on the books of the Company.

	IN WITNESS WHEREOF, NewCheck Corporation caused this
Certificate to be signed by Thomas W. Wilson, Jr., its Chief
Executive Officer on this 11th day of February, 2000.


						            ---------------------------------
                  Thomas W. Wilson, Jr.
                  Chief Executive Officer

      										EXHIBIT C

     FIFTH RESTATED
CERTIFICATE OF INCORPORATION
           OF
   NEWCHECK CORPORATION

The undersigned, Thomas W. Wilson, Jr. hereby certifies that:

A. He is the duly elected and acting Chief Executive
Officer of NewCheck Corporation, a Delaware corporation (the
"Company").

B. The original Certificate of Incorporation of the Company was filed with the Secretary of State on May 26, 1994.

C. The Restated Certificate of Incorporation was filed with the Secretary of State on June 28, 1994.

D. The Second Restated Certificate of Incorporation was filed with the Secretary of State on July 28, 1997.

E. The Third Restated Certificate of Incorporation was filed with the Secretary of State on May 5, 1998.

F. The Fourth Restated Certificate of Incorporation was filed with the Secretary of State on May 12, 1998.

G. The Fourth Restated Certificate of Incorporation is hereby amended and restated to read in full as follows:
The name of this corporation is NewCheck Corporation
(hereinafter sometimes referred to as the "Company").
The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, County of New
Castle, Delaware 19805. The name of the registered agent at that address is Corporation Service Company.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

The Company is authorized to issue two classes of shares to be designated respectively "Preferred" and "Common." The total number of shares of Preferred Stock authorized is 12,500,000, par value $0.0001 per share, and the total number of shares of

Common Stock authorized is 100,000,000, par value of $0.0001 per share. Upon the filing and effectiveness of this Fifth Restated Certificate of Incorporation in the office of the Secretary of State of Delaware, each outstanding share of Common Stock of a par value of $0.0001 is combined and converted into 1/325 share of Common Stock of a par value of $0.0001.

Upon the filing and effectiveness of this Fifth Restated Certificate of Incorporation in the office of the Secretary of State of Delaware, each outstanding share of Series A Preferred Stock of a par value of $0.0001 is combined and converted into 1/325 share of Series A Preferred Stock of a par value of $0.0001.

The Board of Directors of the Company (the "Board") is authorized, subject to limitations prescribed by law and herein and in any Certificate of Designation filed pursuant hereto, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at a different redemption dates;
(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and
(h) Any other relative rights, preferences and limitations of that series.

Designation of Series A Preferred Stock and Series B Preferred
Stock.

The first series of Preferred Stock shall be designated Series A Preferred Stock and shall be comprised of 200,000 shares. The rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred Stock are as set forth below. The next series of Preferred Stock shall be designated:
(i) Series B1 Preferred Stock, and shall be comprised of 200,000 shares and (ii) Series B2 Preferred Stock and shall be comprised of 500,000 shares. The rights, preferences, privileges and restrictions granted to or imposed upon the Series B1 Preferred Stock and the Series B2 Preferred Stock are as set forth in Annex 1 hereto, the provisions of which are by this reference incorporated into this Article FIFTH and modify, amend and supersede in their entirety the rights, preferences, privileges and restrictions set forth in that certain Certificate of Designation, Preference and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions dated and filed with the Secretary of State of Delaware on May 13, 1998. The issuance of shares of Preferred Stock from and after the date of this Fifth Restated Certificate of Incorporation shall be by the filing of a certificate pursuant to the applicable law of the State of Delaware as authorized by the Board as provided herein.

Dividend Rights of Series A Preferred Stock. Subject to the dividend provisions fixed by the Board for any series of Preferred Stock designated by the Board in the future, the holders of Series A Preferred Stock shall be entitled to receive dividends, out of any assets at the time legally available therefor, when and as declared by the Board, at the rate of $32.50 per annum. The right to dividends on the Series A Preferred Stock shall not be cumulative, and no right shall accrue to the holders of the Series A Preferred Stock by reason of the fact that dividends on such shares are not declared or paid on the Series A Preferred Stock. No cash dividends shall be paid on any Common Stock unless at the same time a dividend is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to the aggregate amount of such dividends payable on that number of shares of Common Stock into which each such share of Series A Preferred Stock could then be converted.

Preference on Liquidation. Subject to the liquidation preferences of any series of Preferred Stock other than the Series A Preferred Stock, including, without limitation, any liquidation preference prior to any liquidation preference set forth in this Section 2, in the event of any liquidation, dissolution or winding up of the Company, distributions to holders of Series A Preferred Stock and holders of Common Stock shall be made in the following manner:

Amount, Priority, Etc.

The holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Common Stock by reason of their ownership of such stock, the amount of (i) $325.00 per share for each share of Series A Preferred Stock then held by them, adjusted for any stock split, stock combination, stock distribution or stock dividend with respect to such shares, plus all dividends declared but unpaid pursuant to Section 1 hereof with respect to each share of Series A Preferred Stock. If the assets and funds available for distribution among the holders of Series A Preferred Stock and among the holders of any series of Preferred Stock ranking on a parity with the Series A Preferred Stock with respect to this subsection (a)(1) of Section 2 as to the distribution of assets and funds upon such dissolution, liquidation or winding up shall be insufficient to permit the payment to such holders of their full liquidation payments, then the entire assets and funds of the Company legally available for such distribution shall be distributed ratably among such holders in proportion to their aggregate preferential amounts.

After payment in full to the holders of Series A Preferred Stock of all amounts exclusively payable on or with respect to said shares pursuant to subsection (a)(1) of this Section 2, the holders of the Common Stock and any holders of the Company's Preferred Stock who are entitled to participate with the Common Stock on an as-converted basis in any remaining assets of the Company legally available for distribution, if any (collectively, the "Participants") shall be entitled to receive the entire remaining assets and funds of the Company legally available for such distribution, with such amounts to be distributed ratably among such Participants in proportion to their actual and as-converted holdings of shares of Common Stock.

For purposes of this Section 2, a merger or consolidation of the Company with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Company, in which the stockholders of the Company shall own less than a majority of the voting securities of the surviving corporation, or a sale, transfer or lease (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, shall be treated as a liquidation, dissolution or winding up of the Company.

In the event the Company shall propose to take any action of the types described in subparagraphs (a) and (b) of this Section 2, the Company shall, within ten (10) days after the date the Board approves such action, or twenty (20) days prior to any stockholders' meeting called to approve such action, whichever is earlier, give each holder of shares of Series A Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Series A Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Company shall promptly give written notice to each holder of shares of Series A Preferred Stock of such material change.

The Company shall not consummate any proposed action of the types described in subparagraphs (a) and (b) of this Section 2 before the expiration of thirty (30) days after the mailing of the initial notice or twenty (20) days after the mailing of any subsequent written notice, whichever is later; provided that any such 30-day or 20-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

In the event the Company shall propose to take any action of the types described in subparagraphs (a) and (b) of this Section 2 which will involve the distribution of assets other than cash, the Board shall make a good faith appraisal of the value of the assets to be distributed to the holders of shares of Series A Preferred Stock. The Company shall give prompt written notice to each holder of shares of Series A Preferred Stock of such valuation. All notices pursuant to this Section 2 hereof shall be deemed given upon personal delivery or five (5) days after deposit in a United States Post Office by registered or certified mail.

Voting. Except as otherwise required by law, and except as otherwise provided in Section 5 below, the shares of Series A Preferred Stock shall be voted together with the Common Stock at any annual or special meeting of the stockholders of the Company, or may act by written consent in the same manner as the Common Stock, and shall have the voting rights and powers equal to the voting rights of the Common Stock, upon the following basis: each holder of shares of Series A Preferred Stock shall be entitled to such number of votes for the shares of Series A Preferred Stock held by it on the record date for such meeting or action to be taken by written consent, as shall be equal to the nearest whole number of shares of the Common Stock into which such holder's shares of Series A Preferred Stock are convertible immediately after the close of business on the record date for such meeting or action to be taken by written consent, as the case may be.

Conversion Rights. The holders of Series A Preferred Stock shall have conversion rights as follows:

Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time at the principal office of the Company or any transfer agent for such shares, into fully paid and nonassessable shares of Common Stock of the Company.

The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted shall be determined by dividing $1.00 by the conversion price (the "Series A Conversion Price") determined as hereinafter provided in effect at the time of the conversion. The Series A Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series A Preferred Stock shall be $0.25, subject to adjustment as provided herein.

Each share of Series A Preferred Stock shall be converted into Common Stock automatically in the manner provided herein upon the holders of a majority of the outstanding shares of the Series A Preferred Stock consenting in writing. Each share of Series A Preferred Stock shall be converted into Common Stock automatically in the manner provided herein upon the closing of the sale of securities of the Company pursuant to an underwritten public offering of the Company's Common Stock on Form S-1 (or any equivalent general registration form) under the Securities Act of 1933, as amended, where the pre-closing valuation of the Company (based on the percentage of the Company sold in such transaction and the price therefor) is at least $120 million and generating for the Company gross proceeds of at least $20 million) ("Qualified Public Offering") or (y) the availability to the Company of cash and cash equivalents in an amount in excess of $20 million, excluding therefrom any reserves or other amounts necessary or appropriate for the proper operation of the Company's business (as determined by the Company's Board of Directors) and amounts restricted as a result of any obligations undertaken by the Company in furtherance of the Company's business and approved by its Board of Directors acting reasonably (such exclusions not to extend to amounts required for distributions or payments on or in exchange for shares, whether in redemption thereof or otherwise).

Automatic Conversion of Certain Series A Preferred Stock Into
Common Stock in Connection with Dilutive Issuances.

The Company may from time to time on or after the date of this Fifth Restated Certificate of Incorporation propose equity financings involving the offer and sale of newly issued Equity Securities (as defined in subsection (c)(5) of this Section 4 below) for a consideration per share of Common Stock issued or issuable upon exchange, exercise or conversion of such Equity Securities of less than $1.00, as adjusted for stock dividends, stock splits, recapitalizations and the like regarding the Common Stock.

In the event of any such Dilutive Financing, the shares of Series A Preferred Stock of any holder of record of any such shares (the "Diluted Holder") shall be subject to conversion to Common Stock pursuant to Section 4(c)(3) below if the Diluted Holder does not purchase its full pro rata share (as defined below) of the Equity Securities offered by the Company (after any rights of first refusal held by persons other than Diluted Holders have been satisfied or waived) to all Diluted Holders as part of such Dilutive Financing (the "Diluted Holders' Securities"). Each Diluted Holder's pro rata share of the offered Diluted Holders' Securities will be that fraction of the Diluted Holders' Securities which is calculated by dividing (x) the number of shares of Common Stock issued or issuable upon conversion of all share of the Series A Preferred Stock held by such Diluted Holder as of the date of delivery of the Company's written notification referred to in subsection (2) below (the "Purchase Notice Date") by (y) the total number of shares of Common Stock issued and outstanding or issuable upon conversion of all Equity Securities of the Company as of the Purchase Notice Date; provided, that, if any Diluted Holder purchases in a Dilutive Financing a number of Equity Securities which is greater than the number which represents its pro rata share of the Diluted Holders' Securities (through a right of first refusal or otherwise) ("Participating Holder"), then, with respect to such Dilutive Financing, the shares of the Series A Preferred Stock of such Participating Holder will not be subject to conversion under this Section 4(c), the aggregate number of Diluted Holders' Securities will be deemed reduced by the number of Equity Securities purchased by such Participating Holder, and the shares of the Series A Preferred Stock held by such Participating Holder and all other Participants as of the Purchase Notice Date will not be considered outstanding for the purposes of determining the pro rata shares of Diluted Holders other than Participants.

In the event the Company proposes a Dilutive Financing involving the offer of Diluted Holders' Securities, the Company shall deliver to each of the Diluted Holders written notice (the "Purchase Notice") of its intention to sell and issue Equity Securities at least thirty (30) days in advance of the first closing scheduled by the Company for such Dilutive Financing, setting forth the general terms under which it proposes to make such sale, including the number of Diluted Holders' Securities offered, each Diluted Holder's pro rata share of the Diluted Holders' Securities and the scheduled date for each closing of the Dilutive Financing; provided that the 30-day notice period relating to any particular Dilutive Financing may be shortened to a period of ten (10) days upon the written consent of a holders of a majority of the outstanding shares of the Series A Preferred Stock. To confirm its intention to participate and purchase its full pro rata share in such Dilutive Financing, a Diluted Holder must notify the Company in writing within fifteen
(15) days of the Purchase Notice Date; provided that the 15-day response period relating to any particular Dilutive Financing may be shortened to a period of five (5) days upon the written consent of the holders of a majority of the outstanding shares of the Series A Preferred Stock.

If the aggregate number of Diluted Holders' Securities purchased by a Diluted Holder at the closing scheduled by the Company with respect to a Dilutive Financing (the "Closing") is less than the number of Diluted Holders' Securities which represents such Diluted Holder's full pro rata share of such Dilutive Financing, then all of the shares of the Series A Preferred Stock owned by such Diluted Holder as of the Purchase Notice Date ("Converting Shares") will be deemed converted automatically into Common Stock on the date of, but immediately prior to, the Closing.
The Company shall deliver to each Diluted Holder whose shares of the Series A Preferred Stock are converted into shares of Common Stock pursuant to this Section 4(c), a written notice of such conversion within twenty (20) days after the date of the Closing. Notwithstanding the above, any Diluted Holders may elect to convert their shares of Series A Preferred Stock into Common Stock by providing the Company written notice thereof pursuant to Section 4(a) above on or before the Closing.

On and after the date of the Closing, notwithstanding that any certificates for the Series A Preferred Stock being converted into Common Stock shall not have been surrendered for conversion, the shares of such Series A Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the Diluted Holder (x) to receive the shares of Common Stock to which it shall be entitled upon conversion thereof, and (y) with respect to dividends declared but unpaid on such Series A Preferred Stock prior to such date. In the event that any Diluted Holder presents such Diluted Holder's certificate therefor for surrender to the Company or its transfer agent upon such conversion into Common Stock, a certificate for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on such conversion date, along with a balance stock certificate(s) for the shares which are not to be converted hereby or pursuant to Section 4(a), promptly will be issued and delivered to such Diluted Holder.

For purposes of this Section 4(c), the term "Equity Securities" shall mean any securities having voting rights in the election of the Board not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing.

This Section 4(c) shall be of no further effect and deemed null and void with respect to any Dilutive Financing which occurs after the date of the closing of the Qualified Public Offering, as defined in Section 4(b) above.

For purposes of this Section 4(c), the following provisions shall be applicable for purposes of determining whether there has been a Dilutive Financing:

For purposes of determining the amount of consideration received by the Company, the consideration received by the Company shall not be reduced by the amount of any commissions or expenses paid or incurred by the Company.

In case of the issuance of Equity Securities for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the value of such consideration as reasonably determined by the Board.

In case of the issuance by the Company in any manner of any Equity Securities which represent rights to subscribe for or to purchase shares of Common Stock or shares convertible into or exchangeable for Common Stock, the Dilutive Price shall equal the price calculated by dividing (x) the maximum number of shares of Common Stock issuable to the holders of such rights, options or shares upon the exercise, conversion or exchange of such rights, options or shares (or, if applicable, the conversion or exchange of the securities issuable upon such exercise, conversion or exchange) as of the date of the issuance of such rights, options or shares, as the case may be, into (y) the minimum aggregate consideration named in such rights or options or in the agreement relating to such shares, as the case may be, for the Equity Securities covered thereby, plus the consideration, if any, received by the Company for such rights, options or shares (and, if applicable, upon exercise, conversion or exchange of the securities issuable pursuant to such rights, options or shares), as of the date of the issuance of such rights, options or shares, as the case may be.

In case of the issuance or issuances by the Company in any manner of any obligations that shall be convertible into or exchangeable for Common Stock, or shares convertible into or exchangeable for Common Stock, the Dilutive Price shall equal the price calculated by dividing (x) the maximum number of shares of Common Stock issuable upon the conversion or exchange of such obligations (or, if applicable, the conversion or exchange of the securities issuable upon such conversion or exchange) as of the date such obligations are issued into (y) the total of (aa) the amount of consideration received by the Company upon the issuance of such obligations plus (bb) the additional minimum aggregate consideration, if any, other than the amount of consideration received by the Company for such obligations, receivable by the Company upon such conversion or exchange (and, if applicable, the conversion or exchange of the securities issuable upon such conversion or exchange), except in adjustment of dividends.

The amount of the consideration received by the Company upon the issuance of any rights, options, or shares referred to in
Section 4(c)(7)(iii) hereof or upon the issuance of any obligations or shares which are convertible or exchangeable as described in Section 4(c)(7)(iii) or (iv) hereof, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Company upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in Sections 4(c)(7)(i) and (ii) hereof with respect to the consideration received by the Company in case of the issuance of Equity Securities.

For the purposes of this Section 4(c), the issuances of Equity
Securities described below in Section 4(g)(1)(i)-(v) shall not be deemed to be Dilutive Financings.

With the written consent of the record holders of a majority of the outstanding shares of a Series A Preferred Stock and the Company, the provisions of this Section 4(c) may be waived. Upon the effectuation of any such waiver, the Company shall promptly give written notice thereof to the record holders of shares of Series A Preferred Stock who have not previously not consented thereto in writing.

The holder of any shares of Series A Preferred Stock may exercise the conversion right specified in Section 4(a) by surrendering to the Company or any transfer agent of the Company the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of any event specified in
Section 4(b) or 4(c), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided that the Company shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series A Preferred Stock are delivered either to the Company or any transfer agent of the Company. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and of certificates for shares being converted is made or on the date of the occurrence of any event specified in Section 4(b) or 4(c), as the case may be, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series A Preferred Stock to the Company or any transfer agent of the Company in the case of conversions pursuant to Section 4(b) or 4(c) the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. No fractional shares of Common Stock shall be issued by the Company and all such fractional shares shall be disregarded. In lieu thereof, the Company shall pay in cash the fair market value of any such fractional share as determined by the Board. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion (in the case of conversion pursuant to Section 4(a)), the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

In case the Company shall at any time (i) subdivide the outstanding Common Stock, or (ii) issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments in the Conversion Price of the Series A Preferred Stock). In case the Company shall at any time combine its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments in the Conversion Price of the Series A Preferred Stock). All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

If the Company shall issue or sell any shares of Common Stock, or any obligation, any share of stock or other security of the Company convertible into or exchangeable or exercisable for Common Stock ("Common Stock Equivalents") at a consideration per share less than the Series A Conversion Price for the Series A Preferred Stock in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Series A Conversion Price for the Series A Preferred Stock shall be adjusted to a price (calculated to the nearest cent) determined by dividing:

an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series A Conversion Price for the Series A Preferred Stock, (y) the number of shares of Common Stock issuable upon conversion, exchange or exercise of any Common Stock Equivalents outstanding immediately prior to such issue or sale multiplied by the then existing Series A Conversion Price for the Series A Preferred Stock, and (z) an amount equal to the aggregate "consideration actually received" by the Company upon such issue or sale by the sum of the number of shares of Common Stock outstanding immediately after such issue or sale and the number of shares of Common Stock issuable upon conversion, exchange or exercise of any Common Stock Equivalents outstanding immediately after such issue or sale.

For purposes hereof the following provisions shall be applicable:

The foregoing notwithstanding, no adjustment of the Conversion
Price for the Series A Preferred Stock shall be made as a result of the issuance after the effective date of this Fifth Restated
Certificate of Incorporation of:

shares of Common Stock (or any options or rights to purchase such shares of Common Stock) issued or issuable to officers, directors, employees or consultants of the Company pursuant to stock grants, stock purchase plans, stock option plans or other stock incentive programs, agreements or arrangements approved by the Board;

shares issued pursuant to transactions described in subsection
(e) of this Section 4;

shares of Common Stock or Preferred shares issuable upon exercise, conversion or exchange of Common Stock Equivalents according to their terms which have previously been incorporated into computations hereunder on the date when such Common Stock
Equivalents were issued;

shares of Common Stock issued upon conversion of Series A
Preferred Stock;

shares of Common Stock or Preferred shares issuable upon exercise, conversion or exchange of warrants to purchase Common Stock or Preferred shares issued in connection with bank lines, equipment financing or distributor or reseller incentives, together with such warrants, or warrants as compensation to consultants in connection with a financing transaction involving the Company; and

shares of Common Stock or Preferred Shares as dividends with respect to any Preferred Stock senior in priority to or on parity with the Series A Preferred Stock.

In the case of an issue or sale for cash of shares of Common Stock, the "consideration actually received" by the Company therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company.

In case of the issuance (other than upon conversion or exchange or exercise of obligations or shares of stock of the Company) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the value of such consideration as reasonably determined by the Board.

In case of the issuance by the Company in any manner of any Common Stock Equivalents, all shares of Common Stock or stock convertible into Common Stock to which the holders of such Common Stock Equivalents shall be entitled to obtain pursuant to such Common Stock Equivalents, shall be deemed "outstanding" as of the date of the issuance of such Common Stock Equivalents, and the minimum aggregate consideration named in such Common Stock Equivalents for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the Company for such Common Stock Equivalents, shall be deemed to be the "consideration actually received" by the Company (as of the date of the issuance of such Common Stock Equivalents) for the issuance of such shares.

The amount of the "consideration actually received" by the Company upon the issuance of any Common Stock Equivalents above, and the amount of the consideration, if any, receivable by the Company upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (2) and
(3) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock; provided, however, that if such Common Stock Equivalents are issued in payment or satisfaction of any dividend upon any stock of the Company other than Common Stock, the amount of the "consideration actually received" by the Company upon the original issuance of such Common Stock Equivalents shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Board at or as of that date. On the expiration or termination of any Common Stock Equivalents, or any change in the number of shares of Common Stock deliverable upon exercise, conversion or exchange of such Common Stock Equivalents, the Conversion Price for the Preferred Stock then in effect shall forthwith be readjusted to such Conversion Price for the Preferred Stock as would have been obtained had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise, conversion or exchange of such Common Stock Equivalents.

In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons or options or rights not referred to in this Section 4(g), then, in each such case, the holders of Series A Preferred Stock shall be entitled to the distributions provided for in Section 1 above, and no adjustment to the Series A Conversion Price provided for in this Section 4 shall be applicable.

In case of any merger (other than a merger in which the Company is not the continuing or surviving entity) or any reclassification of the Common Stock of the Company, each share of Series A Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock immediately prior to such merger or reclassification would have been entitled upon such merger or reclassification. In any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter issuable upon conversion.

The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series A Preferred Stock from time to time outstanding. The Company shall from time to time (subject to obtaining necessary director and stockholder authorizations), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series A Preferred Stock at the time outstanding.

Upon any conversion of Series A Preferred Stock pursuant to this
Section 4, the shares of Series A Preferred Stock which are converted shall not be reissued. Upon conversion of all of the then outstanding shares of Series A Preferred Stock pursuant to this Section 4 and upon the taking of any action required by law, all shares of Series A Preferred Stock shall not be deemed outstanding for any purpose whatsoever and all such shares shall revert to the status of authorized and unissued shares of Preferred shares.

Upon the occurrence of each adjustment or readjustment of the Series Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment showing in detail the facts upon which such adjustment for readjustment is based. The Company shall, upon the reasonable written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

Any notices required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given five (5) days after deposited in the United States mail, first class, postage prepaid and addressed to each holder of record at its address appearing on the books of the Company.

The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

1999 Stock and Convertible Note Purchase Agreement; Reverse
Stock Splits.

(a)	Notwithstanding any provision to the contrary
contained herein, no adjustment shall be made to the terms of the Series A Preferred Stock arising from or related to the issuance of any securities of the Company pursuant to the Stock and Convertible Note Purchase Agreement dated February 11, 2000 entered into by the Company, and the additional agreements contemplated thereunder (including, without limitation (as defined thereunder), the Convertible Notes, the Management Agreement and the Warrants contemplated by the Management Agreement), and the conversion or exercise of any such securities (or any securities issued or issuable upon conversion or exercise thereof), nor shall any holder of Series A Preferred Stock have any rights to acquire any such securities as a result of the provisions hereof.

(b)	No adjustments shall be made to the terms of the
Series A Preferred Stock arising from or related to the consummation of: (i) the reverse stock split of the Common Stock provided for under Article FOURTH hereinabove set forth or (ii) the reverse stock split of the Series A Preferred Stock provided for under the first paragraph of this Article FIFTH hereinabove contained.

Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, amend any of the terms or provisions of this Designation of Series A Preferred Stock.

The business and affairs of the Company shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the Bylaws of the Company, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company. Election of directors need not be by written ballot unless the Bylaws so provide.

The Board is authorized to make, adopt, amend, alter or repeal the Bylaws of the Company. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Company.

The Company eliminates the personal liability of each member of its Board to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director (1) for any breach of such director's duty of loyalty to the Company or its stockholders. (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of Title 8 of the Delaware Code, or (4) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee, partner or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee, partner or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes or penalties and amount paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 2 hereof with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law so requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

Right of Indemnitee to Bring Suit.  If a claim under paragraph
(1) of this Section is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (b) any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the

Company (including its Board, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct, or in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section 2 or otherwise shall be on the Company.

Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any statute, By-Law, contract or agreement, vote of stockholders or disinterested directors or otherwise.

Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Indemnification of Agents of the Company. The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses, to any agent of the Company to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.

Continuation of Rights. Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

The Company shall not be governed by the provisions of Section
203 of the Delaware General Corporation Law.

H. The foregoing Fifth Restated Certificate of
Incorporation has been approved by the Board.

I. The Board, by unanimous written consent, declared the foregoing Fifth Restated Certificate of Incorporation to be advisable, and called for a vote of the Company's stockholders to approve such Fifth Restated Certificate of Incorporation.

J. The stockholders of the Company holding the necessary number of shares as required by statute to approve and adopt the Fifth Restated Certificate of Incorporation in accordance with
Section 228 of the Delaware General Corporation Law, by written consent, adopted and approved such Fifth Restated Certificate of Incorporation.

K. The foregoing Fifth Restated Certificate of
Incorporation has been duly adopted in accordance with Sections
242 and 245 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed by Thomas W. Wilson, Jr., its Chief Executive
Officer on February 11, 2000.



------------------------------
Thomas W. Wilson, Jr., Chief
Executive Officer

Annex 1


AMENDED TERMS, PREFERENCES, RIGHTS AND LIMITATIONS
                    of
         SERIES B PREFERRED STOCK
                    of
           NEWCHECK CORPORATION

The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series B Preferred Stock or the holders thereof, which modify, amend and supersede in their entirety the Series B Original Certificate of Designation (as hereinafter defined) and the relative rights, preferences, powers, qualifications, limitations and restrictions granted or imposed therein, are as follows:

	1. Definitions. For purposes of this Amended Designation, the following definitions shall apply:

 "Board" shall mean the Board of Directors of the Company.

 "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

 "Common Stock" shall mean the Common Stock, $.0001 par value per share, of the Company.

"Company" shall mean NewCheck Corporation d/b/a Productivity
Solutions, Inc. , a Delaware corporation.

"Conversion Price" shall mean the amount computed by dividing the Liquidation Preference by the number of shares of Common Stock into which one share of Series B1 Preferred Stock or Series B2 Preferred Stock, as the case may be, is convertible at its Conversion Ratio.

"Conversion Ratio" has the meaning set forth in Section 7 of this these Amended Terms, Preferences, Rights and Limitations.

 "Convertible Securities" has the meaning set forth in Section 7 of this these Amended Terms, Preferences, Rights and Limitations.

"Current Market Price" on any date, shall mean the average, for 30 consecutive Business Days commencing 45 days before such date, of the last sale prices of the Common Stock on each such day on the principal stock exchange or the Nasdaq National Market on which the Common Stock is then listed or admitted to trading; and if no sale takes place on any such day on any such exchange or market, the average of the last reported closing bid and asked prices on such date as officially quoted on any such exchange or market; and if the Common Stock is not then listed or admitted to trading on any stock exchange or such market, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by Nasdaq or the National Quotation Bureau, Inc.; and if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers selected by the Company and approved by the Required Holders (not to be unreasonably withheld or delayed); provided, however, that if the Common Stock is not traded in such manner that the foregoing data is available for the period required hereunder, the Current Market Price shall mean the fair market value as shall be determined in good faith by the Board of the Company or, if such determination cannot be made, by an investment banking firm selected by the Company and approved by the Required Holders (not to be unreasonably withheld or delayed), the costs of which shall be borne by the Company.

  "Dividend Rate" shall mean 8% per annum, calculated on a 360 day per year basis, based on the actual number of days elapsed.

 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such similar Federal statute.

"Fully Diluted Outstanding" shall mean, at any date, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable upon the exchange or conversion of all Convertible Securities outstanding on such date and exchangeable for or convertible into Common Stock (and of all such Convertible Securities issuable upon exercise of Options), and upon the exercise of all Options to acquire Common Stock outstanding on such date

  "Liquidation Preference" shall mean, in the case of the Series
B-1 Preferred Stock, the sum of $10 per share and, , in the case of the Series B-2 Preferred Stock, the sum of $90 per share.

"Liquidity Event" shall mean availability to the Company of cash and cash equivalents in excess of $50 million, excluding therefrom any and all working capital or reserves or other amounts necessary or appropriate for the proper operation of the Company's business (as reasonably determined by the Board) and amounts restricted as a result of any obligation undertaken by the Company in furtherance of the Company's business and approved by its Board acting reasonably (such exclusions not to extend to amounts required for distributions or payments on or in exchange for shares, whether in redemption thereof, upon a Participation Event or otherwise); and, provided, however, that, in the event no shares of Senior Preferred Stock shall remain outstanding (other than as a result of the same Liquidity Event), the foregoing reference to "$50 million" shall be amended to be "$35 million".

"Management Agreement" shall mean the Management Agreement dated
February 11, 2000 between the Company and Electronic Retailing
Systems International, Inc., as may from time to time be amended, and any replacements thereof.

"Mandatory Conversion" has the meaning set forth in Section 7 of this these Amended Terms, Preferences, Rights and Limitations.

"New Securities" has the meaning set forth in the Securityholders Agreement.

"Optional Conversion" has the meaning set forth in Section 7 of these Amended Terms, Preferences, Rights and Limitations.

"Options" has the meaning set forth in Section 7 of these Amended Terms, Preferences, Rights and Limitations.

"Original Issue Date" shall mean the date of the original issuance of shares of Series B Preferred Stock.

"Participation Event" shall mean (i) a sale of all or substantially all of the assets of the Company, or (ii) a merger or consolidation of the Company with or into any other corporation (other than a merger or consolidation in which shares of the Company's Voting Securities outstanding immediately before such merger or consolidation are exchanged or converted into or constitute shares which represent more than 50% of the surviving entity's Voting Securities after such consolidation or merger), or (iii) a transaction or a series of transactions in which a Person or a group of Persons (as defined in Rule 13d-5(b)(I) of the Exchange Act) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of more than 50% of the Voting Securities of the Company, or (iv) a Liquidity Event, or (v) a liquidation, dissolution of winding-up the Company. A Participation Event shall not extend to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Company, (2) a merger of the Company with or into a wholly-owned subsidiary of the Company that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, in which the company is substantively the surviving corporation and operates as a going concern and is not the target in any such acquisition, of another corporation incorporated in the United States of America that is engaged in a business similar or related to the business of the Company and which does not involve a recapitalization of the Series B Preferred Stock.

"Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

"Redemption Date" shall mean the date on which any shares of Series B Preferred Stock are redeemed by the Company.

"Redemption Notice" has the meaning set forth in Section 6(a) of these Amended Terms, Preferences, Rights and Limitations.

"Redemption Price" has the meaning set forth in Section 6(a) of these Amended Terms, Preferences, Rights and Limitations.

"Required Holders" shall mean Persons who, in the aggregate, hold at least 66.67% of the outstanding Series B Preferred
Stock.

"Securityholders Agreement" shall mean the Amended and Restated
Securityholders Agreement dated February 11, 2000 entered into, inter alia, by the Company and the Required Holders, as may from time to time be amended.

"Senior Preferred Conversion Price" shall mean the Conversion
Price, as such term is defined in the Senior Preferred Stock
Certificate of Designation, as in effect from time to time.

"Senior Preferred Stock" shall mean Company's Series C
Convertible Preferred Stock, $.0001 par value per share.

 "Series A Preferred Stock" shall mean Company's Series A
Preferred Stock, $.0001 par value per share.

"Series B Original Certificate of Designation" shall mean that certain Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions dated and filed by the Company with the Secretary of State of Delaware on May 13, 1998 with respect to the Series B Preferred Stock.

 "Series B Preferred Stock" shall refer to shares of Series B1
Preferred Stock and Series B2 Preferred Stock.

"Series B1 Preferred Stock" shall mean Company's Series B1
Convertible Preferred Stock, $.0001 par value per share.

"Series B2 Preferred Stock" shall mean Company's Series B2
Convertible Preferred Stock, $.0001 par value per share.

 "Voting Securities" shall mean all classes of capital or other interests in equity (excluding debt securities convertible into equity) of the subject referenced then outstanding and normally entitled to vote in the election of directors, managers, or trustees thereof.

2. Designation: Number of Shares. The designation of the preferred stock authorized by this resolution shall be Series B1 Preferred Stock or Series B2 Preferred Stock, as applicable, the number of shares of Series B1 Preferred Stock authorized hereby shall be 200,000 shares, and the number of shares of Series B2 Preferred Stock authorized hereby shall be 500,000 shares.

3.  Dividends.
(a)	So long as any shares of Series B Preferred Stock shall be
outstanding, the holders of such Series B Preferred Stock shall be entitled to receive, if legally payable by the Board of the Company, preferential dividends, payable-in-kind in additional shares of Series B Preferred Stock of the same series, based upon the Liquidation Preference thereof, at the Dividend Rate on the Liquidation Preference hereunder, payable semi-annually on the first Business Day of July and January of each year, commencing July 1, 1998. If the Board of the Company cannot legally declare or pay such dividends, then such dividends shall be cumulative and compound semi-annually, shall begin to accrue and compound from the Original Issue Date, whether or not there shall be net profits or net assets of the Company legally available for the payment of those dividends, and shall be paid-in-kind as soon as such dividends are legally payable. Any such dividend payable for the period from the Original Issue Date to the date hereof shall be payable based on the Liquidation Preference previously set forth in the Series B Preferred
Original Certificate of Designation, and any such dividend payable for the period after the date hereof shall be payable based on the Liquidation Preference set forth herein. Dividends may not be paid in cash.

(b)	So long as any shares of Series B Preferred Stock shall be
outstanding, then, without the affirmative vote of the Required Holders, (i) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on account of any Common
Stock or Series A Preferred Stock and (ii) no shares of Common Stock or Series A Preferred Stock shall be repurchased, redeemed or acquired by the Company, and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

4.  Liquidation Rights of Series B Preferred Stock.

(a)	In the event of any liquidation, dissolution or winding up
of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, after payment or declaration and setting apart for payment of amounts due thereon shall be made in respect of any shares of any other class or series of the

Company's Preferred Stock ranking senior to the Series B Preferred Stock (including, but not limited to, the Company's Senior Preferred Stock) and before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock or any share of any other class or series of the Company's preferred stock ranking junior to the Series B Preferred Stock (including, but not limited to, the Company's Series A Preferred Stock) with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Company, an amount equal to the Liquidation Preference plus all declared or accrued and unpaid dividends (whether or not then legally payable) in respect of any liquidation, dissolution or winding up consummated.

	(b)	If upon any liquidation, dissolution or winding
up of the Company, whether voluntary or involuntary, and after payment or declaration and setting apart for payment of amounts due thereon shall be made in respect of any shares of any other class or series of the Company's preferred stock ranking senior to the Series B Preferred Stock (including, but not limited to, the Company's Senior Preferred Stock), the assets to be distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company remaining to be distributed after payment or declaration and setting apart for payment of amounts due in respect of any shares of any other class or series of the Company's preferred stock ranking senior to the Series B Preferred Stock) (including, but not limited to, the Company's Senior Preferred Stock) shall be distributed ratably among the holders of Series B Preferred Stock, based on the full preferential amounts for the number of shares of Common Stock (determined on an as-if converted basis) held by each holder.

(c)	For purposes of this Section 4, each Participation Event
shall be deemed a liquidation, dissolution, or winding-up of the Company.

 (d)	After payment to the holders of Series B Preferred Stock of
the amounts set forth in Sections 4(a) and (b) hereof, if a Participation Event other than a Liquidity Event shall have occurred, the remaining assets of the Company legally available for distribution, if any, shall be distributed to the holders of any Company stock entitled to a preference over the Common Stock and, thereafter, ratably to the holders of Common Stock and together with the Series B Preferred Stock and the Senior

Preferred Stock, and of any other participating security issued by the Company (who shall participate with the Common Stock on an as-if converted basis [including treating any then declared or accrued and unpaid dividends, whether or not then legally payable as if then paid in kind], except that, in performing such calculation, ten percent of the shares of Common Stock otherwise allocable to each holder of Series B2 Preferred Stock shall be deducted therefrom and allocated to the holders of Series B1 Preferred Stock [pro rata on the basis of their respective shares of Series B1 Preferred Stock]).

5. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:

(a)	So long as any of the Series B Preferred Stock is
outstanding, each share of Series B Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Company. With respect to any such vote, each share of Series B Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock of the Company into which such share of Series B Preferred Stock is convertible on the record date for such vote.

(b)	The affirmative vote of the Required Holders, voting
together as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, or pursuant to a written consent of stockholders shall be
necessary to 	authorize, adopt or approve an amendment to the
Certificate of Incorporation of the Company which would alter or change in any manner the terms, powers, preferences or special rights of the shares of Series B Preferred Stock, or grant any waivers of such preferences or rights, including any such modification or amendment that may, (A) change the redemption date of the Series B Preferred Stock; (B) raise the Conversion Price or reduce the Liquidation Preference or Redemption Price or dividend rights of the Series B Preferred Stock;
(C) adversely affect any of the conversion features of the Series B Preferred Stock set forth in Section 7 hereof; or
(D) reduce the percentage of outstanding Series B Preferred Stock necessary to modify or amend the terms thereof or to grant waivers thereof.

 		(c)(i)	The foregoing rights of holders of shares of
Series B Preferred Stock to take any actions as provided in this
Section 5 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof or pursuant to any written consent of stockholders.
    (ii)	If (A) the annual meeting of stockholders of the
Company is not, for any reason, held within the time fixed in the by-laws of the Company, or (B) vacancies shall exist in the offices of directors elected by the holders of Series B
Preferred Stock pursuant to the Securityholders Agreement, or the composition of the Board shall otherwise not conform to the requirements of the Securityholders Agreement, a proper officer of the Company, upon the written request of the holders of record of at least ten percent (10%) of the shares of Series B Preferred Stock then outstanding, addressed to the Secretary of the Company, shall call a special meeting in lieu of the annual meeting of stockholders or a special meeting of the holders of Series B Preferred Stock, for the purpose of electing or, if necessary, removing directors elected by the holders of Series B Preferred Stock. Any such meeting shall be held at the earliest practicable date at the place for the holding of the annual meetings of stockholders. If such meeting shall not be called by the proper officer of the Company within twenty (20) days after personal service of said written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of record of at least ten percent (10%) of the outstanding shares of Series B Preferred
Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series B Preferred Stock so designated shall have access to the lists of stockholders to be called pursuant to the provisions hereof.

6.  Redemption of Series B Preferred Stock.
(a)(i)	Mandatory Redemption.  (A)  The Company shall redeem,
and the holders of the outstanding Series B Preferred Stock shall sell to the Company, at the redemption price per share equal to the sum of the Liquidation Preference per share plus an amount equal to all accrued and unpaid dividends per share (herein referred to as the "Redemption Price"), all of the outstanding Series B Preferred Stock on the seventh anniversary of the Original Issue Date.

(B)	At least twenty (20) Business Days and not
more than sixty (60) Business Days prior to the date fixed for the mandatory redemption of the Series B Preferred Stock, written notice (herein referred to as the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series B Preferred Stock at its post office address last shown on the records of the Company. The Redemption Notice shall state:
(1)	the number of shares of Series B
Preferred Stock held by the holder that the Company intends to redeem;
(2)	the date fixed for redemption and the
Redemption Price; and
(3)	that the holder is to surrender to the
Company, in the manner and at the place designated, its certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.
   (ii)	Delivery of Certificates and Redemption Price.  On or
before the Redemption Date, each holder of Series B Preferred Stock shall surrender the certificate or certificates representing such shares of Series B Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable in cash on the Redemption Date to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(b)	Unless the Company defaults in the payment in full of the
Redemption Price, dividends on the Series B Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the holders of such shares redeemed shall cease to have any further rights with respect thereto on the Redemption Date, other than to receive the Redemption Price without interest.

(c)	If, at the time of any redemption pursuant to this Section
6, the funds of the Company legally available for redemption of Series B Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds which are legally available shall be used to redeem the maximum possible number of such shares, pro rata based upon the number of shares to be redeemed. At any time thereafter when additional funds of the Company become legally available for the redemption of Series B Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of Series B Preferred Stock which the Company has become obligated to redeem pursuant to this subparagraph, but which it has not redeemed.

(d)	The Company may not otherwise redeem or repurchase the
Series B Preferred Stock.

7. Conversion. (a) Subject to the provisions for adjustment hereinafter set forth, (i) each share of Series B Preferred Stock shall be convertible at any time and from time to time, at the option of the holder thereof (such conversion, herein referred to as an "Optional Conversion") and (ii) all shares of Series B Preferred Stock shall be converted upon the occurrence of a Liquidity Event or the written election of the Required Holders (such conversion, herein referred to as a "Mandatory Conversion"), in each case into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Series B Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." After giving effect to the reverse stock split of the Common Stock on the date hereof, the Conversion Ratio shall initially hereinafter be 1.1611 in respect of the Series B1 Preferred Stock and 3.6199 in respect of the Series B2 Preferred Stock, subject to adjustment from time to time after the date hereof pursuant to paragraph (f) of this Section 7. No fractional shares shall be issued upon the conversion of any shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the same fraction applied to the Current Market Price of a share of Common Stock on the date of conversion (as determined in good faith by the Board).

(b)(i)	An Optional Conversion of the Series B Preferred Stock
may be effected by any such holder upon the surrender to the Company at the principal office of the Company of the certificate for such Series B Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified number of such shares (which may be fractional shares) in accordance with the provisions of this
Section 7 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. A Mandatory Conversion of the Series B Preferred Stock shall be immediately effective and shall be deemed to be made as of the date of the consummation of a Liquidity Event (the existence of which the Company shall promptly notify the holders of Series B Preferred Stock), or the written election of the Required Holders. Any holder may surrender to the Company the certificate for such Series B Preferred Stock converted pursuant to a Mandatory Conversion accompanied by a written notice specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Until such time as the holder surrenders its certificate pursuant to a Mandatory Conversion, the certificates representing the Series B Preferred Stock shall represent the number of shares of Common Stock issuable upon conversion of such certificate. Upon any conversion of any shares of Series B Preferred Stock, all accrued and unpaid dividends (whether or not then legally payable) owing in respect of such shares shall be treated as if such dividends were declared and paid-in-kind pursuant to
Section 3(a) hereof and converted.

    (ii)	In case the written notice specifying the name or
names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series B Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.

   (iii)	In the case of an Optional Conversion, such conversion
shall be deemed to have been made at the close of business on the date of giving the written notice referred to in the first sentence of (b)(i) above and of such surrender of the certificate or certificates representing the shares of Series B Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance
herewith, and the Person entitled to receive the shares of
Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.
(c)	In case any shares of Series B Preferred Stock are to be
redeemed pursuant to Section 6, all rights of conversion shall cease and terminate as to the shares of Series B Preferred Stock to be redeemed at the close of business on the Business Day next preceding the date fixed for redemption unless the Company shall default in the payment of the Redemption Price.

(d)	The Conversion Ratio shall be subject to adjustment from
time to time in certain instances as hereinafter provided.

(e)	The Company shall at all times reserve, and keep available
for issuance upon the conversion of the Series B Preferred
Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred

Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series B
Preferred Stock.

(f)	The Conversion Ratio will be subject to adjustment from
time to time as follows:

(i)	In case the Company shall at any time or
from time to time after the date hereof (A) pay a
dividend, or make a distribution, on the outstanding
shares of Common Stock in shares of Common Stock,
(B) subdivide the outstanding shares of Common Stock,
or (C) combine the outstanding shares of Common Stock
into a smaller number of shares, then, and in each
such case, the Conversion Ratio in effect immediately
prior to such event or the record date therefor,
whichever is earlier, shall be adjusted so that the
holder of any shares of Series B Preferred Stock
thereafter surrendered for conversion shall be
entitled to receive the number of shares of Common
Stock or other securities of the Company which such
holder would have owned or have been entitled to
receive after the happening of any of the events
described above, had such shares of Series B Preferred
Stock been surrendered for conversion immediately
prior to the happening of such event or the record
date therefor, whichever is earlier.  An adjustment
made pursuant to this clause (i) shall become
effective (x) in the case of any such dividend or
distribution, immediately after the close of business
on the record date for the determination of holders of
shares of Common Stock entitled to receive such
dividend or distribution, or (y) in the case of such
subdivision or combination, at the close of business
on the day upon which such corporate action becomes
effective.
(ii)	In case the Company shall declare a dividend upon the
shares of Common Stock payable otherwise than out of earned surplus or otherwise than in shares of Common Stock or convertible securities of the Company, the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of the Company. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earned surplus only to the extent that such earned surplus is charged an amount equal to the fair value of such dividend as determined in good faith by the Board of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of shares of Common Stock of record entitled to such dividend are to be determined.

    (iii)	In case the Company shall, after the
date hereof, issue shares of Common Stock constituting
New Securities (other than issuances covered by
clauses (i) and (ii) above),  at a price per share
less than the greater of (x) the Senior Preferred
Conversion Price as of the date of issuance of such
shares, and (y) the Current Market Price as of the
date of issuance of such shares: then, and in each
such case, the Conversion Price shall be reduced (but
not increased) to the price (calculated to the nearest
cent) equal to the quotient obtained by dividing (i)
the amount equal to the sum of (a) the number of
Fully-Diluted Outstanding shares immediately prior to
such issue or sale multiplied by the then existing
Conversion Price, and (b) the consideration, if any,
received by the Company upon such issue or sale by
(ii) the total number of Fully-Diluted Outstanding
shares immediately after such issue or sale. Upon such
adjustment to the Conversion Price, the Conversion
Ratio shall be adjusted to the number obtained by
dividing the Liquidation Preference by the adjusted
Conversion Price. For purposes of this paragraph (iii)
the following additional paragraphs shall apply:
(A)	In case at any time the Company
shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock
(such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible
Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible
Securities issuable upon the exercise of such Options) shall be less than the greater of (x) the Senior
Preferred Conversion Price or (y) the Current Market
Price, in each case in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in Paragraph
(iii)(C) of this Paragraph (f), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B)	In case the Company shall in any
manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible
Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the greater of (x) the Senior Preferred
Conversion Price or (y) the Current Market Price, in each case in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share on the date of the issue or sale of such Convertible
Securities and thereafter shall be deemed to be outstanding, provided that (i) except as otherwise provided in Paragraph (iii)(C) of this Paragraph (f), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible
Securities is made upon exercises of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Paragraph (iii)(B), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C)	Upon the happening of any of the
following events, namely, if the purchase price provided for in any Option referred to in Paragraph
(iii)(A) of this Paragraph (f), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Paragraphs (iii)(A) or (B) of this Paragraph (f), or the rate at which any Convertible Securities referred to in Paragraph (iii)(A) or (B) of this Paragraph (f) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion
Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in Paragraph (iii)(A) of this Paragraph (f) or the rate at which any Convertible Securities referred to in Paragraphs (iii)(A) or (B) of this Paragraph (f) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible
Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

(D)	In case any shares of Common
Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common
Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(E)	In case the Company shall take a
record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible
Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)	If any consolidation or merger of the
Company with or into another corporation, or the sale
of all or substantially all its assets to another
corporation shall be effected, or in case of any
capital reorganization or reclassification of the
capital stock of the Company, and such transaction
does not constitute a Participation Event, then, as a
condition of such consolidation, merger or sale,
reorganization or reclassification, lawful and
adequate provision shall be made whereby the holder of
Series B Preferred Stock shall thereafter have the
right to receive upon the basis and upon the terms and
condition specified herein and in lieu of the shares
of Common Stock immediately theretofore receivable
upon the conversion of Series B Preferred Stock, such
shares of stock, securities or assets as may be issued
or payable with respect to or in exchange for a number
of outstanding shares of Common Stock equal to the
number of shares of Common Stock immediately
theretofore so receivable by such holder had such
consolidation, merger, sale, reorganization or
reclassification not taken place, and in any such case
appropriate provision shall be made with respect to
the rights and interests of such holder to the end
that the provisions hereof (including without
limitation provisions for adjustment of the Conversion
Price) shall thereafter be applicable, as nearly as
may be, in relation to any shares of stock, securities
or assets thereafter deliverable upon the exercise of
such conversion rights.
(v)	For purposes of this paragraph (f), the
number of shares of Common Stock at any time
outstanding shall not include any shares of Common
Stock then owned or held by or for the account of the
Company or any of its Subsidiaries.
 (vi)	If the Company shall take a record of
the holders of its Common Stock for the purpose of
entitling them to receive a dividend or other
distribution, and shall thereafter and before the
distribution to stockholders thereof legally abandon
its plan to pay or deliver such dividend or
distribution, then thereafter no adjustment in the
number of shares of Common Stock issuable upon
exercise of the right of conversion granted by this
paragraph (f) or in the Conversion Ratio then in
effect shall be required by reason of the taking of
such record.
   (vii)	Anything in this paragraph (f) to the
contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one-tenth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one-tenth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

8. Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 7, then, and in each such case, the Company shall promptly deliver to each holder of the Series B Preferred Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by Section 7, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series B Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 11.

9. Certain Covenants. Any registered holder of Series B Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Amended Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

10. No Reissuance of Series B Preferred Stock. No Series B Preferred Stock acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

11. Notices. All notices to the Company permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at 8400 Baymeadows Way, Suite 12, Jacksonville, FL 32256, or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Series B Preferred Stock at their addresses appearing on the books of the Company.


      	EXHIBIT D















	MANAGEMENT AGREEMENT

	dated as of

	February 11, 2000




	NewCheck Corporation
	d/b/a Productivity Solutions, Inc.

	TABLE OF CONTENTS                              	Page

ARTICLE I		APPOINTMENT OF MANAGER	                 1

	1.1		Appointment of Manager	                      1
	1.2		Duties of Manager	                           2
	1.3		Standard of Care	                            3

ARTICLE II	REPORTS TO BOARD OF DIRECTORS;
           BUSINESS PLAN	                          3

	2.1		Board Oversight	                             3
	2.2		Business Plan	                               3

ARTICLE III	TERM	                                  4

	3.1		Term of Agreement	                           4
	3.2		Early Termination	                           4

ARTICLE IV	COMPENSATION	                           5

	4.1		Warrants	                                    5
	4.2		Reimbursement of Expenses	                   5

ARTICLE V		REPRESENTATIONS AND WARRANTIES OF
        			THE COMPANY 	                           6

	5.1		Incorporation	                               6
	5.2		Authorization	                               6
	5.3		Conflicts	                                   6
	5.4		Warrant Shares	                              7
	5.5		Securities Laws	                             7
	5.6		Purchase Agreement.	                         7

ARTICLE VI		REPRESENTATIONS AND WARRANTIES OF
         			THE MANAGER	                           7

	6.1		Incorporation	                               7
	6.2		Authorization	                               7
	6.3		Conflicts	                                   7
	6.4		Investment Intention	                        8

ARTICLE VII	COVENANTS OF COMPANY	                  8

	7.1		Affirmative Covenants of Company	            8
	7.2		Negative Covenants of the Company	           8

ARTICLE VIII	CONFIDENTIALITY	                      9

	8.1		Confidential Material	                       9
	8.2		Obligation of Nondisclosure	                 9
	8.3		Permitted Disclosures	                       9
	8.4		Injunctive Relief	                          10

ARTICLE IX	CONFLICTS OF INTEREST	                 10

	9.1		Conflict of Interest	                       10

ARTICLEX	INDEMNIFICATION	                         11

	10.1		Basis of Indemnity	                        11
	10.2		Payment	                                   11
	10.3		Limitation of Liability	                   11

ARTICLE XI	MISCELLANEOUS	                         11

	11.1		Force Majeure	                             11
	11.2		Relationship of Parties	                   12
	11.3		Notices	                                   12
	11.4		Entire Agreement	                          13
	11.5		Amendments	                                13
	11.6		Further Actions	                           13
	11.7		Assignment	                                13
	11.8		Expenses	                                  13
	11.9 	Governing Law	                             13
	11.10 	Headings	                                 13
	11.11 	Counterparts	                             13



Exhibit A -	 Form of Initial Warrant Certificate
Exhibit B -	 Form of Additional Warrant Certificate
Exhibit C - 	Form of Amended and Restated Registration Rights
             Agreement

MANAGEMENT AGREEMENT

	THIS AGREEMENT made as of this 11th day of February, 2000, between ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC., a corporation organized and validly existing under the laws of the State of Delaware (hereinafter referred to as the "Manager"), and NEWCHECK CORPORATION d/b/a Productivity Solutions, Inc., a corporation organized and validly existing under the laws of the State of Delaware (hereinafter referred to as the "Company").

W I T N E S S E T H:

	WHEREAS, the Company, is engaged in the development and commercialization of automated self-checkout systems and related labor resource management systems for use in supermarkets and other retailers (together with any related, ancillary or complementary business and any business utilizing any technology, know-how, patents, processes or other intellectual property now or hereinafter developed by the Company, hereinafter referred to as the "Business");

	WHEREAS, the Manager and the Company, inter alia, are parties to a Stock and Convertible Note Purchase Agreement dated as of February 11, 2000 (hereinafter referred to as the "Stock and Note Purchase Agreement") with respect to, among other things, the purchase by the Manager and the other investors named therein of certain securities of the Company;

	WHEREAS, in accordance with the terms and provisions of the Stock and Note Purchase Agreement, it is a condition to the consummation of the placement thereunder that the parties hereto execute and deliver this Management Agreement; and

	WHEREAS, the parties have determined that it is in their respective best interests to enter into the transactions set forth herein in order for the Company to retain the Manager to provide such management services as set forth hereinafter, so as to assist in the supervision and management of the Business, and to satisfy the foregoing condition to closing under the Stock and Note Purchase Agreement;

	NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

APPOINTMENT OF MANAGER

	1.1	Appointment of Manager. Subject to the terms and
conditions of this Agreement, the Company hereby appoints the Manager as its agent, on behalf of the Company, to operate, supervise and manage the Business and the Company, and the Manager hereby accepts such appointment. The Company and the Manager hereby agree that, during the term set forth in Article II hereof: (i) the Manager shall, within the parameters of each Business Plan (as hereinafter defined) and the related provisions of this Agreement, have the power and authority to take all such action as it shall deem necessary, and in the best interests of the Company, for the protection, operation, supervision, and management of the Business and the Company, and (ii) the Company shall not appoint, engage or employ any party other than the Manager to perform any of the Manager's duties hereunder, except as approved in advance in writing by the Manager.

	1.2	Duties of Manager. Without in any way limiting the
scope of the appointment of the Manager in accordance with
Section 1.1 hereof, the Manager shall, subject to Section 1.3 hereof and within the parameters of each Business Plan and the related provisions of this Agreement, perform the following duties for the Company;

	(a)	maintain the character of the Business as now
established; provided however, that the Manager shall also be empowered during the term hereof to take such action as is necessary or appropriate to expand or to consolidate the products and services provided by the Company as part of the Business, as presently or hereinafter constituted, consistent with the general nature and scope of the Business, and to introduce such additional products and services as the Manager shall deem appropriate fully to utilize and to develop the resources of the Company;

(b) operate and supervise the Business in the usual, regular and ordinary manner utilized by the Manager in the operation of its business and in accordance with good business practices;

(c) preserve the present business relationships of the Company, provide management and supervisory services to the Company at least comparable to those supplied by the Company's present officers and employees and procure for the Company all additional management, administrative, supervisory and other personnel required by the Business;

(d) develop and recommend to the Board of Directors of the Company business plans, research and development programs and/or marketing programs in respect of the Business, and arrange for the active promotion, operation and sale of the products and services of the Company;

(e) propose, accept, and cause the Company to perform contracts, on behalf and at the expense of the Company, modify existing contracts, provide for the development and manufacture of products and the furnishing of services ordered from the Company and arrange for the procurement of equipment, tools, materials and supplies necessary for the operation of the Business;

	(f)	establish overall cost accounting systems in respect
of the conduct of the Business, maintain or cause the Company to maintain records and books of account in accordance with good business practices, and furnish to the Company and its representatives such information concerning the Business and its scope and direction as the Company shall from time to time reasonably request;

(g) develop and recommend to the Board of Directors of the Company financing plans for the Company and the Business; engage and dismiss financial advisors, investment bankers and other consultants in the name and on behalf of the Company; make recommendations to the Board of Directors regarding the issuance of securities generally by the Company; and determine grants of options with respect to the common stock, $.0001 par value (hereinafter referred to as "Common Stock"), of the Company to management, employees and consultants of the Company (including, without limitation, those furnished by the Manager) from the authorization of the Board of Directors of the Company as at the date hereof and as hereinafter augmented thereby;

	(h)	subject to the terms of the Stock and Note Purchase
Agreement and the other documents referred to therein, determine on behalf of the Company if the Company shall cause or permit a Participation Event (as defined in the Stock and Note Purchase Agreement) to occur;

	(i)	cause the Company to prosecute claims, suits,
proceedings, and actions against third parties, and defend claims, suits, proceedings and actions against the Company; and

	(j)	take all such other actions as the Manager deems
necessary or desirable in order to discharge the Manager's duties hereunder, and exercise all rights of management as allowed by law or generally accepted business practice.

	1.3	Standard of Care. At all times during the performance
of its duties under this Agreement, the Manager shall, and shall cause each Affiliate of the Manager or other person employed or retained by the Manager and involved in providing the services under this Agreement to, act in a manner that is in good faith and in the best interests of or not opposed to the best interests of the Company and of its shareholders, taken as a whole.

ARTICLE II

REPORTS TO BOARD OF DIRECTORS; BUSINESS PLAN

2.1 Board Oversight. The Manager shall confer on a regular basis with the Board of Directors of the Company or a designated committee thereof, at regularly scheduled meetings or upon the demand of the Board (in all events at least twice per year), to report matters of materiality and to report the general status of ongoing operations. In addition, the Manager shall, at the request of the Board of Directors upon reasonable prior notice, attend, or cause its representatives to attend, any and all meetings held of the Board, and shall respond to all reasonable inquiries of the directors raised with respect to the Business or the Company.

2.2 Business Plan. At least 30 days prior to the commencement of each fiscal year of the Company during the term of this Agreement (except that, in respect of the first such fiscal year, such date shall fall within 90 days after the date of this Agreement), the Manager shall prepare and submit to the Board of Directors of the Company, for review and approval, operating and capital budgets, setting forth projections of cash receipts for such year on a quarterly basis, together with a summary of operating and capital expenditures projected by the Manager on a quarterly basis, in connection with the operation of the Business, such budgets to constitute the business plan for the Company for such year (each herein referred to as a "Business Plan"). The Manager shall not incur any expenses in the name or on behalf of the Company other than those projected in a Business Plan recommended pursuant to this Section 2.2 and approved by the Board of Directors of the Company, except for expenses that do not vary by more than five percent from the aggregate of similar expenses under major line items in the budget contained in any such Business Plan (and except that, in the event the Board of Directors shall fail to approve a Business Plan for any period, the Manager shall operate hereunder consistent with past practice of the Company and subject to Section 1.3 hereof). From time to time, the Manager may recommend to the Board of Directors of the Company, for review and approval, one or more supplements to or revisions of a Business Plan approved as aforesaid (it being acknowledged that, without limiting the provisions of this
Section 2.2 hereinabove set forth, the Manager shall not incur any expenses in the name or on behalf of the Company contained in any such supplement until it is reviewed and approved by the Board of Directors of the Company). Each such supplement, once reviewed and approved as aforesaid, shall constitute part of the Business Plan to which it pertains.

ARTICLE III

TERM

	3.1	Term of Agreement. Subject to Section 3.2 hereof, the
appointment of the Manager pursuant to Article I hereof shall extend through the fifth anniversary of the date hereof;
provided, however, that, so long as the Manager or its Affiliates owns or has rights to acquire at least 7% of the outstanding equity of the Company, the Manager shall have the option to extend such term for up to an additional five years upon giving the Company written notice of such extension at least 90 days prior to the expiration of the fifth anniversary of the date hereof.

	3.2	Early Termination.

	(a)	Notwithstanding the foregoing provisions of Section
3.1 hereof, this Agreement shall forthwith terminate, at the option of the Manager, in the event that the Company shall:

		(i)	admit in writing its inability to pay its debts
generally as they become due;

		(ii) 	file a petition in bankruptcy or a petition to
take advantage of any insolvency act;

		(iii) make an assignment for the benefit of creditors;

		(iv) 	consent to the appointment of a receiver of
itself or of the whole or any substantial part of its property;

		(v) 	on a petition in bankruptcy filed against it, be
adjudicated bankrupt; or

		(vi) 	file a petition or answer seeking reorganization
or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, district or territory thereof.

	(b)	Notwithstanding the foregoing provisions of Section
3.1 hereof, this Agreement shall further be terminable by either party upon 180 days' prior written notice to the other party following any material breach of this Agreement by the other party (provided that such breach shall remain uncured at the end of such period or, if such breach is not reasonably susceptible to cure during such period, provided that the breaching party shall not have diligently taken steps to cure such breach at the end of such period).

ARTICLE IV

COMPENSATION

	4.1	Warrants.

(a)	In consideration of the performance by the Manager of
its duties as set forth in Article I hereof, the Company herewith issues to the Manager warrants (hereinafter referred to as the "Initial Warrants") to purchase shares of Common Stock, as evidenced by the warrant certificate (hereinafter referred to as the "Initial Warrant Certificate") in the form of Exhibit A annexed hereto.

	(b)	In further consideration of the performance by the
Manager of its duties as set forth in Article I, the Company herewith issues to the Manager additional warrants (together with the Initial Warrants, hereinafter referred to as the "Warrants") to purchase shares (together with the shares of Common Stock issuable upon exercise of the Initial Warrants, hereinafter referred to as the "Warrant Shares") of Common Stock, as evidenced by the warrant certificate (together with the Initial Warrant Certificate, hereinafter referred to as the "Warrant Certificate") in the form of Exhibit B annexed hereto.

	(c)	In connection with issuance of the Warrants, the
Company herewith executes and delivers to the Manager the Amended and Restated Registration Rights Agreement in the form of Exhibit C annexed hereto, extending thereby to the Manager the registration rights specified therein with respect to the Warrant Shares.

	4.2	Reimbursement of Expenses. In the event that the
Manager or any Affiliate thereof shall incur any expenses for its own account in connection with its performance hereunder, whether in connection with services or materials devoted hereunder or otherwise, or in connection with any other activities relative to the Company (whether prior to or after the date hereof), the

Company shall from time to time be obligated to reimburse the Manager for such expenses, to the extent reasonably incurred, in cash, within fifteen days after the rendering by the Manager of a statement therefor. Such expenses shall extend, without limitation, to expenses reasonably incurred directly or indirectly in connection with performance hereunder or in connection with any such other activities relative to the Company, and to a portion of the Manager's (or its Affiliates') general and administrative expenses reasonably allocated by the Manager to performance hereunder, including, without limitation, a reasonable allocation of compensation and benefits to employees of the Manager and its Affiliates. The Company's obligation as aforesaid shall extend to investment banking fees in the amount of $150,000 plus reasonable expenses incurred to BNY Capital Markets under the engagement letter dated January 21, 2000, and reasonable legal fees and expenses incurred by the Manager in connection with the negotiation, execution and delivery of the Stock and Note Purchase Agreement and the additional agreements contemplated thereby (including, without limitation, this Agreement), it being understood and agreed that any and all securities deliverable by the Manager in such connection shall be valued by the Manager in its reasonable discretion. For purposes of this Agreement, the term "Affiliate" shall mean any person or entity controlled by, controlling or under common control with the Manager. Notwithstanding the foregoing or any other provision contained in this Agreement, the parties understand and agree that the Manager shall not be required to advance any amounts to the Company, or to guarantee or in any manner secure any obligations of the Company or in any manner become obligated for any of the liabilities of the Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

	The Company hereby represents, warrants and covenants that:

	5.1	Incorporation. The Company is duly organized, validly
existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or hold under lease the assets and properties which it owns or holds under lease and to perform all its obligations under the agreements to which it is a party, including, without limitation, this Agreement and the Warrant Certificates. The Company is in good standing in each other jurisdiction in which the failure to be so qualified would have a material adverse effect on its assets or properties or to the conduct of the Business.

	5.2	Authorization. The execution and delivery of this
Agreement and the Warrant Certificates by the Company, the performance by the Company of its covenants and agreements hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Without limiting the generality of the foregoing, the Board of Directors has authorized the Manager to determine, without further action by the Board of Directors, grants (and the terms thereof) of options with respect to Common Stock to management, employees and consultants of the Company (including, without limitation, those furnished by the Manager), covering up to an aggregate of 1,550,000 shares of Common Stock (which the Company has duly reserved for issuance upon exercise of such options); and such options, and the Common Stock issuable upon exercise thereof, will be duly authorized, validly-issued, fully-paid and non-assessable, issuable without violation of the preemptive rights of any party. This Agreement and the Warrant Certificates constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

	5.3	Conflicts. Neither the execution and delivery of this
Agreement and the Warrant Certificates by the Company, nor the consummation of the transactions contemplated herein and therein to be consummated by the Company, will violate any provision of the certificate of incorporation or by-laws of the Company, or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government, or governmental agency or instrumentality, domestic or foreign, applicable to the Company, or conflict with or result in any breach of any of the terms of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which the Company is a party or by which the Company or any of their respective properties or assets is bound.

	5.4	Warrant Shares. The Company has duly reserved for
issuance a number of shares of Common Stock adequate to comply with its obligations to issue the Warrant Shares. The Warrants have been and, upon exercise of the Warrants the Warrant Shares will be, duly authorized, validly issued and fully-paid and non-assessable, issued without violation of the preemptive rights of any party. The Warrants are and, upon exercise of the Warrants the Warrant Shares will be, free and clear of any and all pledges, charges, liens, mortgages, deeds of trust and any other encumbrances of any nature whatsoever created by the Company.

	5.5	Securities Laws. In reliance on the investment
representations contained in Section 6.4, the issuance and delivery of the Warrants and the Warrant Shares, as provided in this Agreement and the Warrant Certificates, are exempt from the registration requirements of the Securities Act of 1933 (hereinafter referred to as the "Securities Act") and all applicable state securities laws. Neither the Company nor any person or entity authorized to act on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstance which would require the integration of such offering with the offering of the Warrants or the Warrant Shares under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder) which might subject the offering, issuance or sale of the Warrants or the Warrant Shares to the registration requirements of Section 5 of the Securities Act.

	5.6	Purchase Agreement. Each and every representation and
warranty of the Company set forth in the Purchase Agreement is hereby incorporated by reference into this Agreement as if set forth herein.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE MANAGER

	The Manager hereby represents, warrants and covenants that:

	6.1	Incorporation. The Manager is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to enter into this Agreement and to perform its agreements and covenants to be performed hereunder. The Manager is in good standing in each other jurisdiction wherein the failure so to qualify would have a material adverse effect on its ability to consummate the transactions contemplated hereunder.

	6.2	Authorization. The execution and delivery of this
Agreement by the Manager and the performance by the Manager of its covenants and agreements hereunder have been duly authorized by all necessary corporate action and, when executed and delivered by the Manager, this Agreement shall constitute the valid and legally binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other laws affecting the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

	6.3	Conflicts. Neither the execution and delivery of this
Agreement by the Manager nor the consummation of the transactions contemplated herein to be consummated by the Manager, will violate any provision of the certificate of incorporation or by-laws of the Manager or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government or governmental agency or instrumentality, domestic or foreign, applicable to the Manager or conflict with or result in any breach of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which the Manager is a party or by which the Manager or any of the assets of the Manager are bound.

	6.4	Investment Intention. The Manager is acquiring the
Warrants for investment purposes and not with a view to the distribution thereof in violation of the Securities Act. The Manager will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Warrants (or solicit any offers to buy, purchase, or otherwise acquire any of the Warrants), except in compliance with the Securities Act.

ARTICLE VII

COVENANTS OF COMPANY

	7.1	Affirmative Covenants of Company. During the term of
this Agreement, the Company shall:

	(a)	pay to the Manager all amounts due pursuant to the
terms hereof, without setoff or counterclaim for any reason whatsoever;

(b) notify the Manager promptly in writing of any default under any instrument or agreement to which the Company is a party and any litigation, arbitration, or other governmental proceeding, or threatened litigation, arbitration, or other governmental proceeding, involving the Company;

	(c)	provide the Manager with drawing rights on such
accounts maintained with financial institutions by the Company as are or shall be necessary, or in the interests of the Company, to operate the Business;

(d) furnish to the Manager such financial, legal and other information in its possession or available to it with respect to the Company as shall from time to time be requested by the Manager;

	(e)	use its best efforts in all respects to cooperate with
the Manager in its performance under this Agreement.

	7.2	Negative Covenants of the Company. During the term of
this Agreement, the Company shall not, without the concurrence of the Manager (acting pursuant to Section 1.3 hereof):

	(a) 	(i) issue, grant, sell or encumber any shares of its
capital stock, (ii) other than pursuant to commitments existing on the date hereof and as contemplated by Section 1.2(g) hereof, issue, grant, sell or encumber any security, option, warrant, put, call subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock or other equity interests of the Company,
(iii) enter into any agreement, commitment or understanding calling for any transaction referred to in clause (i) or (ii) of this Paragraph (a), or (iv), make any other changes in its equity capital structure;

	(b)	split, combine or reclassify any shares of its capital
stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, securities, indebtedness, rights or property or any combination thereof) in respect of any shares of its capital stock or other equity interests, or redeem or otherwise acquire any shares of the capital stock or other equity interests;

	(c)	without limiting any rights of any party to require
the Company to effect a registration under the Amended and Restated Registration Rights Agreement hereinabove referenced, cause or permit any Participation Event (if within the control of the Company and except for any Liquidity Event [as defined in the Senior Preferred Certificate of Designation referenced in the Stock and Note Purchase Agreement] in the ordinary course of business) to occur;

	(d)	make or permit any change in its certificate of
incorporation or by-laws; or

	(e)	acquire, directly or indirectly, any interest in any
corporation, association, partnership or other controlling entity, unless provision satisfactory to the Manager shall be made whereby such entity shall be covered by this Agreement in all relevant respects as if the Company hereunder.

ARTICLE VIII

CONFIDENTIALITY

	8.1	Confidential Material. For purposes of this Article
VIII, the term "Confidential Material" shall be defined to mean all proprietary or confidential information furnished to the Manager, or any of its directors, officers, employees or agents (each hereinafter referred to as a "Receiving Party") by the Company, or any of its directors, officers, employees or agents (each hereinafter referred to as a "Disclosing Party"). Notwithstanding the foregoing, the term "Confidential Material shall not include information which (i) is known to the Receiving Party, prior to the date hereof, (ii) becomes generally available to the trade or the public other than as a result of a disclosure by the Disclosing Party, (ii) was available to the Receiving
Party on a non-confidential basis prior to its disclosure to the Receiving Party by the Disclosing Party, or (iv) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not bound by a confidentiality agreement with the Disclosing Party.

	8.2	Obligation of Nondisclosure. In connection with and as
a condition to the Disclosing Party furnishing Confidential
Material to the Receiving Party, the Manager hereby agrees that, during the term of this Agreement and for a period of three years thereafter, the Receiving Party shall treat all Confidential
Material confidentially, and not disclose it except in accordance herewith. Notwithstanding the foregoing or any other provision contained herein, unless otherwise agreed to by the parties hereto, the Receiving Party may not in any manner use any Confidential Material for any purpose other than in connection with conduct of the Business.

	8.3	Permitted Disclosures. In the event that the Receiving
Party is required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Material, the Receiving Party shall provide the Disclosing Party with prompt notice thereof so that the Disclosing Party may seek an appropriate protective order and/or waive compliance by the Receiving Party with the provisions hereof; provided, however, that, if in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party is, in the opinion of its counsel, compelled to disclose Confidential Material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to the liability for contempt, fine or penalty, or to other censure, such Confidential Material may be so disclosed. In addition, the Manager shall be permitted to make any and all disclosures which the Manager or its counsel deems necessary or appropriate under federal and state securities laws and regulations with respect to the performance of services hereunder or otherwise related to the obligations of the Manager under such laws or regulations.

	8.4	Injunctive Relief. In view of the irreparable harm and
damage which would be incurred by the Company in the event of any violation of any of the provisions of this Article VIII, the Manager hereby consents and agrees that, if any Receiving Party violates any such provision, the Company shall be entitled to an injunction or similar equitable relief to be issued by any court of competent jurisdiction restraining the breaching party from committing or continuing any such violation.

ARTICLE IX

	9.1	Conflict of Interest. The Company and the Manager each
understand that in fulfilling its obligations hereunder, the Manager may encounter facts and circumstances giving rise to a conflict between the interests of the Manager and the interests of the Company. Notwithstanding the foregoing (but subject to the proviso hereinafter contained), the parties understand and agree that the Manager may engage, directly or indirectly, in any other business venture or ventures of any nature and description, independently or with others, and whether or not related to the Business; provided, however, that the Manager shall not, during the term of this Agreement, without prior approval of the Board of Directors of the Company acting by a majority of the members thereof not constituting employees, officers, directors or principal stockholders of the Manager, engage in the commercialization of any automated self-checkout system for use in supermarkets and other retailers competitive with any such system of the Company. Without limiting the generality of the foregoing, the parties acknowledge and agree that, in the event the parties enter into any additional transactions not contemplated by the provisions of this Agreement, such transactions shall be on arms-length terms, no less favorable to the Company in any material respect than the terms that could be obtained from unaffiliated parties, if any, in the same area entering into comparable transactions with the Company.

ARTICLE X

INDEMNIFICATION

	10.1	Basis of Indemnity. The Company hereby agrees to
indemnify and hold harmless, the Manager, its directors, officers, employees, agents and their respective legal representatives, successors and assigns (each hereinafter referred to as an "Indemnified Party"), from and against any and all direct or consequential damages, costs, expenses, losses, claims, demands, liabilities and/or obligations, including, without limitation, reasonable counsel's fees (hereinafter referred to as "Damages"): (i) resulting from any breach of any warranty, representation, agreement or covenant of the Company set forth or incorporated by reference in this Agreement, or the discharge by the Manager of its obligations under this Agreement (except insofar as arising from the gross negligence or willful breach of this Agreement by the Manager or its employees or agents); or (ii) in any way related to the Company, and/or the obligations, liabilities or properties thereof or the Business, whether incurred or resulting from any state of facts heretofore or hereinafter arising (except insofar as any such Damages shall have arisen as a result of the gross negligence or willful misconduct of the Manager, its employees or agents in the performance of the Manager's duties hereunder).

	10.2	Payment. In the event that an Indemnified Party shall
incur any Damages in respect of which indemnity may be sought pursuant to this Agreement, the Company shall be given written notice thereof promptly by such Indemnified Party, which notice shall, to the extent reasonably available to such Indemnified
Party, specify the amount and nature of such Damages and include the request by the Indemnified Party of the Company for indemnification therefor. The Company shall promptly pay to such Indemnified Party the amount of the Damages so specified.

	10.3	Limitation of Liability.  Without limiting the
provisions of Section 10.1 hereof, in any event the liability of the Manager and its Affiliates with respect to this Agreement or anything done in connection herewith, including but not limited to the performance or breach hereof, or from the sale, delivery, provision or use of any service or product provided under or covered by this Agreement, whether in contract, tort (including negligence or strict liability) or otherwise, shall not exceed the amounts previously paid to the Manager and its Affiliates by the Company under this Agreement (including the then current fair market value of the Warrants, and of any shares theretofore issued upon exercise of the Warrants, held by the Manager, plus the proceeds of any shares theretofore so issued and disposed of by the Manager), except as a result of the Manager's gross negligence or willful misconduct; and the Company hereby releases the Manager and its Affiliates from any act done or omitted to be done by the Manager except to the extent aforesaid.

ARTICLE XI

MISCELLANEOUS

	11.1	Force Majeure. The Company and the Manager agree that
neither shall be deemed to be in default of any of their respective obligations hereunder to the extent only that performance of any such obligation shall have been prevented by an act of God, fire, riot, war or government, but only to the extent of the duration of the act or acts comprising the basis for the operation of this Section 11.1.

	11.2	Relationship of Parties. The relationship between the
Parties, created by this Agreement shall for all purposes be that of independent contractors and neither shall be deemed or construed as an agent of the other for any purpose; it being specifically the intent of the parties to avoid forming any partnership or joint venture and it being understood and agreed that each party shall exercise full power and authority, subject only to the respective rights and obligations of the parties set forth herein, in the performance of any or all of their respective obligations hereunder.

	11.3	Notices. All notices, requests, or instructions
hereunder shall be in writing and delivered personally, or sent by registered, certified, or express mail, postage prepaid, return receipt requested, or by a reputable overnight courier service, as follows:

	(1)		if to the Manager:

			488 Main Avenue
			Norwalk, Connecticut 06851

			Attention: President

			with a copy to:

			Howard Kailes, Esq.
			Krugman & Kailes LLP
			Park 80 West-Plaza Two
			Saddle Brook, New Jersey 07663

(2)	if to the Company:

 			8400 Baymeadows Way
		 	Suite 12
	 		Jacksonville, Florida 32256

 			Attention: Chief Executive Officer

 			with a copy to:

 			Scott D. Smith, Esq.
	 		Powell, Goldstein, Frazer, Murphy LLP
		 	191 Peachtree St. N.E.
			 16th Floor
			 Atlanta, Georgia 30303

or to such other address as a party may designate by written notice to the other parties. If delivered personally, the date on which such notice, request, instruction or document is deemed given shall be the date on which such delivery is made, or if delivered by mail, three days after the date on which deposited in the mail or if delivered by a reputable overnight courier service, the day after the date on which deposited with or turned over to said courier service. Each notice, request, instruction or document shall bear the date on which it is delivered.

	11.4	Entire Agreement. This Agreement and the documents
referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated herein.

	11.5	Amendments. No modifications or amendments hereof
shall be effective unless in writing and signed by the party against which it is sought to be enforced.

	11.6	Further Actions. Each of the parties hereto shall take
such additional actions as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated in this Agreement.

	11.7	Assignment. This Agreement may not be assigned or
transferred by either party without the prior written consent of the other party having first been obtained. Any attempted assignment or transfer in breach of the provisions of this
Section 11.7 shall be void and of no further effect and shall constitute a material breach of this Agreement.

	11.8	Expenses. Except as otherwise set forth herein, each
of the parties shall bear its expenses in connection with this Agreement and the transactions contemplated herein.

	11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut applicable in the case of agreements made and to be entirely performed within such State.

	11.10 Headings. The headings appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

	11.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

ATTEST:               			ELECTRONIC RETAILING SYSTEMS
                 							 INTERNATIONAL, INC.


               						    By
--------------------			    ---------------------------
Assistant Secretary			    Vice Chairman and
						                    Chief Executive Officer


ATTEST:               			NEWCHECK CORPORATION d/b/a
                 							 Productivity Solutions, Inc.


                    						By
--------------------			     ---------------------------
Secretary					              President and Chief Executive
                      					 Officer


      								EXHIBIT E

	AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


	AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT dated as of February 11, 2000 among NewCheck Corporation, d/b/a
Productivity Solutions, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter referred to as the "Company"), Electronic Retailing Systems International, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter referred to as "ERS"), the other purchasers of the Company's Series C Convertible Preferred Stock, $0.0001 par value (hereinafter referred to as the "Senior Preferred Stock"), identified on Schedule 1 annexed hereto (hereinafter, together with ERS, referred to as the "Purchasers", and each individually, as a "Purchaser"), and the other Holders (as hereinafter defined).

	W I T N E S S E T H :

	WHEREAS, the Company and the holders of the Series A Convertible Preferred Stock $.0001 par value (hereinafter referred to as the "Series A Preferred Stock"), of the Company are parties to a Rights Agreement dated as of June 30, 1994 (Section 1 of which is hereinafter referred to as the "1994 Agreement"), with respect to the registration by the Company of the shares of its common stock, $.0001 par value (as the same may be constituted from time to time, hereinafter referred to as the "Common Stock"), issuable upon conversion of the Series A Preferred Stock, and of the other Registrable Securities identified therein; and

	WHEREAS, the Company and the holders of the Series B1 Convertible Preferred Stock, $.0001 par value (hereinafter referred to as the "Series B1 Preferred Stock"), of the Company and the holders of the Series B2 Convertible Preferred Stock, $.0001 par value (hereinafter referred to as the "Series B2 Preferred Stock"), of the Company are parties to a Registration Rights Agreement dated May 13, 1998 (hereinafter referred to as the "1998 Agreement"), with respect to registration by the Company of the shares of Common Stock issuable upon conversion of the Series B1 Preferred Stock and the Series B2 Preferred Stock, and of the other Registrable Securities identified therein; and

	WHEREAS, the Company and the Purchasers are parties to a Stock and Convertible Note Purchase Agreement dated as of even date herewith (hereinafter referred to as the "Stock and Note

Purchase Agreement"), providing for, among other matters, the issuance and delivery by the Company: (i) to the Purchasers of shares of the Senior Preferred Stock, such shares convertible into shares of the Common Stock, (ii) to ERS of the Company's 8% Convertible Note dated as of even date herewith (hereinafter referred to as the "ERS Convertible Note"), and (iii) to AG Checkout LLC of the Company's 8% Convertible Note dated as of even date herewith (hereinafter referred to as the "AG Convertible Note" and together with the ERS Convertible Note, referred to herein as the "Convertible Notes"), such Convertible Notes convertible into shares of Senior Preferred Stock; and

	WHEREAS, the Company and ERS are parties to a Management Agreement dated as of even date herewith (hereinafter referred to as the "Management Agreement"), providing for, among other matters, the issuance and delivery by the Company to ERS of warrants (hereinafter referred to as the "Warrants") exercisable with respect to shares of the Common Stock evidenced by the terms and conditions of two Warrant Certificates, each dated as of even date herewith, delivered by the Company to ERS;

	WHEREAS, it is a condition to the acquisition and acceptance by the Purchasers of the Senior Preferred Stock and the Convertible Notes, and to the execution and delivery of the Management Agreement by ERS, that the 1994 Agreement and the 1998 Agreement be amended and restated as set forth herein and that the Company execute and deliver this Agreement to the Purchasers; and

	WHEREAS, the holders of the Series A Preferred Stock party hereto constitute a majority of the record and beneficial holders of the Registrable Securities (as set forth in the 1994
Agreement) and the holders of the Series B1 Preferred Stock and Series B2 Preferred Stock party hereto constitute the Majority Holders (as set forth in the 1998 Agreement);

	NOW, THEREFORE, in consideration of the agreements, premises and the mutual covenants contained herein the parties, intended to be legally bound, hereto hereby agree as follows:

     1. Definitions. Unless otherwise defined herein, the following terms shall have the respective meanings set forth below (such meanings being equally applicable to both the singular and plural form of the terms defined):

	"Agreement" shall mean this Amended and Restated Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

	"Amended and Restated Securityholders Agreement" shall mean the Amended and Restated Securityholders Agreement dated as of even date herewith among the Company, the Purchasers and the holders of the Series B1 Preferred Stock and the holders of the Series B2 Preferred Stock, which in all respects amends and restates the Stockholders Agreement dated as of May 13, 1998 among the Company and such holders.

	"Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

	"Commission" shall mean the Securities and Exchange
Commission or any other federal agency then administering the Securities Act and other federal securities laws.

	"Conversion Shares" shall mean shares of Common Stock issued upon conversion of shares of Series A Preferred Stock, Series B1
Preferred Stock, Series B2 Preferred Stock or Senior Preferred
Stock (including, without limitation, Senior Preferred Stock issuable upon conversion of the Convertible Notes), and upon exercise of the Warrants.

	"Demand Holders" shall mean Holders holding at the time shares of Senior Preferred Stock, and the Convertible Notes, representing at least 60% of the sum of (x) all then outstanding Conversion Shares issued upon conversion of Senior Preferred Stock (including, without limitation, Senior Preferred Stock issuable upon conversion of the Convertible Notes), (y) all shares of Common Stock issuable to the holders of then outstanding Senior Preferred Stock, and (z) all shares of Common Stock issuable to the holders of Senior Preferred Stock issuable upon conversion of the Convertible Notes; except that the foregoing reference to "60%" shall be reduced to "30%" subsequent to a Qualified Public Offering or, if earlier, 18 months from and after the date hereof with respect to a Qualified Public Offering.

	"Exchange Act" shall mean the Securities Exchange Act of
1934, as amended from time to time, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

	"Holder" shall mean the holder of Conversion Shares, or shares of Series A Preferred Stock, Series B1 Preferred Stock, Series B2 Preferred Stock or Senior Preferred Stock (including, without limitation, Senior Preferred Stock issued upon conversion of the Convertible Notes), or of the Convertible Notes or the Warrants.

	"NASD" shall mean the National Association of Securities
Dealers, Inc., or any successor corporation thereto.

	"Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

	"Qualified Public Offering" shall have the meaning ascribed to such term in the Senior Preferred Certificate of Designation.

	"Registrable Securities" shall mean the shares of Common Stock from time to time issued or issuable to the holders of the Series A Preferred Stock, Series B1 Preferred Stock, Series B2 Preferred Stock, and Senior Preferred Stock (including, without limitation, shares of Senior Preferred Stock issuable upon conversion of the Convertible Notes), upon the conversion thereof, or to the holders of the Warrants upon exercise thereof, or hereinafter acquired by such holders or which they hereinafter obtain the right to acquire pursuant to the terms of the Amended and Restated Securityholders Agreement or otherwise; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

	"Registration Statement" shall mean any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments (including post-effective amendments) and supplements to such Registration Statement, all exhibits and all material incorporated by reference in such Registration Statement.

	"Required Holders" shall mean Holders holding at the time shares of Series B1 Preferred Stock, Series B2 Preferred Stock, or Senior Preferred Stock, or the Convertible Notes, or Conversion Shares into which the Series B1 Preferred Stock, Series B2 Preferred Stock, or Senior Preferred Stock (including, without limitation, Senior Preferred Stock issuable or issued upon conversion of the Convertible Notes) has been converted, representing at least 66.67% of the sum of (x) all then outstanding Conversion Shares issued upon conversion of the Series B1 Preferred Stock, Series B2 Preferred Stock or Senior

Preferred Stock (including, without limitation, Senior Preferred Stock issuable upon conversion of the Convertible Notes), (y) all shares of Common Stock issuable to the holders of then outstanding Series B1 Preferred Stock, Series B2 Preferred Stock or Senior Preferred Stock, and (z) all shares of Common Stock issuable to the holders of Senior Preferred Stock issuable upon conversion of the Convertible Notes.

	"Restricted Security" shall mean any security unless or until: (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a restrictive legend pursuant to the Securities Act and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists.

	"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

	"Senior Preferred Certificate of Designation" shall mean the Certificate of Designation of the Senior Preferred Stock filed with the Secretary of State of Delaware, as may from time to time be amended.

	"underwritten offering" shall mean a registration in which securities of the Company are sold pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with an underwriter.

     2.  Prior Agreements.  	This Agreement hereby amends and
restates the terms and provisions of each of the 1994 Agreement and the 1998 Agreement, which are superseded in their entirety by the provisions hereof.

     3.  Required Registration.   Subject to the provisions of
Section 9 hereof, if the Demand Holders make a written request for a registration with the Commission under and in accordance with the provisions of the Securities Act of all or part of their Registrable Securities (hereinafter referred to as a "Demand Registration"), the Company shall promptly notify all Holders of Registrable Securities in writing of the receipt of such request and each such Holder, may elect (by written notice sent to the

Company within 10 Business Days from the date of such Holder's receipt of the aforementioned Company's notice) to have Registrable Securities included in such registration thereof pursuant to this Section 3. Thereupon the Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered. All requests made pursuant to this Paragraph shall specify the number of Registrable Securities to be registered and shall also specify the intended methods of disposition thereof; provided, however, that if the Demand Holders of a majority of the Registrable Securities held by the Required Holders requesting such registration request an underwritten offering, the method of disposition shall be such an underwritten offering.

4. Incidental Registration. If the Company at any time proposes to file on its behalf and/or on behalf of any of its security holders (the "demanding security holders"), a Registration Statement under the Securities Act on any form (other than a Demand Registration and other than on a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities, it will give written notice thereof to all Holders, at least 30 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such holders thereof may request.

	Each Holder desiring to have Registrable Securities registered under this Section 4 shall advise the Company in writing within 10 Business Days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed underwritten offering shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company or such demanding security holder would materially and adversely affect the distribution of such securities by the Company or such demanding security holder, then all selling security holders (including the demanding security holder) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. Except as otherwise provided in Section 7 hereof, all expenses of such registration shall be borne by the Company.

	This Section 4 shall not apply to a Qualified Public Offering unless the Demand Holders request to register their Registrable Securities, then all Holders shall be entitled to register their Registrable Securities pursuant to this Section 4, subject to the penultimate sentence of the above paragraph immediately preceding this paragraph. If a registration under this Section 4 is an underwritten offering, all holders whose Securities are included therein shall be obligated to sell their securities on the same terms and conditions as apply to the securities being issued and sold generally in such underwriting.

     5.	Holdback Agreements.

A. Restrictions on Public Sale by Holder of Registrable Securities. Each Holder agrees, if requested by the managing underwriters, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in any Registration Statement with respect to the Company's initial underwritten public offering of securities, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the ten-day period prior to, and, during the 120-day period beginning on, the closing date of such underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters. The foregoing provisions shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of the applicable class of Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.

	B.	Restrictions on Public Sale by the Company and Others.
The Company agrees:

		(i)	not to effect any public or private sale or
distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, including a sale pursuant to Regulation D under the Securities Act, during the ten-day period prior to, and during the 120-day period beginning on, the closing date of the initial underwritten offering of the Company's securities, without the consent of the managing underwriters of such underwritten offering, to the extent timely notified in writing by a holder of Registrable Securities or the managing underwriters (except as part of such underwritten offering or pursuant to registrations on Form S-4 or S-8 or any successor form to such Forms); and

		(ii) to cause each officer and director of the Company who is a holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities
Act (except as part of such underwritten offering, if permitted, or with the consent of the managing underwriter of such underwritten offering).

     6.	Registration Procedures.  If the Company is required
by the provisions of Sections 3 or 4 hereof to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a Registration
Statement with respect to such securities on a form for which the Company then qualifies and which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed 180 days; provided, however, that before filing a Registration Statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company shall furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders and underwriters;

(b)	prepare and file with the Commission such amendments
and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 180 days;

(c)	furnish to such selling security holders such number
of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

(d)	use its best efforts to register or qualify the
securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

(e) at the request of any Holder requesting registration of Registrable Securities pursuant to Section 3, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in such form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters; (2) furnish an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders thereof making such request, in customary form and covering matters of the type customarily covered in such legal opinions; (3) furnish a comfort letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders thereof making such request and, if such accountants refuse to deliver such letter to such Holders, then to the Company, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such Holders shall reasonably request; (4) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification and contribution provisions and procedures of Section 8 hereof, or language at least as favorable to the Holders, with respect to all parties to be indemnified pursuant to said Section; and (5) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (1) of this Paragraph (e) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such Holders of a majority of the Registrable Securities being sold may reasonably request. Such letter from independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders of a majority of the Registrable Securities being so registered may reasonably request;

(f)	enter into customary agreements (including an
underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

(g)	otherwise use its best efforts to comply with all
applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

	It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any holder of Registrable Securities that such holder shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     7.	Expenses.  All expenses (hereinafter referred to as
"Registration Expenses") incurred in complying with this Agreement, including without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing, messenger, telephone and delivery expenses, securities acts liability insurance if the Company so desires or if, the underwriters or selling holders of Registrable Securities so require, fees and disbursements of underwriters, except as set forth in subparagraph (b) of this Section, fees and disbursements of counsel for the Company, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the Registrable Securities being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 6(d) shall be paid by the Company, except that:

(a)	all such expenses in connection with any amendment or
supplement to the Registration Statement or prospectus filed more than 180 days after the effective date of such Registration Statement because any holder of Registrable Securities has not effected the disposition of the securities requested to be registered shall be paid by such Holder of Registrable Securities; and

(b)	the Company shall not be liable for any fees,
discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such Holder of Registrable Securities.

     8.   Indemnification and Contribution.

(a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Holder of such Registrable Securities, such Holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who controls such Holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating Person or controlling Person for any reasonable legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein or (in the case of any registration pursuant to Section 3) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such Holder.

(b)	Each Holder, by acceptance hereof, agrees to indemnify
and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such Holder specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, no Holder of Registrable Securities shall be required to indemnify any Person pursuant to this Section 8 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

(b) If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     9.  Certain Limitations on Registration Rights.
Notwithstanding the other provisions of
this Agreement:

	(a) 	The provisions of Section 3 hereof shall not extend to
more than two Demand Registrations; provided, however, that if the Company shall be eligible to file a Registration Statement on Form S-3 (or other comparable short form) the number of Demand
Registrations shall extend to four registrations if on Form S-3
(or such other form), though in no event shall the Company be required to file more than one registration on Form S-3 in any calendar year.

(c) The Company shall not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to the Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such Holder's Registrable Securities, in the manner proposed by such Holder (or by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act.

(c)	The Company shall not be obligated to register the
Registrable Securities of any Holder pursuant to Section 3 if the Company has had a Registration Statement, under which such Holder had a right to have its Registrable Securities included pursuant to Section 3 or 4, declared effective within 180 days prior to the date of the request pursuant to Section 3.

(d)	The Company shall have the right to delay the filing
or effectiveness of a Registration Statement required pursuant to Section 3 hereof during one or more periods aggregating not more than 90 days in any twelve-month period in the event that
(i) the Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and
(ii) in the judgment of the Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect the Company.

     10.	Selection of Managing Underwriters.  The managing
underwriter or underwriters for any underwritten offering of Registrable Securities to be registered pursuant to Section 3 shall be selected by the Holders of a majority of the shares held being so registered and shall be reasonably acceptable to the Company.

     11.	Rule 144. The Company covenants that it shall file the
reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such information and requirements.

     12.	Miscellaneous.

(a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement. Except with respect to the 1994 Agreement and the 1998 Agreement, the Company has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person.

(b)	Remedies.  Each Holder, in addition to being entitled
to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

(c)	Amendments and Waivers.  Except as otherwise provided
herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless the Company has obtained the written consent of the Required Holders. Any amendment, modification, supplement or waiver agreed to by the Required Holders shall be binding upon all Holders.

(d)	Notice Generally.  Any notice, demand, request,
consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, by overnight express mail by a nationally recognized carrier, or by telecopy and confirmed by telecopy answerback, addressed as follows:

(i) If to any Holder, at its last known address appearing on the books of the Company maintained for such purposes.

(ii) If to the Company, at

     NewCheck Corporation
     8400 Baymeadows Way, Suite 12
     Jacksonville, Florida 32256

     Attn: Chief Executive Officer

     Telecopy Number: (904) 739-0905

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, the next day if delivered by overnight express carrier or three Business Days after the same shall have been deposited in the United States mail.

(e)	Benefit and Binding Effect.  All of the terms and
provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including any permitted transferee of their Registrable Securities (other than as part of a registered offering under the Securities Act). References herein to any Holder shall include Holder and any of its successors and assigns.

(f)	Headings.  The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)	Governing Law; Jurisdiction.  This Agreement shall be
governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objections as to venue in the County of New York, State of New York. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

(h)	Severability.  Wherever possible, each provision of
this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(i)	Entire Agreement.  This Agreement represents the
complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof including, without limitation, the 1994 Agreement and the 1998 Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. This Agreement shall be binding upon the parties hereto notwithstanding the absence of any execution and delivery hereof by David Fries, who may subsequently be joined as a party by execution and delivery hereof.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                						NEWCHECK CORPORATION

                  	By:
                 	    ------------------------
                  		  Thomas W. Wilson, Jr.
               							Chief Executive Officer

ELECTRONIC RETAILING SYSTEMS
INTERNATIONAL,	INC.


By:
    ------------------------
	Name: Bruce F. Failing, Jr.
	Title: Vice Chairman and
		    Chief Executive Officer

CANAAN CAPITAL OFFSHORE LIMITED
PARTNERSHIP, C.V., a limited
partnership formed under the laws
of the Netherlands Antilles

By:	Canaan Capital Management
    L.P., General Partner

By:	Canaan Capital Partners L.P.,
    General Partner

	By:
	    ------------------------
		  General Partner


CANAAN CAPITAL LIMITED
PARTNERSHIP, a Delaware limited
partnership

By:	Canaan Capital Management
    L.P., General Partner

By:	Canaan Capital Partners L.P.,
    General Partner

By:
   -------------------------
	   General Partner

GE CAPITAL EQUITY INVESTMENTS,
INC.

By:
    ----------------------------
    Name: Brian S. Graff
    Title: Senior Vice President



PEC ISRAEL ECONOMIC CORPORATION

By:
    ----------------------------
      Name: James I. Edelson
      Title: President



DISCOUNT INVESTMENT CORPORATION,
LTD.

By:

    ---------------------------
      Name: Dr. Yoram Turbowicz
      Title: Chief Executive
              Officer
      Name: Raanan Cohen
      Title: Assistant to
                President



FIRST COMMERCE CAPITAL, INC.,
d/b/a BANC ONE CAPITAL

By:
    ---------------------------
     Name: Gary A. Peat
     Title: Authorized Signatory



JACKSON NATIONAL LIFE INSURANCE
CO.,
by PPM AMERICA, INC. Attorney in
Fact

By:
    ---------------------------
    Name: Gaetano Petrelli
    Title: Vice President

						-------------------------------
						LEIGH Q. FAILING

						TRUST UNDER PARAGRAPH II OF  ARTICLE
						FIRST OF THE FAILING TRUST U/A/D
						7/31/90 F/B/O BRUCE F. FAILING, III

						By:
						    -------------------------------
						    LEIGH Q. FAILING

						TRUST UNDER PARAGRAPH II OF  ARTICLE
						FIRST OF THE FAILING TRUST U/A/D
						7/31/90 F/B/O LINDSAY FAILING

						By:
						   ------------------------------
						    LEIGH Q. FAILING


						----------------------------------
						JAMES KJORLIEN


						----------------------------------
						MICHAEL S. PFEFFER


----------------------------------
STEPHEN WERTHEIMER, ON BEHALF OF
JEREMY J.E. BLOOMER & J. CHRISTOPHER
YOUNG TTEE CREDIT RESEARCH AND
TRADING LLC PFT SHR U/A DTD 1/1/96
FBO STEPHEN WERTHEIMER



						----------------------------------
						DAVID FRIES




						----------------------------------
 					LEIGH Q. FAILING

					----------------------------------
					EDWARD MCGANN


						----------------------------------
						MICHAEL LEE


						----------------------------------
						JOHN STEVENSON


						----------------------------------
						JERRY GABBARD

						HENRY STREET ASSOCIATES, LLC

						By:
						    ------------------------------
			      		Name: Harry Rein
		         Title: Member/Manager

						AG CHECKOUT LLC

						By:
						    ------------------------------
					   		Name: Joshua Brain
					   		Title: Vice President

						HAMILTON PARTNERS, LLC


						By
						    ------------------------------
					         Name: Peter F. Murphy
					         Title: President



						----------------------------------
						ROBERT M. GOODMAN

						KAVEH CORPORATION

						By
						   ------------------------------
					        Name: Hossein Alizadeh
					        Title: President

						BNY CAPITAL MARKETS, INC.



						By
						   ------------------------------
					        Name: Behdad Alizadeh
					        Title: Managing Director



						---------------------------------
						STEPHEN WERTHEIMER

      									EXHIBIT F

AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT dated as of February 11, 2000 among NewCheck Corporation, d/b/a Productivity Solutions, Inc., a corporation duly organized, validly existing under the laws of the State of Delaware (hereinafter referred to as the "Company"), and those holders of the Company's securities set forth on Annex I hereto (hereinafter referred to, individually, as a "Holder" and collectively, as the "Holders").

W I T N E S S E T H :

WHEREAS, the Company and the holders of its Series B1 Convertible Preferred Stock, $.0001 par value (hereinafter referred to as the "Series B1 Preferred Stock"), and the holders of its Series B2 Convertible Preferred Stock, $.0001 par value (hereinafter referred to as the "Series B2 Preferred Stock" and, together with the Series B1 Preferred Stock, hereinafter referred to as the "Series B Preferred Stock"), both series convertible into shares of the Company's common stock, $.0001 par value (hereinafter referred to as the "Common Stock"), are parties to a Stockholder's Agreement dated as of May 13, 1998 (hereinafter referred to as the "Original Securityholders Agreement"), pursuant to which such holders mutually agreed to certain matters respecting the Company, including, without limitation, certain covenants pertaining to Board representation, voting of their respective shares and other matters;

WHEREAS, the Company and the purchasers (hereinafter referred to as the "Purchasers") of the Company's Series C Convertible Preferred Stock, $.0001 par value (hereinafter referred to as the "Senior Preferred Stock"), and its 8% Convertible Notes dated as of even date herewith (hereinafter referred to as the "Convertible Notes"), are parties to a Stock and Convertible Note Purchase Agreement dated as of even date herewith (hereinafter referred to as the "Stock and Note Purchase Agreement"), providing for, among other matters, the issuance and delivery by the Company: (i) to the Purchasers of shares of the Senior Preferred Stock, such shares convertible into shares of Common Stock; (ii) to Electronic Retailing Systems International, Inc. (hereinafter referred to as "ERS") of its Convertible Note (hereinafter referred to as the "ERS Convertible Note"), convertible into shares of Senior Preferred Stock and (iii) to AG Checkout LLC (hereinafter referred to as

"AG") of its Convertible Note, convertible into shares of Senior
Preferred Stock;

WHEREAS, it is a condition to the acquisition and acceptance by the Purchasers of the Senior Preferred Stock and the Convertible Notes that the Original Securityholders
Agreement be amended and restated as set forth herein, and that the parties execute and deliver this Agreement;

WHEREAS, each of the parties hereto (other than the
Company) is on the date hereof a holder of a Convertible Note, or the number of shares of Series B Preferred Stock or Senior Preferred Stock (hereinafter referred to, collectively, as "Convertible Preferred Stock"; the Convertible Preferred Stock (including, without limitation, all shares of Senior Preferred Stock into which the Convertible Notes are convertible), and all shares of Common Stock into which the shares of Convertible Preferred Stock are convertible, together with all shares of the Company's Series A Convertible Preferred Stock, $.0001 par value [hereinafter referred to as the "Series A Preferred Stock"], and the Common Stock into which such shares are convertible, being hereinafter referred to, collectively, as the "Stock") as is set forth on Annex I hereto;

WHEREAS, the holders of the Series B Preferred Stock party hereto constitute, on the date hereof, the Super-Required
Holders (as set forth in the Original Securityholders
Agreement); and

NOW, THEREFORE, in consideration of the agreements, premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Original Securityholders Agreement. This Agreement hereby amends and restates the terms and provisions of the Original Securityholders Agreement, which are superseded in their entirety by the provisions hereof.

2.	Right of First Offer for New Securities.
(a) The Company hereby grants to each of the Holders a right of first offer to purchase shares of any New Securities (as defined below) which the Company may, from time to time, propose to sell and issue prior to the Initial Public Offering (as defined below). Such right of first offer shall allow each Holder to purchase its "Proportionate Share" or "Residual Proportionate Share" (as such terms are defined below) of the New Securities proposed to be issued. In the event any Holder does not purchase any or all of its First Offeree Proportionate Share or First Offeree Residual Proportionate Share, or Second Offeree Proportionate Share or Second Offeree Residual Proportionate Share (as such terms are defined below) of New Securities, the other Holders shall have the right to purchase such unpurchased New Securities, as described below. The right of first offer granted under this Section 2 shall terminate as to any Final Balance (as defined below) of New Securities to be issued if and to the extent unexercised as to such Final Balance within 25 Business Days after receipt of the notice described in
Section 2(c) hereof. Holders may reallocate their right of first offer, to the extent arising from ownership of any series of securities (or securities convertible into such series), to other Holders of the same series of securities (or securities convertible into such series).

(b) Unless otherwise defined herein, the following terms shall have the respective meanings set forth below (such meanings being equally applicable to both the singular and plural form of the terms defined):

(i) "Initial Public Offering" shall mean the first sale of securities by the Company pursuant to an effective registration statement filed by the Company under the Securities Act of 1933 (hereinafter referred to as the "Securities Act");

(ii) "New Securities" shall mean any authorized but unissued shares, and any treasury shares, of capital stock of the Company and all rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term "New
Securities" does not include (i) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company shall become the owner of more than 50% of the voting power of such corporation; (ii) shares of Common Stock or Convertible Preferred Stock issued in connection with any stock split or stock dividend of the Company; (iii) shares of Common Stock issued pursuant to any public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act;
(iv) shares of Common Stock issued pursuant to the conversion of any series of convertible preferred stock of the Company, including the Series A Preferred Stock,
Series B Preferred Stock or Senior Convertible Preferred

Stock; (v) up to 1,550,000 shares of Common Stock (or any options, warrants or rights to purchase such shares of Common Stock) issued or issuable to officers, directors, employees or consultants of the Company pursuant to stock grants, stock purchase plans, stock option plans or other stock incentive programs, agreements or arrangements approved by the Board (such number appropriately adjusted to reflect any stock splits, dividends, combinations, reclassifications or recapitalizations), and (vi) shares of Common Stock issued or issuable upon conversion or exercise of or as dividends with respect to options, rights, warrants or other convertible securities of the Company outstanding as of the date hereof (and giving effect to the transactions contemplated by the Stock and Note Purchase Agreement and the additional agreements contemplated thereunder).

(iii) "Proportionate Shares" shall mean the First
Offeree Proportionate Share or the Second Offeree
Proportionate Share.

(iv) "First Offeree Proportionate Share" shall be equal to a fraction, the numerator of which shall equal the total number of shares of Common Stock (determined on an as-converted basis [prior to a Participation Event, as defined in the Amended Terms, Preferences, Rights and Limitations of the Series B Preferred Stock, as filed with the Secretary of State of Delaware together with the Company's Fifth Restated Certificate of Incorporation and from time to time amended] and only including the Senior
Preferred Stock [including the Senior Preferred Stock issuable upon conversion of the Convertible Notes] and Common Stock issuable upon conversion thereof) then owned by or issuable to such Holder (if a holder of the Senior
Preferred Stock or of the Convertible Notes) and the denominator of which shall equal the total number of shares of Common Stock (determined on an as-converted basis prior to a Participation Event and only including the Senior Preferred Stock [including the Senior Preferred
Stock issuable upon conversation of the Convertible Notes] and Common Stock issuable upon conversion thereof) owned by or issuable to all Holders who are holders of the Senior Preferred Stock or of the Convertible Notes.

(v) "Second Offeree Proportionate Share" shall be equal to a fraction, the numerator of which shall equal the total number of shares of Common Stock (determined on an as-converted basis prior to a Participation Event and only including the Series B Preferred Stock and Common
Stock issuable upon conversion thereof) then owned by a Holder who is a holder of the Series B Preferred Stock and the denominator of which shall equal the total number of shares of Common Stock (determined on an as-converted basis prior to a Participation Event and only including the Series B Convertible Preferred Stock and Common Stock issuable upon conversion thereof) owned by all Holders who are holders of the Series B Convertible Preferred Stock.

(c)	If, prior to the Initial Public Offering, the Company
proposes to issue New Securities, it shall give each Holder written notice thereof, describing the New Securities, the number thereof to be issued, the purchase price therefor (which shall be payable solely in cash) and the terms upon which the Company proposes to issue the same. Each Holder of Senior Preferred Stock or of a Convertible Note (hereinafter referred to as a "First Offeree") shall have seven Business Days from the date such notice is given to determine whether to purchase all or any portion of such First Offeree's Proportionate Share of such New Securities for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the number of New Securities to be purchased.

(d) If, prior to the Initial Public Offering, all First
Offerees have not elected within such seven Business Day period to purchase all of the New Securities proposed to be issued, the Company shall provide each Participating First Offeree (as defined below) within three Business Days after such period ends with a schedule setting forth the following information:
(i) the amount of New Securities elected to be purchased,
(ii) the purchasers thereof (hereinafter referred to, individually as a "Participating First Offeree" and, collectively as the "Participating First Offerees") and the specific amount of New Securities elected to be purchased by each such Participating First Offeree, and (iii) the amount of New Securities not elected to be purchased. Each Participating First Offeree shall thereafter have an additional five Business Days after such three-Business Day period has elapsed to determine whether to purchase all or any portion of such Participating First Offeree's "First Offeree Residual Proportionate Share" (as such term is defined below) of such remaining New Securities for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the number of New Securities to be purchased. "First Offeree Residual Proportionate Share" shall be equal to a fraction, the numerator of which shall equal the total number of shares of Common Stock (as determined in the definition of First Offeree Proportionate Share) then owned by or issuable to such Participating First Offeree and the denominator of which shall equal the total number of shares of such shares of Common Stock owned by or issuable to all Participating First Offerees (as so determined).

(e) If, prior to the Initial Public Offering, the First
Offerees and/or the Participating First Offerees have not collectively elected to purchase all of the New Securities proposed to be issued (within the time period for notifying the Company set forth in subparagraphs (c) and (d) above), then the Company shall provide each Second Offeree (as defined below) within three Business Days after such period ends with a schedule setting forth the following information: (i) the amount of New Securities elected to be purchased by all Participating First Offerees, and (ii) the amount of New Securities not elected to be purchased (hereinafter referred to as the "Unpurchased Balance"). Each Holder of Series B Preferred Stock (hereinafter referred to as a "Second Offeree") shall thereafter have an additional five Business Days after such three-Business Day period has elapsed to determine whether to purchase all or any portion of such Second Offeree's Proportionate Share of such Unpurchased Balance for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the number of New Securities to be purchased from the Unpurchased Balance.

(f) If, prior to the Initial Public Offering, the Second Offerees have not elected within such five-Business Day period to purchase all of the Unpurchased Balance, then the Company shall provide each Participating Second Offeree (as defined below) within three Business Days after such period ends with a schedule setting forth the following information: (i) the amount of the Unpurchased Balance elected to be purchased by Second Offerees, (ii) the purchasers thereof (hereinafter referred to, individually a as "Participating Second Offeree" and, collectively as the "Participating Second Offerees") and the specific amount of the Unpurchased Balance elected to be purchased by each such Participating Second Offeree, and
(iii) the amount of the Unpurchased Balance not elected to be purchased (hereinafter referred to as the "Final Balance").
Each Participating Second Offeree shall thereafter have an additional four Business Days after such three-Business Day period has elapsed to determine whether to purchase all or any portion of such Participating Second Offeree's "Second Offeree's Residual Proportionate Share" (as such term is defined below) of such Final Balance for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the number of New Securities from the Final Balance to be purchased. "Second Offeree Residual Proportionate Share" shall be equal to a fraction, the numerator of which shall equal the total number of shares of Common Stock (as determined in the definition of Second Offeree Proportionate Share) then owned by such Participating Second Offeree and the denominator of which shall equal the total number of shares of such shares of Common Stock owned by all Participating Second Offerees (as so determined).

(g) If Holders have not elected to purchase all of the New Securities proposed to be issued (within the time period for notifying the Company set forth above), then the Company shall have 120 calendar days in which to complete the proposed issuance of the Final Balance not purchased by Holders at a price not less than that contained in the notice previously given to Holders and on terms and conditions not more favorable to the third party than those contained in such notice. If, at the end of such 120-calendar day period, the Company has not completed such issuance of the Final Balance of New Securities, the Company shall no longer be permitted to issue such Final Balance of New Securities pursuant to this Section 1 without again fully complying with all of the provisions of this Section 2.

2. Supplemental Right of First Offer.

(a) The Company hereby grants to ERS, for as long as it shall hold the ERS Convertible Note or any shares of Senior Preferred Stock, a right of first offer to purchase shares of any Voting Securities (as defined below) not subject to the rights of ERS under Section 2, which the Company may, from time to time, propose to sell and issue, if the effect of such issuance and sale would otherwise result in ownership by ERS of less than ten percent of the outstanding Voting Securities. Such right of first offer shall allow ERS to purchase a share of the Voting Securities proposed to be issued so as to result in ownership by ERS of not less than ten percent of the outstanding Voting Securities. The right of first offer granted under this
Section 3 shall terminate as to such Voting Securities to be issued if and to the extent unexercised as to such Voting Securities within 25 Business Days after receipt of the notice described in Section 3(c) hereof.

(b) For purposes of this Agreement, the term "Voting
Securities" shall mean all classes of capital stock or other interests in equity (excluding debt securities convertible into equity) of the subject referenced then outstanding and normally entitled to vote in the election of directors, managers or trustees thereof.

(c) If the Company proposed to issue Voting
Securities not subject to the rights of ERS under
Section 2, it shall give ERS written notice thereof, describing the Voting Securities, the number thereof to be issued, the purchase price therefor and the terms upon which the Company proposes to issue the same, and the aggregate
Voting Securities that will be outstanding after giving effect to such transaction. ERS shall have seven business days from the date such notice is given to determine whether to purchase such portion of such Voting Securities so as to result in ownership by ERS of not less than ten percent of the outstanding Voting Securities, upon the terms specified in the notice (appropriately allocated to such portion), by giving written notice to the Company and stating therein the number of Voting Securities to be purchased;
provided, however, that, in the event that the purchase price specified in the Company's notice shall be payable other than in cash, ERS shall have the right to exercise its right under this
Section 3  in exchange for cash equal to the
reasonable fair market value of the purchase price otherwise payable for the Voting Securities to be acquired thereby. Such amount shall be determined by the Company and ERS in good faith, except that if such parties are unable to determine such amount within five business days of the Company's notice under this Section 3(c), such amount shall be determined by an independent appraiser qualified in such matters and reasonably acceptable to both the Company and ERS
(and the period under this Section 3 during which ERS may exercise its right shall be extended to seven business days subsequent to such determination). The Company shall furnish ERS and such appraiser with all information reasonably related to the calculation of such amount.

	4.	Right of First Offer for Sales of Convertible
Preferred Stock and Series A Preferred Stock.
(a) Each Holder hereby grants to the Company first and then to each of the other Holders a right of first offer to purchase shares of any Convertible Preferred Stock or Series A Preferred Stock (and Common Stock received upon conversion thereof) which such Holder (hereinafter referred to as the "Selling Holder") may, from time to time, propose to sell prior to the Initial Public Offering. Such right of first offer shall allow the Company, and to the extent not purchased by the Company, then each other Holder (each, hereinafter referred to as an "Offeree") to purchase its "Convertible Securities Proportionate Share" (as such term is defined below) of each class of the Stock proposed to be sold prior to the Initial Public Offering. In the event any Offeree does not purchase any or all of its Convertible Securities Proportionate Share of such Stock proposed to be sold prior to the Initial Public Offering, the other Offerees shall have the right to purchase such unpurchased Stock, as described below. The right of first offer granted hereunder shall terminate if unexercised within 25 Business Days after receipt of the notice described in Section 4(c)hereof. Offerees may reallocate their right of first offer among themselves. This right of first offer shall not apply, however, to (i) sales or other dispositions by Holders pursuant to their tag-along rights in Section 5 hereof, or (ii) sales or other dispositions by Holders to their respective Affiliates (as hereinafter defined), who agree to acquire such shares subject to the provisions of this Agreement. For purposes of this
Section 4, any proposal to sell any Convertible Note (or portion thereof) shall be deemed a proposal to sell the shares of Senior Preferred Stock into which such Convertible Note (or portion thereof) is convertible, and shall be subject to the provisions of this Section 4 (and, notwithstanding any provision to the contrary contained in any Convertible Note, contemporaneously with closing of the purchase of any such shares pursuant to the exercise of any rights under this Section 4, such Convertible Note [or portion thereof, as the case may be] shall automatically and without further act by the holder thereof convert into such shares at the then applicable conversion price); and the parties further acknowledge and agree that each subsequent holder of a Convertible Note acquired prior to the Initial Public Offering shall agree to be subject to the provisions of this Agreement.

(b)(i)	"Convertible Securities Proportionate Share"
shall, in the case of any Holder Offeree, be equal to a fraction, the numerator of which shall equal the total number of shares of Common Stock (determined on an as-converted basis prior to a Participation Event and only including the Series B Preferred Stock, the Senior Preferred Stock [including the Senior Preferred Stock issuable upon conversion of the Convertible Notes] and Common Stock issuable upon conversion thereof) then owned by or issuable to such Offeree and the denominator of which shall equal the total number of such shares of Common Stock owned by or issuable to all Offerees, and in the case of the Company, be equal to the total amount of the Company Stock proposed to be sold by the Selling Holder.

	(ii)	"Affiliates" shall mean (I) each person or entity
that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Voting Securities of the subject referenced, (II) each person or entity that controls, is controlled by or is under common control with the subject referenced or any Affiliate of the subject referenced, (III) each of the officers, directors, joint venturers and partners of the subject referenced, (IV) any trust or beneficiary of a trust of which the subject referenced is the sole trustee or (V) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of the subject referenced (or any trust for the benefit thereof). For the purpose of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through the ownership of Voting Securities, by contract or otherwise, of the subject referenced.

(c)	If a Selling Holder proposes to sell any shares of
Convertible Preferred Stock or Series A Preferred Stock (or Common Stock received upon conversion thereof) to which the right of first offer under this Section 4 applies, it shall give the Company and each Offeree written notice thereof, describing the number of shares thereof to be sold, the purchase price therefor (which shall be payable solely in cash) and the terms upon which such Selling Holder proposes to sell the same. The Company shall have ten Business Days from the date such notice is given to determine whether to purchase all or any portion of such Stock for the purchase price and upon the terms specified in the notice by giving written notice to Selling Holder and to each Offeree and stating therein the number of shares of Stock to be purchased. To the extent the Company has not determined to purchase all of the Stock proposed to be sold, each Offeree shall then have an additional ten Business Days from the date such notice is given to determine whether to purchase all or any portion of such Offeree's Convertible Securities Proportionate Share of such Stock not purchased by the Company for the purchase price and upon the terms specified in the notice by giving written notice to the Selling Holder and stating therein the number of shares of Stock to be purchased.

(d)	If the Offerees and the Company have not elected
within such aggregate 20-Business Day period to purchase all of the shares of Stock proposed to be sold, the Selling Holder shall provide each Participating Offeree (as defined below) within five Business Days after such period ends with a schedule setting forth the following information: (i) the number of shares of Stock elected to be purchased, (ii) the purchasers thereof (hereinafter referred to as the "Participating Offerees") and the specific number of shares elected to be purchased by each such Participating Offeree, and (iii) the number of shares not elected to be purchased. Each Participating Offeree shall thereafter have an additional ten Business Days after such five-Business Day period has elapsed to determine whether to purchase all or any portion of such Participating Offeree's "Residual Convertible Securities Proportionate Share" (as such term is defined below) of such remaining shares for the purchase price and upon the terms specified in the notice by giving written notice to the Selling Holder and stating therein the number of shares to be purchased. "Residual Convertible Securities Proportionate Share" shall be equal to a fraction, the numerator of which shall equal the total number of shares of Common Stock (as determined in the definition of Convertible Securities Proportionate Share) then owned by or issuable to such Participating Offeree and the denominator of which shall equal the total number of such shares of Common Stock owned by or issuable to all Participating Offerees (as so determined).

(e)	If the Offerees and the Company (considered together)
have not elected to purchase all of the shares proposed to be sold by the Selling Holder (within the time period for notifying the Selling Holder set forth above), then neither the Company nor any Offeree shall have any right to purchase any of such shares and the Selling Holder shall have 120 calendar days in which to sell all (but not less than all) of the shares originally proposed to be sold at a price not less than that contained in the notice previously given to the Offerees and the Company, and on terms and conditions not more favorable to the third party than those contained in such notice. If, at the end of such 120-calendar day period, the Selling Holder has not completed such sale of Convertible Preferred Stock, the Selling

Holder shall no longer be permitted to sell Convertible
Preferred Stock pursuant to this Section 4 without again fully complying with all of the provisions of this Section 4

5. Tag-Along Right With Respect to Sales of Canaan Stock.

(a) In addition to the requirements of Section 4 hereof, Canaan Capital Limited Partnership and Canaan Capital Offshore Limited Partnership, C.V. (herein collectively referred to as "Canaan") shall not directly or indirectly sell, transfer or otherwise dispose of any equity securities of the Company (including, but not limited to, Common Stock, Series A Preferred Stock or Convertible Preferred Stock, (hereinafter referred to, collectively, as "Canaan Stock"), in a single transaction or related series of transactions, to any third party (other than (i) distributions of Canaan Stock to Canaan's partners generally either upon a liquidation or termination of the applicable Canaan entity or after a Qualified IPO (for purposes of this Agreement, as defined in the Certificate of Designation of the Senior Preferred Stock, as filed with the Secretary of State of Delaware and from time to time amended) and (ii) sales of Canaan Stock in a public market transaction after an Initial Public Offering) unless the terms and conditions of such sale, transfer or other disposition (hereinafter referred to as the "Third Party Disposition") to such third party shall contain an offer to each Holder, to include in such Third Party Disposition such number of shares of Common Stock or Convertible Preferred Stock as is determined in accordance with Section 5(b) below.
At least 45 days prior to effecting any Third Party Disposition, Canaan shall promptly cause the terms and conditions of the Third Party Disposition to be reduced to a reasonably detailed writing (which writing shall identify the third party purchaser and shall include the offer to Holders to purchase or otherwise acquire their Common Stock or Convertible Preferred Stock, as the case may be, according to the terms and subject to the conditions of this Section 5), and shall deliver, or cause the third party to deliver, written notice (hereinafter referred to as the "Notice") of the terms of such Third Party Disposition to each Holder. The Notice shall be accompanied by a true and correct copy of the agreement, if any, embodying the terms and conditions of the proposed Third Party Disposition or such written summary thereof if there is no agreement. At any time after receipt of the Notice (but in no event later than ten Business Days after receipt), any Holder may accept the offer included in the Notice for up to such number of its shares of Common Stock or Convertible Preferred Stock (including Convertible Preferred Stock issuable upon conversion of the Convertible Notes), as the case may be, as determined in accordance with the provisions of Section 5(b) below, by furnishing irrevocable written notice of such acceptance to Canaan and to the third party.

	(b)	In the event that any Holder elects to accept the
offer included in the Notice described in Section 5(a) above, such Holder (hereinafter referred to as the "Included Holder") shall have the right to sell, transfer or otherwise dispose of such number of its shares of Common Stock and/or Convertible Preferred Stock (including Convertible Preferred Stock issuable upon conversion of the Convertible Notes) pursuant to, and upon consummation of, the Third Party Disposition which is equal to the product of (X) the total number of shares of Common Stock owned by the Included Holder (assuming for the purpose of this calculation, the conversion of all shares of Convertible Preferred Stock and including Convertible Preferred Stock issuable upon conversion of the Convertible Notes) and (Y) a fraction, the numerator of which shall equal the total number of shares of Canaan Stock (calculated on an as converted basis) to be sold to the third party, and the denominator of which shall equal the total number of shares of Canaan Stock (calculated on an as converted basis) then owned by Canaan (assuming for the purposes of this calculation, the conversion of all shares of Convertible Preferred Stock). If the third party purchaser is not willing to purchase such additional shares, the number of shares to be sold by Canaan and the Included Holders shall be proportionately reduced based upon the number of shares then owned.

(d) The purchase of Stock pursuant to this Section 5 shall be made on the same terms (including, without limitation, the per share consideration and method of payment, and the date of sale, transfer or other disposition), and subject to the same conditions, if any, as are provided to Canaan and stated in the Notice. Notwithstanding anything herein to the contrary, the rights set forth in this Section 5 shall only apply to shares of Holders' Convertible Preferred Stock in the event that the Canaan Stock to be sold in the Third Party Disposition is Convertible Preferred Stock, but shall not apply to Holders' Common Stock and Convertible Preferred Stock (including Convertible Preferred Stock issuable upon conversion of the Convertible Notes) in the event that the Canaan Stock to be sold in the Third Party Disposition is Common Stock.

(e) Upon the consummation of the disposition of Stock to the third party pursuant to the Third Party Disposition, Canaan shall (i) cause the third party to remit directly to each Included Holder the sales price of its Stock disposed of pursuant thereto, and (ii) furnish such other evidence of the completion and time of completion of such disposition and the terms thereof as may reasonably be requested by such Included Holder. Each Included Holder will bear its pro rata share (based upon the number of shares of each class sold and the aggregate consideration of each class) of the brokerage and similar costs of any sale of Stock pursuant to this Section 5. Costs incurred by the Included Holder on its own behalf will not be considered costs of the transaction hereunder.

(f) If a Holder has not delivered to Canaan and to the third party written notice of its acceptance of the offer contained in the Notice within 10 Business Days after the receipt of such Notice, it shall be deemed to have waived any and all rights pursuant to this Section 5 with respect to the disposition of its Stock described in the Notice, and Canaan shall have 45 days (calculated from the first day next succeeding the expiration of the 45 day acceptance period described above), in which to dispose of the aggregate amount of Canaan Stock described in the Notice to the third party identified in the Notice, on terms not more favorable to Canaan than those which were set forth in the Notice, provided that the foregoing shall not limit the obligations of Canaan pursuant to
Section 4 above. If a Holder has delivered irrevocable written notice of acceptance as described in the preceding sentence and, if after 30 days following receipt of the Notice, Canaan and the third party shall not have completed the disposition of Canaan Stock to be sold in connection therewith in accordance with the terms of the Third Party Disposition, all the restrictions on the disposition of Canaan Stock contained in this Section 5 shall again be in force and effect.

6.	Closing Conditions.
 	(a)	Any third party purchaser of Convertible Preferred
Stock (or Common Stock received upon conversion thereof) shall agree in writing to be bound by all of the provisions and conditions of this Agreement as are applicable to Holders as though the third party purchaser had been an original signatory hereto (except insofar as such shares are acquired subsequent to an Initial Public Offering and the provisions hereof no longer apply to the holder of such shares).

(b) Unless otherwise agreed to by the parties, the consummation of any disposition of Stock (hereinafter referred to as the "Closing") pursuant to this Agreement shall take place at the executive offices of the Company, within 20 Business Days after the date of the applicable notice of intention to buy. At the Closing, the purchaser(s) shall deliver a certified or bank cashier's check or shall transfer funds by wire transfer in the appropriate amount of any cash purchase price to the Company or such Selling Holder, as the case may be, against the simultaneous delivery of certificates representing the Stock being purchased, duly endorsed and in proper form for transfer, with any required stock transfer tax stamps affixed thereto, free and clear of all liens, claims and encumbrances, except as provided by this Agreement.

	(c)	The obligation of the parties hereto to consummate the
closing of any of the sales of Stock shall be subject to purchaser(s) in each such transaction having received (A) all material consents, permits, licenses, orders or other approvals necessary for the purchase thereof, (B) the expiration or termination of any applicable waiting periods under the Hart-
Scott-Rodino Antitrust Improvements Act of 1976, as amended
(hereinafter referred to as the "HSR Act"), and (C) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining the consummation of any such transaction shall be in effect.

	(d)	Notwithstanding anything to the contrary contained
herein, if (A) any waiting period under the HSR Act applicable to the consummation of any such transaction pursuant to this
Section 6 shall not have expired or been terminated, (B) any preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining the consummation of any such transaction shall be in effect or
(C) any material approvals have not been obtained, in any case, as of the date specified in this Section 4 for the consummation of such transaction, such date shall be deemed to be five
Business Days following the later to occur of (x) the expiration or termination of the waiting period, (y) the expiration or termination of such order or injunction and (z) the receipt of such material approvals; provided, however, that the closing for such transaction shall not be delayed more than 60 days after the date specified in this Section 6.

7.	Board of Directors.
(a) The Holders hereby agree that at all times after the date hereof the Board of Directors of the Company shall consist of seven directors elected or appointed as follows, subject to the designation rights of GE Capital Equity Investments, Inc. (hereinafter referred to as "GE Capital") and of ERS and of AG as more particularly set forth below: (i) three (3) directors shall be elected or appointed by the holders of shares of Senior Preferred Stock, voting separately as a single class on an as-converted basis, (ii) one (1) director shall be elected by the holders of shares of Series B2 Preferred Stock, voting separately as a single class, and (iii) three (3) directors, with relevant industry experience, shall be elected at large by the holders of shares of all voting Stock of the Company. Notwithstanding the foregoing provisions of this
Section 7(a) above: (i) the director to be elected or appointed by the holders of shares of Series B2 Preferred Stock shall be designated by GE Capital so long as GE Capital, together with its Affiliates, continues to own at least seven percent (7%) of the sum of the Company's outstanding Voting Securities and those issuable upon conversion of the Convertible Notes, (ii) at least one (1) of the directors to be elected or appointed by the holders of shares of Senior Preferred Stock shall be designated by ERS so long as ERS, together with its Affiliates, continues to own at least seven percent (7%) of the sum of the Company's outstanding Voting Securities and those issuable upon conversion of the Convertible Notes and (iii) for so long as AG continues to own at least five percent (5%) of the sum of the Company's outstanding Voting Securities and those issuable upon conversion of the Convertible Notes, AG shall have the right at its option
(x) to appoint one additional director, in which case, after written notice thereof to the Board of Directors, the Board of Directors shall be expanded to consist of eight directors (consisting of seven directors appointed as aforesaid and one director appointed by AG) or (y) to designate an authorized representative of AG (without voting rights) to attend as observer each meeting of the Board of Directors, with notice of such meetings to be given to AG in the form and manner given to the directors. In addition, for as long as PEC Israel Economic Corporation (hereinafter referred to as "PEC") and Discount Investment Corporation (hereinafter referred to as "Discount") together continue to own at least five percent (5%) of the sum of the Company's outstanding Voting Securities and those issuable upon conversion of the Convertible Notes, Discount shall have the right to designate an authorized representative of PEC and Discount (without voting rights) to attend as observer each meeting of the Board of Directors, with notice of such meetings to be given to PEC and Discount in the form and manner given to directors. Notwithstanding the foregoing, the parties acknowledge that the requirements of clause (iii)(y) of the second preceding sentence, and of the immediately preceding sentence, shall not affect the validity of any meeting of the Board of Directors or any action taken thereat, nor prevent the Board of Directors from acting by consent; it being further agreed that each such observer shall be entitled to receive copies of any written materials distributed to the Board of Directors at any meeting and shall enter into such reasonable confidentiality arrangements as shall be prescribed by the Board of Directors. Promptly on or after the date hereof, and from time to time as necessary, the Holders shall take all actions necessary to elect, or to approve and appoint members of the Board of Directors of the Company in accordance with the foregoing. The Holders hereby further agree not to amend any provision of the Amended Terms, Preferences, Rights and Limitations of the Series B Preferred Stock or the Certificate of Designation of the Senior Preferred Stock or the Company's Certificate of Incorporation which pertains to the composition of the Company's Board of Directors in any manner inconsistent with the provisions of the immediately preceding sentence without the prior written consent of GE Capital (so long as it is entitled to designate any directors, and insofar as such provisions pertain to GE Capital) and ERS (so long as it is entitled to designate any directors, and such provisions pertain to ERS) and AG (so long as it is entitled to designate any directors, and insofar as such provisions pertain to AG) and PEC and Discount (so long as Discount is entitled to designate any observers, and insofar as such provisions pertain to them). The foregoing Board arrangements will terminate upon the closing of a Qualified IPO of the Company.

	(b)	In the event that a vacancy is created on the Board of
Directors at any time by the death, disability, retirement, resignation or removal of any member of the Board of Directors, or for any other reason there shall exist or occur any vacancy on the Board, each Holder hereby agrees to cause the election or appointment as director to fill such vacancy of the individual designated by the Holders that had designated (pursuant to Section 7(a) hereof) the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board (in the manner set forth in Section 7(a) hereof).

(c) Each Holder hereby agrees to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, an annual meeting (and when circumstances so require, a special meeting) of Holders of the Company and to vote all shares of Stock owned or held of record by such Holder at any such meeting and at any other annual or special meeting of stockholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the

Board of Directors of those individuals so designated in accordance with, and to otherwise effect the intent of, this
Section 7.

8.	Holders' Representations and Warranties.  Except with
respect to that certain Rights Agreement dated June 30, 1994, and that certain Co-Sale Agreement dated August 14, 1997, to which Canaan is a party, each Holder represents and warrants to each of the other Holders that there are no agreements to which such Holder is a party that will survive the execution and delivery of this Agreement with respect to the voting or transfer of the capital stock of the Company or with respect to any other aspect of the Company's affairs, other than this Agreement, the Voting Rights Agreement, dated December 10, 1980, as amended, between PEC Israel and Discount Investment Corporation, Ltd., and the Stock and Note Purchase Agreement and the agreements and documents contemplated thereby.

9.	Legend.  The Holders agree that each certificate
representing the Stock and the Canaan Stock now or hereafter held by a Holder shall be endorsed with a legend in substantially the following form:

"The shares represented by this certificate are subject to a certain Amended and Restated
Securityholders Agreement dated as of February 11,
2000 which provides, among other things, for certain restrictions on the transfer of such shares. A copy of such Agreement is on file at the principal offices of NewCheck Corporation and will be furnished upon request to any holder of the shares represented by this certificate."
10. Equitable Relief. It is hereby acknowledged that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed fully by the parties hereto in accordance with the terms specified herein, and that monetary damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties relying hereon in the event that the undertakings and provisions contained in this Agreement were breached or violated. Accordingly, each party hereto hereby agrees that each other party hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of the undertakings and provisions hereof and to enforce specifically the undertakings and provisions hereof in any court of the United States or any state having jurisdiction over the matter;

it being understood that such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

11.	Miscellaneous.
(a) Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be made in writing by personal-delivery, first-class mail (registered or certified, with return receipt requested), telecopier (with "answer back" confirmation), or overnight air courier guaranteeing next day delivery in the case of the Company, at its address set forth at the beginning of this Agreement (Attn: Chief Executive Officer; telecopy No.: (904) 739-0905, and in the case of any Holder, to the address of such party appearing under its or his name on Annex I hereto (or to such other address as may be designated in writing by any such party in accordance with this Section 11(a)). Such notices or communications shall be effective and deemed given upon delivery to said address.

(b) Complete Agreement; Amendment. This Agreement constitutes the complete understanding of the parties with respect to its subject matter and supersedes any other agreement or understanding relating thereto, including, without limitation, the Original Securityholder's Agreement. No amendment, change or modification of this Agreement shall be valid, binding or enforceable, unless the same shall be in writing and signed by (i) Persons who, in the aggregate, hold Convertible Preferred Stock (or a Convertible Note), or Common Stock into which the Convertible Preferred Stock(including Convertible Preferred Stock issuable or issued upon conversion of the Convertible Notes) has been converted, representing at least 66.67% of the total number of shares of Common Stock into which the Convertible Preferred Stock that has been issued is convertible (determined prior to a Participation Event) or has been converted, including in such calculation shares issuable or issued upon conversion of the Convertible Notes and excluding in such calculation shares issuable upon conversion of Convertible Preferred Stock acquired by the Company, and (ii) solely with respect to any amendment, change or modification of Section 2 hereof, each Person who (together with its Affiliates) holds at least 5% of the total number of shares of Common Stock into which the Convertible Preferred Stock outstanding is convertible (determined prior to a Participation Event and including in such calculation shares issuable upon conversion of the Convertible Notes) and (iii) solely with respect to any amendment, change or modification of Section 7 hereof affecting the rights of GE Capital, ERS, AG, PEC or Discount to designate a director (or nominate an observer, as the case may be), GE Capital, ERS, AG, PEC and Discount, respectively, and (iv) the holder of the ERS Convertible Note, on behalf of the Holders, and the Company to the extent their rights and obligations under this Agreement would be affected thereby. Any amendment, change or modification of this Agreement agreed to aforesaid shall be binding upon all Holders

	(c)	Termination.  This Agreement may be terminated at any
time by an instrument in writing signed by the Holders described under clauses (i), (ii), (iii) and (iv) of Paragraph (b) immediately preceding (without limiting any such Holders right to consent thereof or to withhold consent by reference to its rights under any Section of this Agreement) and, if sooner, upon the consummation of a Qualified IPO, except that the provisions of Section 5 hereof shall remain in effect for a period of seven years after the date hereof.

	(d)	Waiver.  No failure or delay on the part of the
Holders or the Company or any of them in exercising any right, power or privilege hereunder, and no course of dealing between the Holders or the Company, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which the Holders or the Company would otherwise have.

	(e)	Counterparts.  This Agreement may be executed in
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. This Agreement shall be binding upon the parties hereto notwithstanding the absence of any execution and delivery hereof by David Fries, who may subsequently be joined as a party by execution and delivery hereof.

	(f)	Governing Law; Waivers.  This Agreement shall be
governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of New York, State of New York. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

	(g)	Benefit and Binding Effect.  All of the terms and
provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including any permitted transferee of their Stock (other than as part of a registered offering under the Securities Act). References herein to any Holder shall include Holder and any of its successors and assigns.

	(h)	Severability.  Whenever possible, each provision of
this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

	(i)	After-Acquired Shares.  All of the provisions of this
Agreement shall apply to all of the shares of Stock and Canaan
Stock of the Company now owned or which may be issued to or acquired by a Holder in consequence of any additional issuance (including, without limitation, by exercise of an option or any warrant), purchase, exchange, conversion or reclassification of stock, corporate reorganization, or any other form of recapitalization, consolidation, merger, stock split or stock dividend, or which are acquired by a Holder in any other manner, which shall constitute Stock and Canaan Stock, as the case may be, for purposes of this Agreement.

	 (j) Approvals and Consents. The Holders hereby agree, for themselves, their successors, heirs and legal representatives, to vote at stockholders' and directors' meetings of the Company, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, to take such other actions and to adopt such by-laws and provisions of the certificate of incorporation as may be reasonably required to more effectively carry out the intent and purposes of this Agreement and the transactions contemplated hereby. They further agree to cause the Company to do the same.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NEWCHECK CORPORATION


By:
		---------------------------
		Thomas W. Wilson, Jr.
  Chief Executive Officer

ELECTRONIC RETAILING SYSTEMS
INTERNATIONAL,	INC.


By:
    ------------------------
	Name: Bruce F. Failing, Jr.
	Title: Vice Chairman and Chief
			Executive Officer

CANAAN CAPITAL OFFSHORE LIMITED
PARTNERSHIP, C.V., a limited
partnership formed under the laws
of the Netherlands Antilles

By:	Canaan Capital Management
    L.P., General Partner

By:	Canaan Capital Partners L.P.,
    General Partner

	By:
		--------------------------
		General Partner

CANAAN CAPITAL LIMITED
PARTNERSHIP, a Delaware limited
partnership

By:	Canaan Capital Management
    L.P., General Partner

By:	Canaan Capital Partners L.P.,
    General Partner

	By:
		--------------------------
	     General Partner


GE CAPITAL EQUITY INVESTMENTS,
INC.

By:
    ------------------------
	Name: Brian S. Graff
 Title: Senior Vice President



PEC ISRAEL ECONOMIC CORPORATION

By:
    ---------------------------
    	Name: James I. Edelson
     Title: President



DISCOUNT INVESTMENT CORPORATION,
LTD.

By:

    ----------------------------
    	Name: Dr. Yoram Turbowicz
     Title: Chief Executive
              Officer
      Name: Raanan Cohen
      Title: Assistant to
               President

FIRST COMMERCE CAPITAL, INC.,
D/b/a BANC ONE CAPITAL

By:
    --------------------------
    Name: Gary A. Peat
    Title: Authorized Signatory




JACKSON NATIONAL LIFE INSURANCE
CO.,
by PPM AMERICA, INC. Attorney in
Fact

By:
    ---------------------------
    	Name: Gaetano Petrelli
     Title: Vice President



						--------------------------------
						LEIGH Q. FAILING


						TRUST UNDER PARAGRAPH II OF  ARTICLE
						FIRST OF THE FAILING TRUST U/A/D
						7/31/90 F/B/O BRUCE F. FAILING, III

						By:
						   --------------------------------
							LEIGH Q. FAILING

						TRUST UNDER PARAGRAPH II OF  ARTICLE
						FIRST OF THE FAILING TRUST U/A/D
						7/31/90 F/B/O LINDSAY FAILING

						By:
						   --------------------------------
							LEIGH Q. FAILING



						-----------------------------------
						JAMES KJORLIEN


						------------------------------------
						MICHAEL S. PFEFFER

------------------------------------
STEPHEN WERTHEIMER, ON BEHALF OF
JEREMY J.E. BLOOMER & J. CHRISTOPHER
YOUNG TTEE CREDIT RESEARCH AND
TRADING LLC PFT SHR U/A DTD 1/1/96
FBO STEPHEN WERTHEIMER



						-----------------------------------
						DAVID FRIES



						-----------------------------------
						EDWARD MCGANN



						-----------------------------------
						MICHAEL LEE


						-----------------------------------
						JOHN STEVENSON


						-----------------------------------
						JERRY GABBARD

						HENRY STREET ASSOCIATES, LLC


						By:
						   --------------------------------
					      	Name: Harry Rein
					      	Title: Member/Manager

      AG CHECKOUT LLC


						By:
						   --------------------------------
					   		Name: Joshua Brain
					   		Title: Vice President

						HAMILTON PARTNERS, LLC


						By
						  ---------------------------------
					     	Name: Peter F. Murphy
					     	Title: President



						-----------------------------------
						ROBERT M. GOODMAN

						KAVEH CORPORATION


						By
						   ------------------------------
				      		Name: Hossein Alizadeh
				      		Title: President

						BNY CAPITAL MARKETS, INC.


						By
						   ------------------------------
				      		Name: Behdad Alizadeh
				      		Title: Managing Director



						--------------------------------
      STEPHEN WERTHEIMER

      								EXHIBIT G


AMENDED TERMS, PREFERENCES, RIGHTS AND LIMITATIONS
                   of
         SERIES B PREFERRED STOCK
                   of
          NEWCHECK CORPORATION

The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series B Preferred Stock or the holders thereof, which modify, amend and supersede in their entirety the Series B Original Certificate of Designation (as hereinafter defined) and the relative rights, preferences, powers, qualifications, limitations and restrictions granted or imposed therein, are as follows:

1. Definitions. For purposes of this Amended Designation, the following definitions shall apply:

	"Board" shall mean the Board of Directors of the Company.

	"Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

	"Common Stock" shall mean the Common Stock, $.0001 par value per share, of the Company.

	"Company" shall mean NewCheck Corporation d/b/a
Productivity Solutions, Inc. , a Delaware corporation.

	"Conversion Price" shall mean the amount computed by dividing the Liquidation Preference by the number of shares of Common Stock into which one share of Series B1 Preferred Stock or Series B2 Preferred Stock, as the case may be, is convertible at its Conversion Ratio.

	"Conversion Ratio" has the meaning set forth in Section 7 of this these Amended Terms, Preferences, Rights and Limitations.

	 "Convertible Securities" has the meaning set forth in
Section 7 of this these Amended Terms, Preferences, Rights and
Limitations.

	"Current Market Price" on any date, shall mean the average, for 30 consecutive Business Days commencing 45 days before such date, of the last sale prices of the Common Stock on each such day on the principal stock exchange or the Nasdaq National
Market on which the Common Stock is then listed or admitted to trading; and if no sale takes place on any such day on any such exchange or market, the average of the last reported closing bid and asked prices on such date as officially quoted on any such exchange or market; and if the Common Stock is not then listed or admitted to trading on any stock exchange or such market, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by Nasdaq or the National Quotation Bureau, Inc.; and if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers selected by the Company and approved by the Required Holders
(not to be unreasonably withheld or delayed); provided, however, that if the Common Stock is not traded in such manner that the foregoing data is available for the period required hereunder, the Current Market Price shall mean the fair market value as shall be determined in good faith by the Board of the Company or, if such determination cannot be made, by an investment banking firm selected by the Company and approved by the Required Holders (not to be unreasonably withheld or delayed), the costs of which shall be borne by the Company.

	"Dividend Rate" shall mean 8% per annum, calculated on a 360 day per year basis, based on the actual number of days elapsed.

	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such similar Federal statute.

	"Fully Diluted Outstanding" shall mean, at any date, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable upon the exchange or conversion of all Convertible Securities outstanding on such date and exchangeable for or convertible into Common Stock (and of all such Convertible Securities issuable upon exercise of Options), and upon the exercise of all Options to acquire Common Stock outstanding on such date

	"Liquidation Preference" shall mean, in the case of the Series B-1 Preferred Stock, the sum of $10 per share and, , in the case of the Series B-2 Preferred Stock, the sum of $90 per share.

	"Liquidity Event" shall mean availability to the Company of cash and cash equivalents in excess of $50 million, excluding therefrom any and all working capital or reserves or other amounts necessary or appropriate for the proper operation of the Company's business (as reasonably determined by the Board) and amounts restricted as a result of any obligation undertaken by the Company in furtherance of the Company's business and approved by its Board acting reasonably (such exclusions not to extend to amounts required for distributions or payments on or in exchange for shares, whether in redemption thereof, upon a Participation Event or otherwise); and, provided, however, that, in the event no shares of Senior Preferred Stock shall remain outstanding (other than as a result of the same Liquidity
Event), the foregoing reference to "$50 million" shall be amended to be "$35 million".

	"Management Agreement" shall mean the Management Agreement dated February 11, 2000 between the Company and Electronic
Retailing Systems International, Inc., as may from time to time be amended, and any replacements thereof.

	"Mandatory Conversion" has the meaning set forth in Section 7 of this these Amended Terms, Preferences, Rights and
Limitations.

	"New Securities" has the meaning set forth in the Securityholders Agreement.

	"Optional Conversion" has the meaning set forth in Section 7 of these Amended Terms, Preferences, Rights and Limitations.

	"Options" has the meaning set forth in Section 7 of these Amended Terms, Preferences, Rights and Limitations.

	"Original Issue Date" shall mean the date of the original issuance of shares of Series B Preferred Stock.

	"Participation Event" shall mean (i) a sale of all or substantially all of the assets of the Company, or (ii) a merger or consolidation of the Company with or into any other corporation (other than a merger or consolidation in which shares of the Company's Voting Securities outstanding immediately before such merger or consolidation are exchanged or converted into or constitute shares which represent more than 50% of the surviving entity's Voting Securities after such consolidation or merger), or (iii) a transaction or a series of transactions in which a Person or a group of Persons (as defined in Rule 13d-5(b)(I) of the Exchange Act) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of more than 50% of the Voting Securities of the Company, or (iv) a Liquidity Event, or (v) a liquidation, dissolution of winding-up the Company. A Participation Event shall not extend to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Company, (2) a merger of the Company with or into a wholly-owned subsidiary of the Company that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, in which the company is substantively the surviving corporation and operates as a going concern and is not the target in any such acquisition, of another corporation incorporated in the United States of America that is engaged in a business similar or related to the business of the Company and which does not involve a recapitalization of the Series B Preferred Stock.

	"Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

	"Redemption Date" shall mean the date on which any shares of Series B Preferred Stock are redeemed by the Company.

	"Redemption Notice" has the meaning set forth in Section
6(a) of these Amended Terms, Preferences, Rights and
Limitations.

	"Redemption Price" has the meaning set forth in Section
6(a) of these Amended Terms, Preferences, Rights and
Limitations.

	"Required Holders" shall mean Persons who, in the aggregate, hold at least 66.67% of the outstanding Series B
Preferred Stock.

	"Securityholders Agreement" shall mean the Amended and Restated Securityholders Agreement dated February 11, 2000 entered into, inter alia, by the Company and the Required
Holders, as may from time to time be amended.

	"Senior Preferred Conversion Price" shall mean the Conversion Price, as such term is defined in the Senior Preferred Stock Certificate of Designation, as in effect from time to time. "Senior Preferred Stock" shall mean Company's Series C Convertible Preferred Stock, $.0001 par value per share.

	"Series A Preferred Stock" shall mean Company's Series A
Preferred Stock, $.0001 par value per share.

	"Series B Original Certificate of Designation" shall mean that certain Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions dated and filed by the Company with the Secretary of State of Delaware on May 13, 1998 with respect to the Series B Preferred Stock.

	"Series B Preferred Stock" shall refer to shares of Series B1 Preferred Stock and Series B2 Preferred Stock.

	"Series B1 Preferred Stock" shall mean Company's Series B1 Convertible Preferred Stock, $.0001 par value per share.

	"Series B2 Preferred Stock" shall mean Company's Series B2 Convertible Preferred Stock, $.0001 par value per share.

	"Voting Securities" shall mean all classes of capital or other interests in equity (excluding debt securities convertible into equity) of the subject referenced then outstanding and normally entitled to vote in the election of directors, managers, or trustees thereof.

2. Designation: Number of Shares. The designation of the preferred stock authorized by this resolution shall be Series B1 Preferred Stock or Series B2 Preferred Stock, as applicable, the number of shares of Series B1 Preferred Stock authorized hereby shall be 200,000 shares, and the number of shares of Series B2 Preferred Stock authorized hereby shall be 500,000 shares.

3.  Dividends.
	(a)	So long as any shares of Series B Preferred Stock
shall be outstanding, the holders of such Series B Preferred Stock shall be entitled to receive, if legally payable by the Board of the Company, preferential dividends, payable-in-kind in additional shares of Series B Preferred Stock of the same series, based upon the Liquidation Preference thereof, at the Dividend Rate on the Liquidation Preference hereunder, payable semi-annually on the first Business Day of July and January of each year, commencing July 1, 1998. If the Board of the Company cannot legally declare or pay such dividends, then such dividends shall be cumulative and compound semi-annually, shall begin to accrue and compound from the Original Issue Date, whether or not there shall be net profits or net assets of the Company legally available for the payment of those dividends, and shall be paid-in-kind as soon as such dividends are legally payable. Any such dividend payable for the period from the Original Issue Date to the date hereof shall be payable based on the Liquidation Preference previously set forth in the Series B Preferred Original Certificate of Designation, and any such dividend payable for the period after the date hereof shall be payable based on the Liquidation Preference set forth herein. Dividends may not be paid in cash.

	(b)	So long as any shares of Series B Preferred Stock
shall be outstanding, then, without the affirmative vote of the Required Holders, (i) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on account of any Common Stock or Series A Preferred Stock and (ii) no shares of Common Stock or Series A Preferred Stock shall be repurchased, redeemed or acquired by the Company, and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

4.  Liquidation Rights of Series B Preferred Stock.

	(a)	In the event of any liquidation, dissolution or
winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, after payment or declaration and setting apart for payment of amounts due thereon shall be made in respect of any shares of any other class or series of the Company's Preferred Stock ranking senior to the Series B Preferred Stock (including, but not limited to, the Company's

Senior Preferred Stock) and before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock or any share of any other class or series of the Company's preferred stock ranking junior to the Series B Preferred Stock (including, but not limited to, the Company's Series A Preferred Stock) with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Company, an amount equal to the Liquidation Preference plus all declared or accrued and unpaid dividends (whether or not then legally payable) in respect of any liquidation, dissolution or winding up consummated.

(b)	If upon any liquidation, dissolution or winding up of
the Company, whether voluntary or involuntary, and after payment or declaration and setting apart for payment of amounts due thereon shall be made in respect of any shares of any other class or series of the Company's preferred stock ranking senior to the Series B Preferred Stock (including, but not limited to, the Company's Senior Preferred Stock), the assets to be distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company remaining to be distributed after payment or declaration and setting apart for payment of amounts due in respect of any shares of any other class or series of the Company's preferred stock ranking senior to the Series B Preferred Stock) (including, but not limited to, the Company's Senior Preferred Stock) shall be distributed ratably among the holders of Series B Preferred Stock, based on the full preferential amounts for the number of shares of Common Stock (determined on an as-if converted basis) held by each holder.

	(c)	For purposes of this Section 4, each Participation
Event shall be deemed a liquidation, dissolution, or winding-up of the Company.

	(d)	After payment to the holders of Series B Preferred
Stock of the amounts set forth in Sections 4(a) and (b) hereof, if a Participation Event other than a Liquidity Event shall have occurred, the remaining assets of the Company legally available for distribution, if any, shall be distributed to the holders of any Company stock entitled to a preference over the Common Stock and, thereafter, ratably to the holders of Common Stock and together with the Series B Preferred Stock and the Senior Preferred Stock, and of any other participating security issued by the Company (who shall participate with the Common Stock on an as-if converted basis [including treating any then declared or accrued and unpaid dividends, whether or not then legally payable as if then paid in kind], except that, in performing such calculation, ten percent of the shares of Common Stock otherwise allocable to each holder of Series B2 Preferred Stock shall be deducted therefrom and allocated to the holders of Series B1 Preferred Stock [pro rata on the basis of their respective shares of Series B1 Preferred Stock]).

5. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:

	(a)	So long as any of the Series B Preferred Stock is
outstanding, each share of Series B Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Company. With respect to any such vote, each share of Series B Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock of the Company into which such share of Series B Preferred Stock is convertible on the record date for such vote.

	(b)	The affirmative vote of the Required Holders, voting
together as a class, in person or by proxy, at a special or
annual meeting of stockholders called for the purpose, or
pursuant to a written consent of stockholders shall be necessary
to 	authorize, adopt or approve an amendment to the Certificate
of Incorporation of the Company which would alter or change in any manner the terms, powers, preferences or special rights of the shares of Series B Preferred Stock, or grant any waivers of such preferences or rights, including any such modification or amendment that may, (A) change the redemption date of the Series B Preferred Stock; (B) raise the Conversion Price or reduce the Liquidation Preference or Redemption Price or dividend rights of the Series B Preferred Stock; (C) adversely affect any of the conversion features of the Series B Preferred Stock set forth in Section 7 hereof; or (D) reduce the percentage of outstanding Series B Preferred Stock necessary to modify or amend the terms thereof or to grant waivers thereof.

 		(c)(i)	The foregoing rights of holders of shares of
Series B Preferred Stock to take any actions as provided in this
Section 5 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof or pursuant to any written consent of stockholders.

    (ii)	If (A) the annual meeting of stockholders of the
Company is not, for any reason, held within the time fixed in the by-laws of the Company, or (B) vacancies shall exist in the offices of directors elected by the holders of Series B
Preferred Stock pursuant to the Securityholders Agreement, or the composition of the Board shall otherwise not conform to the requirements of the Securityholders Agreement, a proper officer of the Company, upon the written request of the holders of record of at least ten percent (10%) of the shares of Series B Preferred Stock then outstanding, addressed to the Secretary of the Company, shall call a special meeting in lieu of the annual meeting of stockholders or a special meeting of the holders of Series B Preferred Stock, for the purpose of electing or, if necessary, removing directors elected by the holders of Series B Preferred Stock. Any such meeting shall be held at the earliest practicable date at the place for the holding of the annual meetings of stockholders. If such meeting shall not be called by the proper officer of the Company within twenty (20) days after personal service of said written request upon the
Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of record of at least ten percent (10%) of the outstanding shares of Series B Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series B Preferred Stock so designated shall have access to the lists of stockholders to be called pursuant to the provisions hereof.
6.  Redemption of Series B Preferred Stock.
(a)(i)	Mandatory Redemption.  (A)  The Company shall redeem,
and the holders of the outstanding Series B Preferred Stock
shall sell to the Company, at the redemption price per share equal to the sum of the Liquidation Preference per share plus an amount equal to all accrued and unpaid dividends per share (herein referred to as the "Redemption Price"), all of the outstanding Series B Preferred Stock on the seventh anniversary of the Original Issue Date.
(B)	At least twenty (20) Business Days and not
more than sixty (60) Business Days prior to the date fixed for the mandatory redemption of the Series B Preferred Stock, written notice (herein referred to as the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series B Preferred Stock at its post office address last shown on the records of the Company. The Redemption Notice shall state:
(1)	the number of shares of Series B
Preferred Stock held by the holder that the Company intends to redeem;
(2)	the date fixed for redemption and the
Redemption Price; and
(3)	that the holder is to surrender to the
Company, in the manner and at the place designated, its certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.
   (ii)	Delivery of Certificates and Redemption Price.  On or
before the Redemption Date, each holder of Series B Preferred Stock shall surrender the certificate or certificates representing such shares of Series B Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable in cash on the Redemption Date to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.
(b)	Unless the Company defaults in the payment in full of the
Redemption Price, dividends on the Series B Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the holders of such shares redeemed shall cease to have any further rights with respect thereto on the Redemption Date, other than to receive the Redemption Price without interest.

	(c)	If, at the time of any redemption pursuant to this
Section 6, the funds of the Company legally available for redemption of Series B Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds which are legally available shall be used to redeem the maximum possible number of such shares, pro rata based upon the number of shares to be redeemed. At any time thereafter when additional funds of the Company become legally available for the redemption of Series B Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of Series B Preferred Stock which the Company has become obligated to redeem pursuant to this subparagraph, but which it has not redeemed.

	(d)	The Company may not otherwise redeem or repurchase the
Series B Preferred Stock.

	7. Conversion. (a) Subject to the provisions for adjustment hereinafter set forth, (i) each share of Series B Preferred Stock shall be convertible at any time and from time to time, at the option of the holder thereof (such conversion, herein referred to as an "Optional Conversion") and (ii) all shares of Series B Preferred Stock shall be converted upon the occurrence of a Liquidity Event or the written election of the Required Holders (such conversion, herein referred to as a "Mandatory Conversion"), in each case into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Series B Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." After giving effect to the reverse stock split of the Common Stock on the date hereof, the Conversion Ratio shall initially hereinafter be 1.1611 in respect of the Series B1 Preferred Stock and 3.6199 in respect of the Series B2 Preferred Stock, subject to adjustment from time to time after the date hereof pursuant to paragraph (f) of this Section 7. No fractional shares shall be issued upon the conversion of any shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the same fraction applied to the Current Market Price of a share of Common Stock on the date of conversion (as determined in good faith by the Board).

	(b)(i)	An Optional Conversion of the Series B Preferred
Stock may be effected by any such holder upon the surrender to the Company at the principal office of the Company of the certificate for such Series B Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified number of such shares (which may be fractional shares) in accordance with the provisions of this
Section 7 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. A Mandatory Conversion of the Series B Preferred Stock shall be immediately effective and shall be deemed to be made as of the date of the consummation of a Liquidity Event (the existence of which the Company shall promptly notify the holders of Series B Preferred Stock), or the written election of the Required Holders. Any holder may surrender to the Company the certificate for such Series B Preferred Stock converted pursuant to a Mandatory Conversion accompanied by a written notice specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Until such time as the holder surrenders its certificate pursuant to a Mandatory Conversion, the certificates representing the Series B Preferred Stock shall represent the number of shares of Common Stock issuable upon conversion of such certificate. Upon any conversion of any shares of Series B Preferred Stock, all accrued and unpaid dividends (whether or not then legally payable) owing in respect of such shares shall be treated as if such dividends were declared and paid-in-kind pursuant to
Section 3(a) hereof and converted.

    (ii)	In case the written notice specifying the name or
names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series B Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series B Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.

   (iii)	In the case of an Optional Conversion, such conversion
shall be deemed to have been made at the close of business on the date of giving the written notice referred to in the first sentence of (b)(i) above and of such surrender of the certificate or certificates representing the shares of Series B
Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

	(c)	In case any shares of Series B Preferred Stock are to
be redeemed pursuant to Section 6, all rights of conversion shall cease and terminate as to the shares of Series B Preferred
Stock to be redeemed at the close of business on the Business
Day next preceding the date fixed for redemption unless the Company shall default in the payment of the Redemption Price.

	(d)	The Conversion Ratio shall be subject to adjustment
from time to time in certain instances as hereinafter provided.

	(e)	The Company shall at all times reserve, and keep
available for issuance upon the conversion of the Series B Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series B Preferred Stock.

(f)	The Conversion Ratio will be subject to adjustment
from time to time as follows:

(i)	In case the Company shall at any time or
from time to time after the date hereof (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock,
(B) subdivide the outstanding shares of Common Stock, or (C) combine the outstanding shares of Common Stock into a smaller number of shares, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common
Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series B Preferred
Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision or combination, at the close of business on the day upon which such corporate action becomes effective.
(iii) In case the Company shall declare a dividend upon the shares of Common Stock payable otherwise than out of earned surplus or otherwise than in shares of Common Stock or convertible securities of the Company, the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of the Company. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earned surplus only to the extent that such earned surplus is charged an amount equal to the fair value of such dividend as determined in good faith by the Board of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of shares of Common Stock of record entitled to such dividend are to be determined.

 (iv)	In case the Company shall, after the date hereof,
issue shares of Common Stock constituting New Securities (other than issuances covered by clauses (i) and (ii) above), at a price per share less than the greater of (x) the Senior
Preferred Conversion Price as of the date of issuance of such shares, and (y) the Current Market Price as of the date of issuance of such shares: then, and in each such case, the Conversion Price shall be reduced (but not increased) to the price (calculated to the nearest cent) equal to the quotient obtained by dividing (i) the amount equal to the sum of (a) the number of Fully-Diluted Outstanding shares immediately prior to such issue or sale multiplied by the then existing Conversion Price, and (b) the consideration, if any, received by the Company upon such issue or sale by (ii) the total number of Fully-Diluted Outstanding shares immediately after such issue or sale. Upon such adjustment to the Conversion Price, the Conversion Ratio shall be adjusted to the number obtained by dividing the Liquidation Preference by the adjusted Conversion Price. For purposes of this paragraph (iii) the following additional paragraphs shall apply:
(A)	In case at any time the Company
shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock
(such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible
Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible
Securities issuable upon the exercise of such Options) shall be less than the greater of (x) the Senior
Preferred Conversion Price or (y) the Current Market
Price, in each case in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in Paragraph
(iii)(C) of this Paragraph (f), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B)	In case the Company shall in any
manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible
Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the greater of (x) the Senior Preferred
Conversion Price or (y) the Current Market Price, in each case in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share on the date of the issue or sale of such Convertible
Securities and thereafter shall be deemed to be outstanding, provided that (i) except as otherwise provided in Paragraph (iii)(C) of this Paragraph (f), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible
Securities is made upon exercises of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Paragraph (iii)(B), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C)	Upon the happening of any of the
following events, namely, if the purchase price provided for in any Option referred to in Paragraph
(iii)(A) of this Paragraph (f), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Paragraphs (iii)(A) or (B) of this Paragraph (f), or the rate at which any Convertible Securities referred to in Paragraph (iii)(A) or (B) of this Paragraph (f) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion
Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in Paragraph (iii)(A) of this Paragraph (f) or the rate at which any Convertible Securities referred to in Paragraphs (iii)(A) or (B) of this Paragraph (f) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible
Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

(D)	In case any shares of Common
Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common
Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(E)	In case the Company shall take a
record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible
Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)	If any consolidation or merger of the
Company with or into another corporation, or the sale
of all or substantially all its assets to another
corporation shall be effected, or in case of any
capital reorganization or reclassification of the
capital stock of the Company, and such transaction
does not constitute a Participation Event, then, as a
condition of such consolidation, merger or sale,
reorganization or reclassification, lawful and
adequate provision shall be made whereby the holder of
Series B Preferred Stock shall thereafter have the
right to receive upon the basis and upon the terms and condition specified herein and in lieu of the shares of Common Stock immediately theretofore receivable
upon the conversion of Series B Preferred Stock, such
shares of stock, securities or assets as may be issued
or payable with respect to or in exchange for a number
of outstanding shares of Common Stock equal to the
number of shares of Common Stock immediately theretofore so receivable by such holder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.
(v)	For purposes of this paragraph (f), the
number of shares of Common Stock at any time
outstanding shall not include any shares of Common
Stock then owned or held by or for the account of the
Company or any of its Subsidiaries.
 (vi)	If the Company shall take a record of
the holders of its Common Stock for the purpose of
entitling them to receive a dividend or other
distribution, and shall thereafter and before the
distribution to stockholders thereof legally abandon
its plan to pay or deliver such dividend or
distribution, then thereafter no adjustment in the
number of shares of Common Stock issuable upon
exercise of the right of conversion granted by this
paragraph (f) or in the Conversion Ratio then in
effect shall be required by reason of the taking of
such record.
   (vii)	Anything in this paragraph (f) to the
contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one-tenth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least one-tenth of one share of Common Stock, such change in Conversion Ratio shall thereupon be given effect.

	8. Reports as to Adjustments. Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 7, then, and in each such case, the Company shall promptly deliver to each holder of the Series B Preferred Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant
Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by Section 7, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Series B Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 11.

	9. Certain Covenants. Any registered holder of Series B Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Amended Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


	10. No Reissuance of Series B Preferred Stock. No Series B Preferred Stock acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

	11. Notices. All notices to the Company permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at 8400 Baymeadows Way, Suite 12, Jacksonville, FL 32256, or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Series B Preferred Stock at their addresses appearing on the books of the Company.

February 11, 2000



The Purchasers Listed on Schedule 2.1 to the Purchase Agreement
(as defined below)


Ladies and Gentlemen:

We have represented NewCheck Corporation, a Delaware corporation (the "Company"), in connection with that certain Stock and Note Purchase Agreement, dated as of February 11, 2000 (the "Purchase Agreement"), by and among the Company and the Purchasers listed on Schedule 2.1 to the Purchase Agreement (the "Purchasers").
We have also represented the Company in connection with the Transaction Documents. This opinion is delivered pursuant to
Section 6.1(a) of the Purchase Agreement. Except as otherwise indicated, capitalized terms used herein are defined as set forth in the Purchase Agreement.

In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures other than those of the Company, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed, without investigation, that:

A. All natural persons involved in the transactions contemplated by the Transaction Documents (the "Transactions") have sufficient power and legal capacity to enter into and perform their respective obligations thereunder and to carry out their roles in the Transactions.

B. Each entity which is a party to the Transactions, other than the Company, has been duly organized and is validly existing and in good standing under its jurisdiction of organization, with the corporate or other organizational power to perform its obligations under the Transaction Documents, that each of such entities has all requisite power and authority to enter into and perform under the Transaction Documents, and that each party to the Transactions other than the Company (collectively, the "Other Parties") has duly authorized, executed and delivered each document to which they are a party.

C. All representations of each Other Party set forth in the Transaction Documents are true and correct and each Other Party has satisfied all legal requirements that are applicable to it to the extent necessary to make the Transaction Documents to which it is a party to be enforceable against it in accordance with their respective terms.

D. The conduct of the parties to the Transactions complies with any applicable requirement of good faith, fair dealing and conscionability.

E. The Company holds the requisite title (both legal and beneficial) and rights to any property involved in the Transactions.

F. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

G. All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, applicable to this opinion are generally available to lawyers practicing in the State of Georgia and are in a format that makes legal research reasonably feasible.

In connection with this opinion, we have examined such corporate records and other documents and have made such examinations of law as we have deemed necessary. In rendering this opinion, as to questions of fact material to this opinion, we have relied to the extent we have deemed such reliance appropriate, without investigation, on certificates and other communications from public officials and certificates from officers of the Company, and on the representations and warranties of the Company and the Other Parties set forth in the Transaction Documents and the schedules and certificates delivered pursuant thereto.

Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on the current actual knowledge of factual matters that the attorneys in this firm who are representing the Company in connection with the Transactions recognize as being relevant to the opinions or confirmations being rendered, and we have conducted no independent investigation of factual matters in connection with this opinion.

The opinions set forth below are subject to the following limitations and qualifications:

(1) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally;

(2) the effects of general principles of equity or of public policy, whether applied by a court of law or equity, with respect to the performance and enforcement of the Transaction Documents;

(3) the effect and possible unenforceability of contractual provisions providing for choice of governing laws;

(4) we express no opinion as to the effect of any federal
(except to the extent provided herein) or state securities laws or blue sky laws;

(5) we express no opinion as to the enforceability of any non-competition, non-solicitation or confidentiality covenant in any of the Transaction Documents;

(6) we express no opinion as to the legality or enforceability of any provisions in the Management
Agreement purporting to assign or delegate to any third party matters within the scope of the duties of the Board of Directors under Delaware Law;

(7) we express no opinion as to patent, copyright, trademark and other intellectual property law;

(8) we express no opinion as to the possible unenforceability of provisions providing for the modification of an agreement without the consent of all of the parties to such agreement;

(9) we express no opinion as to the possible unenforceability of provisions providing for the waiver of any party's rights to a trial by jury;

(10) we express no opinion as to fraudulent conveyance laws or taxation laws; and

(11) we express no opinion as to the possible unenforceability of provisions providing for indemnification and contribution for liabilities arising under federal or state securities laws.

Based upon and subject to the foregoing, and to the further qualifications and limitations set forth below, it is our opinion that:

1. The Company is duly organized as a corporation and is validly existing and in good standing under the laws of the State of Delaware. Based upon the certificates of the Secretaries of State of the States of Florida and Illinois (copies of which are attached hereto as Exhibit A) the Company is duly qualified as a foreign corporation existing and in good standing under the laws of the States of Florida and Illinois.

2. The Company has all requisite corporate power and authority to (a) execute and deliver the Transaction
Documents and to perform its obligations thereunder,
(b) issue and sell the Senior Convertible Preferred
Stock and the Convertible Notes, and (c) conduct its business as presently conducted.

3. The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all requisite corporate action and the Company has duly executed and delivered each of the Transaction
Documents.

4. Assuming that, contrary to their terms, the Transaction Documents are governed by the laws of the State of Georgia, the Transaction Documents are enforceable against the Company in accordance with their terms.

5. Except as set forth in the Purchase Agreement or the schedules thereto, and subject to the execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder, and the consummation of the Transactions
(i) do not and will not conflict with or violate any provisions of the Certificate of Incorporation or Bylaws of the Company, and (ii) do not and will not
(a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any encumbrance upon the capital stock or assets of the Company pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, or (e) result in a violation of, any law, statute, rule or regulation or any agreement or instrument or any order, judgment or decree known to us to which the Company is subject or by which any of its assets are bound.

6. Other than the filings identified in the Registration
Rights Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, State of Delaware or State of Georgia governmental authority is required for the execution and delivery by the Company of the Transaction Documents and for the consummation by the Company of the Transactions.

7. The Amended and Restated Certificate of Incorporation, the Series B Terms, Preferences, Rights and
Limitations and the Senior Preferred Certificate of
Designation (the "Certificates") have each been duly and validly authorized, executed and, based solely upon our receipt of telecopies from the filing agent of the Certificates endorsed as filed by the Secretary of State of the State of Delaware, filed with the Secretary of State of the State of Delaware. The
Certificates do not violate or conflict with the provisions of the General Corporation Law of the State of Delaware.

8. Based on (i) the representations of officers of the Company, (ii) the declarations of the Board of Directors of the Company in its minutes of even date herewith with respect to the issued and outstanding
Series B Preferred Stock, and (iii) to our knowledge, the, issued and outstanding capital stock of the Company, including the Senior Convertible Preferred
Stock, is set forth on Schedule 4.1 to the Purchase
Agreement. After giving effect to the filing of the Certificates, (x) the authorized capital stock of the Company, including the Senior Convertible Preferred
Stock, is set forth in Section 4.1 to the Purchase
Agreement, and (y) each outstanding share of Stock, including the Senior Convertible Preferred Stock, is duly authorized and validly issued and is fully paid and non-assessable. To our knowledge, except as set forth in the Purchase Agreement, the schedules to the Purchase Agreement or the Amended and Restated
SecurityHolder's Agreement, (i) there is no existing option, warrant, call, commitment or other agreement to which the Company is a party requiring, and there are no convertible securities of the Company outstanding which upon conversion would require, the issuance of any additional shares of Stock of the Company or other securities convertible into shares of equity securities of the Company, (ii) there are no agreements among or with any of the stockholders of the Company with respect to the voting or transfer of the Stock of the Company or with respect to any other aspect of the Company's affairs, and (iii) there are no stockholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of Stock by the Company.

9. The Company has duly reserved (a) 5,300,000 shares of Common Stock for issuance upon conversion of the Senior Convertible Preferred Stock and (b) 2,400,000 shares of Common Stock for issuance upon conversion of the Warrants and (c) 710,000 shares of Senior
Preferred Stock for issuance upon conversion of the Convertible Notes (collectively, the "Conversion
Shares").  When issued upon conversion of the Senior
Convertible Preferred Stock, the Warrants or the
Convertible Notes in compliance with the terms and conditions of the Senior Preferred Certificate of Designation, the Conversion Shares will be validly issued, fully paid and non-assessable.

10. Based in part upon the representations of the Purchasers contained in the Purchase Agreement, the offer and sale of the Senior Convertible Preferred
Stock and the Convertible Notes to the Purchasers is exempt from the registration requirements of the Securities Act of 1933, as amended to date.

We hereby confirm to you that, to our knowledge, except as set forth in the schedules to the Purchase Agreement, there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against the Company, at law or in equity, or before or by any court, governmental department, commission, board, bureau, agency, arbitrator or other instrumentality.
Our opinions expressed above are limited to the laws of the State of Georgia, the corporate laws of the State of Delaware, and, subject to the limitations set forth therein, the federal laws of the United States of America, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statues, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is solely for the information of the Purchasers, and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. This opinion is rendered solely for the benefit of the Purchasers and solely for the purposes of the Transactions and should not be relied upon for any other purpose.

					Very truly yours,



				POWELL, GOLDSTEIN, FRAZER & MURPHY LLP